                                                                   Exhibit 10.22


                                LEASE AGREEMENT

                                    Between

                      STAMFORD TOWERS LIMITED PARTNERSHIP

                                   Landlord,

                                      and

                       CARDMEMBER PUBLISHING CORPORATION

                                     Tenant

                                LEASE AGREEMENT

                                    BETWEEN

                      STAMFORD TOWERS LIMITED PARTNERSHIP

                                      and

                       CARDMEMBER PUBLISHING CORPORATION

                               TABLE OF CONTENTS


                                                                            Page

ARTICLE 1:  REFERENCE DATA                                                     2

ARTICLE 2:  DEFINITIONS                                                        4

ARTICLE 3:  DEMISED PREMISES AND TERM                                          7

     Section 3.1.  Demised Premises; Common Areas and Parking                  7
     Section 3.2.  Term; Construction of Tenant's Work                         7
     Section 3.3.  Establishing Commencement Date                              9

ARTICLE 4:  RENT AND SECURITY DEPOSIT                                         10

     Section 4.1.  Fixed Rent                                                 10
     Section 4.2.  Additional Rent                                            10
     Section 4.3.  Past Due Rent                                              10
     Section 4.4.  Security Deposit                                           11
     Section 4.5.  No Rent Waiver                                             12
     Section 4.6.  Rent Restrictions                                          13
     Section 4.7.  No Accord and Satisfaction                                 13

ARTICLE 5:  TENANT'S SHARE OF OPERATING COSTS                                 13

     Section 5.1.  Definitions                                                13
     Section 5.2.  Tenant's Share of Total Costs                              18

                   Change to Fiscal Year                                      20
                   Changes in Tenant's Share of Total Costs.                  20

ARTICLE 6:  TAXES ON TENANT'S PROPERTY                                        20

                   Tenant's Property.                                         20

ARTICLE 7:  CONDITION OF DEMISED PREMISES                                     21

                   Condition of Demised Premises                              21
                   Landlord's Representations                                 21

ARTICLE 8:  USE OF DEMISED PREMISES                                           22

                   Use of Demised Premises.                                   22
                   Compliance with Laws and Requirements
                   of Public Authorities                                      22
                   Use of Common Area                                         25

ARTICLE 9:  REPAIRS, ALTERATIONS AND MAINTENANCE                              25

                   Care of Premises                                           25
                   Tenant's Repairs                                           25
                   Landlord's Repairs                                         26
                   Tenant's Alterations                                       27
                   Mechanics and Other Liens.                                 29

ARTICLE 10:  UTILITIES AND BUILDING SERVICES                                  29

                    Heating and Air-Conditioning                              29
                    Water                                                     30
                    Cleaning Service                                          30
                    Elevators                                                 31
                    Security; Access                                          31
                    Interruption of Services                                  31
                    Electricity                                               32
                    Adjustment for Utilities and Building Services            33

ARTICLE 11:  INSURANCE AND INDEMNITY                                          34

                    Insurance                                                 34
                    Indemnity and Non-Liability                               37
                    Waiver of Subrogation                                     38

                                       ii
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                   Landlord's Insurance                                       38

ARTICLE 12:  DAMAGE BY CASUALTY                                               38

                    Casualty Damage.                                          38

ARTICLE 13:  EMINENT DOMAIN                                                   41

                    Taking of Demised Premises                                41
                    Termination of Lease                                      41
                    Awards                                                    41

ARTICLE 14:  RIGHTS RESERVED TO LANDLORD                                      42

                    Access to Demised Premises                                42
                    Additional Rights                                         43

ARTICLE 15:  ASSIGNMENT AND SUBLETTING                                        45

                    Consent Required                                          45
                    Landlord's Rights to Assignments and Leasebacks           45
                    Required Documents                                        47
                    Landlord's Consent                                        47
                    Limitations                                               48
                    Attornment of Subtenant                                   49
                    Sums Payable to Landlord                                  50
                    Waiver                                                    50
                    Mortgagee Notice                                          51
                    Permitted Sublease                                        51

ARTICLE 16:  TENANT'S DEFAULT AND LANDLORD'S REMEDIES                         51

                    Events of Default                                         51
                    Landlord's Remedies                                       52
                    Damages                                                   53
                    No Waiver; Injunction                                     55
                    Remedies Cumulative                                       55

ARTICLE 17:  SURRENDER OF PREMISES AND SURVIVAL OF
                  TENANT'S OBLIGATIONS                                        56

                    Surrender                                                 56

                                      iii

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                    Trade Fixtures, Personal Property and Improvements        56
                    Merger                                                    56
                    Survival; Payments After Termination                      56

ARTICLE 18:  HOLDING OVER                                                     57

ARTICLE 19:  ESTOPPEL CERTIFICATE, SUBORDINATION
                           ATTORNMENT                                         57

                    Estoppel Certificates                                     57
                    Subordination and Non-Disturbance                         58
                    Attornment                                                58
                    Mortgages                                                 58

ARTICLE 20:  QUIET ENJOYMENT                                                  59

                    Quiet Enjoyment                                           59

ARTICLE 21:  NOTICES                                                          59

                    Notices                                                   59

ARTICLE 22:  MISCELLANEOUS PROVISIONS                                         60

                    Applicable Law                                            60
                    Parties Bound                                             60
                    Rules and Regulations                                     60
                    Signs                                                     60
                    Entire Agreement                                          61
                    Severability                                              61
                    Brokers                                                   62
                    Exculpatory Clause                                        63
                    No Recording; Notice of Lease                             64
                    Financial Information                                     64
                    Light and Air                                             65
                    Inability to Perform                                      65
                    Counterclaims, Etc.                                       65
                    No Surrender                                              65
                    Modification of Lease                                     66
                    Headings                                                  66

                                       iv
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                Parking                                           66
                Authoritv                                         67
                Opinions of Counsel, Etc.                         67
                Lease Condition; Mortgagee Notice                 67
                Joint and Several Liability                       68
                No Offer                                          68
                Security                                          68
                Roof-top Antenna                                  68

                                 EXHIBITS INDEX


RIDER 1         RENEWAL OPTION

RIDER 2         RIGHT OF FIRST OFFER

EXHIBIT A       FLOOR PLAN SHOWING DEMISED PREMISES

EXHIBIT A-1     DESCIPTION OF PROJECT

EXHIBIT A-2     HOLIDAYS

EXHIBIT B       WORK LETTER

EXHIBIT B-1     REQUIRED TENANT'S WORK

EXHIBIT C      COMMENCMENT DATE AGREEMENT

EXHIBIT D      RULES AND REGULATIONS

EXHIBIT E      CLEANING SPECIFICATIONS

This Lease is made between Landlord and Tenant named in Article 1. Landlord and Tenant agree to the terms and conditions set forth in this Lease.

                           ARTICLE 1: REFERENCE DATA

        Each reference in this Lease to any of the following subjects shall incorporate the following data for that subject:

DATE OF THIS LEASE:  As of January 15, 1996.

LANDLORD: STAMFORD TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o CB Commercial Real Estate Group, 680 Washington Boulevard, Stamford, Connecticut 06902.

TENANT: CARDMEMBER PUBLISHING CORPORATION (a Delaware corporation) having its principal office at 655 Washington Boulevard, Stamford, Connecticut 06902,
Attention: Steven Levenherz.

DEMISED PREMISES: Approximately 18,650 rentable square feet on the eleventh
(11th) floor of the Building as shown on the floor plan attached hereto as Exhibit A.

TENANT'S USE OF THE DEMISED PREMISES: Executive and general office use (provided Tenant's particular use shall not be in violation of any applicable laws or regulations as defined in Section 8.2 (a) herein) and for no other use and purpose whatsoever.

COMMENCEMENT DATE: Shall be the earlier to occur of (i) March 15, 1996, (ii) five (5) business days following the issuance of a certificate of occupancy for the Demised Premises, or (iii) the date that Tenant takes possession of any part of the Demised Premises. The Tenant's obligation to pay Fixed Rent and Additional Rent (as defined in this Lease) shall commence upon the Commencement Date. Once the Commencement Date is established, the Landlord and Tenant shall each execute the Commencement Date Agreement attached hereto as Exhibit C.

TERM: Ten (10) years, commencing upon the Commencement Date and expiring upon the Expiration Date, unless sooner terminated pursuant to the provisions hereof.

ANNUAL FIXED RENT:

Months 1-6 of the Lease Term: One Hundred Seventy-Seven Thousand One Hundred Seventy-Five Dollars ($177,175), per annum.
Months 7-60 of the Lease Term: Three Hundred Fifty-Four Thousand Three Hundred Fifty Dollars ($354,350), per annum.
Months 61-120 of the Lease Term: Four Hundred Thousand Nine Hundred Seventy-Five Dollars ($400,975), per annum.

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MONTHLY FIXED RENT:

Months 1-6 of the Lease Term:    $14,764.58 per month.
Months 7-60 of the Lease Term:   $29,529.17 per month
Months 61-120 of the Lease Term: $33,414.58 per month

TENANT'S OPERATING
SHARE:  5.7 %

TENANT'S TAX SHARE:  14.1 %

BASE YEAR: Shall consist of the twelve (12) month period beginning July 1, 1996 and ending on June 30, 1997.

RENTABLE AREA OF THE DEMISED PREMISES: Approximately 18,650 rentable square feet.

NUMBER OF PARKING SPACES: Two and one/half (2.5) parking spaces per each 1,000 rentable square feet in the Demised Premises (e.g. forty-seven (47) parking spaces for the 18,650 rentable square feet of the Demised Premises), which shall be furnished to Tenant on a non-exclusive and rent-inclusive basis. Landlord shall furnish Tenant with three and one/half (3.5) passenger motor-vehicle parking garage/lot use cards per 1,000 rentable square feet in the Demised Premises (e.g. sixty-five (65) parking garage/lot use cards for the 18,650 rentable square feet of the Demised Premises). All such parking garage/lot use cards shall provide the holder with passenger motor-vehicle access to the Building parking garage and the Building outdoor parking lot at all times during the Term, provided, however, that Tenant shall only be guaranteed the use, at any one time, of a total number of parking spaces in the Building garage and outdoor parking lot as specified in the first sentence of this paragraph.

SECURITY DEPOSIT: One Hundred Seventy-Five Thousand Dollars ($175,000) upon Lease execution, to be reduced in accordance with the provisions of Section 4.4 (Security Deposit) herein.

BROKERS: Rostenberg-Doern Company, Inc. of Stamford, Connecticut, as exclusive agent for Landlord, and The Galbreath Company of Stamford, Connecticut, as Tenant's exclusive broker.

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                             ARTICLE 2: DEFINITIONS

        Notwithstanding the data stated in Article 1 hereof, for all purposes of this Lease, the terms defined in this Article shall have the meanings specified in this Article unless the context otherwise requires.

        (a) "Additional Rent" shall mean any sums of money or charges to be paid by Tenant pursuant to the provisions of this Lease, including, but not limited to electricity charges, other than Fixed Rent. Tenant's obligation to pay Additional Rent shall commence upon the Commencement Date.

        (b) "Allowance" shall have the meaning ascribed to it in Exhibit B hereto.

        (c) "Base Rate" shall mean the fluctuating annual interest rate announced publicly from time to time by Chemical Bank of New York (or its successor), as its Prime Rate.

        (d) "Building" shall mean that portion of the Land as is described as Parcel 2 on Exhibit A-1 hereto, together with the building and all improvements located thereon and replacements thereof to the office tower having an address at 680 Washington Boulevard, Stamford, Connecticut known as the South Tower.

        (e) "Commencement Date" shall have the meaning provided in Article 1 above.

        (f) "Common Area" shall mean those parts of the Building and/or the Project designated by Landlord for the common use of all tenants, invitees and others, including, but not limited to, the parking areas, sidewalks, landscaping, curbs, driveways, entrances, passageways, delivery passages, loading areas, non-dedicated mechanical, telephone and storage rooms, lighting facilities, drinking fountains, lobbies, security and/or concierge areas, elevators, public toilets, and such other areas and/or facilities therein as Landlord may, from time to time, make generally available for use by all such parties.

        (g) "Days" shall mean calendar days unless specifically stated otherwise in this Lease.

        (h) "Environmental Law" shall mean and include the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response. Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601-9657, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812, the Toxic Substances Control Act, the

Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., but shall not include any amendments to any of the foregoing from and after the date of this Lease and shall not include any future new laws howsoever similar.

        (i) "Expiration Date" shall mean the date which is one hundred twenty
(120) calendar months after the Commencement Date, unless adjusted pursuant to
Section 3.2 (c). Unless sooner terminated pursuant to the provisions of this Lease, the Term of this Lease shall expire on the Expiration Date.

        (j) "Fixed Rent" shall mean the Monthly Fixed Rent, when such term is not otherwise specifically designated herein as the Monthly Fixed Rent.

        (k) "Force Majeure" shall mean and include those situations beyond the party's reasonable control including, but not limited to: acts of God; accidents; third-party repairs; strikes or other labor actions; shortages of labor, supplies or materials; severe weather conditions; natural disasters; fire or other casualty and delays in adjustments with insurance carriers; in the case of Landlord, any default by Tenant or any other tenant in the Project in its leasehold obligations; government preemption in connection with a national emergency, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency; or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

        (l) "Hazardous Substances" shall mean and include any, each and all substances or materials regulated pursuant to any Environmental Laws, including, but not limited to, any such substance, emission or material presently defined as or deemed to be a regulated substance, hazardous substance, toxic substance, pesticide, explosives, radioactive materials, hazardous waste or any similar or like classification or categorization thereunder, but shall not include any substances deemed hazardous under any Environmental Law after the date of this Lease.

        (m) "Holidays" shall mean those days listed on Exhibit A-2 hereto.

        (n) "Improvements" shall mean any and all equipment, fixtures, wires, cables, conduits, partitions or other items installed in or about and any and all alterations and/or additions made to the Demised Premises and/or the Building by or on behalf of Tenant including without limitation, all Tenant's Work (as defined in Exhibit B hereto). Improvements shall not include personal property owned by Tenant and located in the Demised Premises.

        (o) "Landlord" shall mean the then owner of the Building of which the Demised Premises form a part.

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        (p) "Lease Year" shall mean the twelve (12) month period beginning on the Commencement Date and each ensuing twelve (12) month period during the Term.

        (q) "Loss" shall have the meaning ascribed to it in Article 11.

        (r) "Normal Business Hours" shall mean 8:00 a.m. until 6:00 p.m. weekdays, exclusive of Holidays.

        (s) "Overnight Parking Area" shall mean that portion, if any, of the parking area designated by Landlord for overnight parking.

        (t) "Project" shall mean the land described in Exhibit A-1 (the "Land") the Building, the building having an address of 750 Washington Boulevard, Stamford, Connecticut (also known as the North Tower) and all and other improvements now located on the Land and any replacements thereof having on the date hereof approximately 325,416 rentable square feet, currently known as Stamford Towers, to the extent that the same are owned by Landlord.

        (u) "Rent" shall mean Fixed Rent, Additional Rent and any other charge which Tenant is obligated to pay under this Lease.

        (v) "Rules and Regulations" shall mean the rules and regulations promulgated by Landlord and to be observed by Tenant and its servants, agents, employees, invitees and contractors, as set forth in Exhibit D, and any changes thereto.

        (w) "Tenant" shall mean the Tenant named in this Lease and any person, firm, corporation or other legal entity, immediate or remote, to which Tenant's interest in this Lease may be permissibly assigned pursuant to the terms of this Lease.

        (x) "Term" shall mean the term of this Lease, commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated or otherwise extended pursuant to the terms of this Lease.


Note: "Landlord" and "Tenant" as defined in this Article 2 are separately defined in each of Article 11 and Paragraph 17 of Exhibit D for purposes of that Article and Paragraph only.

                      ARTICLE 3: DEMISED PREMISES AND TERM

        Section 3.1 Demised Premises; Common Areas and Parking. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the Term and Rent and upon the other conditions and covenants provided herein, the Demised Premises, together with the right to use in common with Landlord, other tenants in the Building, their invitees and others, the Common Area accesses, lobbies, and hallways which are intended for their common use. In addition, the Demised Premises are leased together with the number of parking spaces indicated in
Article 1, on a non-exclusive, but rent-inclusive basis. The parking spaces shall, as determined by Landlord, either be in the garage at the Building or in the outdoor parking lot adjoining the Building. Tenant's use of the non-reserved parking facilities in the Building and outdoor lot shall be in common with other tenants or occupants of the Building and shall be subject to (a) the rules and regulations of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the Term, and (b)
Section 22.17 hereof.

        Section 3.2.  Term; Construction of Tenant's Work.

        (a) Term. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated or otherwise extended as herein provided.

        (b) Delay in Delivery of Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Demised Premises to Tenant on the date specified in Article 1 as the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In that event, the commencement of the Term and Tenant's obligations for Rent hereunder shall commence on the date Landlord delivers possession of the Demised Premises to Tenant, and such date shall thereafter be the Commencement Date for all purposes hereof, unless such delay in delivery is due in whole or in part by any act or omission by Tenant, its officers, employees, contractors, agents and/or invitees, or by an event of Force Majeure, in which case there shall be no delay in the Commencement Date or in Tenant's obligations to pay Rent hereunder. Notwithstanding the foregoing, in the event Landlord is unable to deliver possession of the Demised Premises to Tenant on or before the date which is one hundred eighty days (180) after the Commencement Date then Tenant may elect to terminate this Lease effective as of the day which is thirty (30) days after Tenant delivers written notice to Landlord of Tenant's election hereunder, unless Landlord is able to deliver possession of the Demised Premises to Tenant during such thirty (30) day period in which event Tenant's termination notice shall be deemed ineffective and this Lease shall remain in full force and effect in accordance with its terms.

        (c) Change in Commencement Date. If the Commencement Date is changed pursuant to Section 3.2(b), Landlord shall, in accordance with the foregoing, fix the Commencement Date and Expiration Date (which shall be one hundred twenty
(120) months from the Commencement Date), and shall notify Tenant of the dates so fixed. The parties shall, within fifteen (15) days thereafter, at Landlord's request, execute a written agreement confirming such dates in the form of Exhibit C hereto. Any failure of the parties to execute such agreement shall not affect the validity of the Commencement Date and Expiration Date as fixed by Landlord as aforesaid.

        (d) Tenant to Construct Tenant's Work to Demised Premises; Landlord's Allowance. (i) Tenant shall, at Tenant's sole cost and expense, subject to the terms of Section 3.2(d)(ii) (Allowance) below, perform all such work to the Demised Premises as may be necessary or desirable for Tenant's use and occupancy thereof, including, but not limited to, any electrical (including the installation of an outlet box receptacle for Tenant's data, communications and telephone lines), plumbing, air-conditioning, mechanical or structural work to meet Tenant's Requirements ("Tenant's Work"). The final plans and specifications for the Tenant's Work shall be subject to Landlord's prior approval in accordance with Exhibit B. All Tenant's Work shall be undertaken and completed in accordance with the provisions of this Lease, including without limitation, Exhibits B and B-1 hereto and Article 9 hereto. Performance of Tenant's Work shall not serve to extend the Commencement Date or abate or extend the date for commencement of Tenant's obligation to pay Rent under this Lease; providing, however, that if Landlord's failure to substantially comply with any of its obligations under this Lease, including Exhibit B hereto, should be the sole cause of any delay in the Tenant's substantial completion of the Tenant's Work necessary to prepare the Demised Premises for Tenant's initial occupancy thereof (with Tenant and Tenant's contractors not having caused any delay in such substantial completion), then the Commencement Date shall be postponed by a period of time equivalent to the length of such Landlord delay. Tenant shall pay Landlord a fee for Landlord's review of the Space Plans and the Working Drawings for Tenant's Work and for the Landlord's inspection, administration and coordination of Landlord's Work as determined under paragraph 8 (n) of Exhibit B hereto.

        (ii) Allowance. Providing that Tenant fulfills all of its obligations under this Article 3 in connection with the construction of the Tenant's Work which is necessary to prepare the Demised Premises for the Tenant's initial occupancy thereof and provided further that Tenant is not then in default under this Lease, Landlord shall provide Tenant with the Allowance amount specified in Exhibit B hereto, in accordance with the terms and conditions set forth in Exhibit B, which Allowance amount shall be applied towards the cost of constructing the Tenant's Work necessary to prepare the Demised Premises for the Tenant's initial occupancy thereof in accordance with plans and specifications approved by Landlord prior to the execution of this Lease and in accordance with the terms of Exhibit B. Landlord does not represent that the Allowance will be adequate to pay for the cost of

Tenant's Work to prepare the Demised Premises for Tenant's initial occupancy and Tenant shall be solely responsible for all costs of Tenant's Work in excess of the Allowance amount. All defined terms used in Exhibit B are hereby incorporated as if the definitions were fully set forth herein.

        (iii) Tenant's Contractors. The general contractor and all subcontractors used for the construction of the Tenant's Work shall be subject to Landlord's prior approval. The general contractor used for the construction of the Tenant's Work must enter into Landlord's standard form of AIA Contract and Rider. Landlord hereby approves The Galbreath Company of Stamford, Connecticut as the Tenant's general contractor for the construction of the initial Tenant's Work, to be undertaken prior to the Commencement Date, which may be necessary to prepare the Demised Premises for the Tenant's initial occupancy thereof. If the Tenant does not use The Galbreath Company as its general contractor for the initial Tenant's Work, the general contractor used for the construction of the initial Tenant's Work shall be jointly selected by Landlord and Tenant from competitive bids procured by Landlord and Tenant. Landlord's approval of The Galbreath Company as the Tenant's general contractor for the construction of the initial Tenant's Work shall not constitute Landlord's approval of The Galbreath Company as the Tenant's general contractor for any future Tenant's Work which the Tenant may be permitted to perform pursuant to this Lease. The general contractor used for the construction of any Tenant's Work, which may be undertaken by Tenant subsequent to the initial Tenant's Work, shall be jointly selected by Landlord and Tenant from competitive bids procured by Landlord and Tenant.

        (e) Collateral Assignment of Tenant's Architect's and Engineer's Contracts. In consideration for this Lease and the Allowance amount, Tenant hereby collaterally assigns to Landlord all architectural and engineering contracts which Tenant may have entered into in connection with the Tenant's Work, including all original plans and drawings produced by any such architects and engineers in connection therewith. Upon the occurrence of an Event of Default hereunder and Landlord's exercise of any of its remedies set forth in
Section 16.2 herein, Landlord may, but shall not be obligated to, succeed to all of Tenant's right, title and interest in and to such contracts and plans.

        Section 3.3. Establishing Commencement Date. Upon the occurrence of the Commencement Date, Landlord shall, in accordance with the foregoing, fix the Commencement Date and Expiration Date (which shall be one hundred twenty (120) months from the Commencement Date), and shall notify Tenant of the dates so fixed. The parties shall, within fifteen (15) days thereafter, execute a written agreement confirming such dates in the form of Exhibit C hereto. Any failure of the parties to execute such agreement shall not affect the validity of the Commencement Date and the Expiration Date as fixed by Landlord as aforesaid.

                      ARTICLE 4: RENT AND SECURITY DEPOSIT

        Section 4.1. Fixed Rent. Tenant agrees to pay to Landlord, at the address set forth in Article 1 or at any other place designated by Landlord from time to time, without any prior demand or notice and without any deduction or set off whatsoever, the Fixed Rent as defined in Article 1, which shall be due and payable in twelve (12) monthly installments, each equal to the Monthly Fixed Rent as defined in Article 1. The Monthly Fixed Rent shall be paid in advance, on the first day of each calendar month during the Term, except that Tenant's first installment of Monthly Fixed Rent on account of the first (1st) month of the Term shall be paid to Landlord upon Tenant's execution of this Lease. In the event that Tenant fails to pay any installment of Fixed Rent within five (5) days of its due date, Tenant shall pay interest on said overdue amount commencing on the day following such fifth (5th) day through the date of payment at the Base Rate plus five percent (5%). All payments of Fixed Rent shall be made by the wiring of immediately available funds to such account as Landlord may advise Tenant or by check payable to Landlord drawn on a bank which or is a member of the New York Clearinghouse or its successor. If either the Commencement Date or the Expiration Date is a day other than the first day of a calendar month, then Tenant's Monthly Fixed Rent due for such partial calendar month(s) shall be prorated on a per diem basis.

        Section 4.2. Additional Rent. Additional Rent hereunder shall be payable within ten (10) days after Landlord gives written notice and demand for payment, except as otherwise specifically set forth herein. Payment shall be made in the same manner as the Fixed Rent. Landlord shall have the same rights against Tenant for the default in payment of Additional Rent as for a default in the payment of the Fixed Rent. In the event that Tenant fails to pay any installment of Additional Rent within five (5) days of its due date, all sums payable as Additional Rent under this Lease shall be paid together with interest thereon at the Base Rate plus five percent (5%) from the date Landlord incurs the costs or makes the payment giving rise to such Additional Rent obligation. If Tenant disputes the amount of Additional Rent payable as set forth in any notice from Landlord, Tenant shall nonetheless pay the amount claimed by Landlord to be payable, and if it is determined that the amounts so paid exceeded those properly payable by Tenant, Landlord will refund any overpayment to Tenant.

        Section 4.3. Past Due Rent. If Tenant fails to pay any Rent on or before the fifth (5th) day after such Rent is due, Tenant agrees to pay as Additional Rent for the period that the Rent remains unpaid a late charge equal to ten percent (10%) of the overdue payment; provided, however, that not more than once in a given Lease Year the foregoing late charge shall not be applicable unless and until Tenant shall fail to pay any Rent on or before the tenth (10th) day after such Rent is due. Tenant agrees that such amount is not a


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
penalty, but is a reasonable amount to reimburse Landlord for the loss of the use of the money and the additional administrative costs resulting from late payments.

        Section 4.4 Security Deposit. (a) Tenant will deposit with Landlord upon signing this Lease, and throughout the Term of this Lease, shall keep on deposit with Landlord, under Tenant's identification tax number, a Security Deposit in the amount specified in Article I hereof (subject to reduction as provided below) as security for Tenant's payment of the Rent and Tenant's faithful performance of all of its obligations under this Lease. Landlord agrees to place such sum in an interest-bearing account, with the interest accruing to the benefit of the Tenant as provided in Section 4.4 (b) below. If at any time during the Term or any extension term, Tenant defaults in the performance of any provisions of this Lease, Landlord may, but shall not be required to, use the Security Deposit (and any monies theretofore paid by Tenant to Landlord, whether as advanced Rent or otherwise), or so much thereof as necessary, to pay any Rent in default, or to reimburse any expense or damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, immediately wire to Landlord a sufficient amount of immediately available funds to restore the Security Deposit to its original amount. Within sixty (60) days after the end of the Term, and in the event such Security Deposit has not been entirely utilized as provided above, any remaining balance of the Security Deposit will be refunded to Tenant. Landlord will deliver the Security Deposit to the purchaser of Landlord's interest in the Demised Premises in the event such interest is sold, and Landlord shall thereupon be discharged from further liability with respect to the Security Deposit, provided such purchaser assumes Landlord's obligations hereunder with respect to the Security Deposit. Notwithstanding the provisions of this Section 4.4, if the claims of Landlord exceed the Security Deposit, Tenant will remain liable for the balance of such claims.

        (b) Reduction of Security Deposit Amount.

        (i) Provided that Tenant has not been in default beyond the expiration of all cure periods under the terms of this Lease at any time during the first two (2) Lease Years and provided that Tenant is not in default hereunder on the second (2nd) anniversary of the Commencement Date hereunder, the Security Deposit required to be maintained hereunder shall, upon the second (2nd) anniversary of the Commencement Date, be reduced to $150,000, by payment to Tenant, upon Landlord's receipt of a written request from Tenant therefor and within thirty (30) days after the second (2nd) anniversary of the Commencement Date, of all amounts then being held by Landlord as Security Deposit hereunder in excess of the sum of $ 150,000, together with any and all interest accrued on the Security Deposit from and after the Commencement Date, less an administrative fee of one-half of one percent (.5%) per annum of the original Security Deposit amount which may be retained by Landlord.

        (ii) Provided that the Tenant was entitled to the reduction of the Security Deposit amount to $150,000 upon the second anniversary of the Commencement Date in accordance with the preceding subsection and providing further that the Tenant not been in default beyond the expiration of all cure periods under the terms of this Lease at any time during the third Lease Year hereunder and provided the Tenant is not in default hereunder on the third (3rd) anniversary of the Commencement Date hereunder, then the Security Deposit required to be maintained hereunder shall, upon the third (3rd) anniversary of the Commencement Date, be reduced to $75,000, by payment to Tenant, upon Landlord's receipt of a written request from Tenant therefor and within thirty
(30) days after the third (3rd) anniversary of the Commencement Date, of all amounts then being held by Landlord as Security Deposit hereunder in excess of $75,000, together with any and all interest accrued on the balance of the Security Deposit amount remaining from and after the first reduction (if any) of the Security Deposit under subsection (i) above, less an administrative fee of one-half of one percent (.5%) per annum of the Security Deposit held by Landlord from and after the first reduction (if any) of the Security Deposit under subsection (i) above, which may be retained by Landlord.

        (iii) Notwithstanding anything to the contrary contained herein, after any second reduction of the Security Deposit under subsection (ii) above, the Tenant shall maintain a Security Deposit in the amount of $75,000 for the duration of the Term of this Lease and any Extension Term. Any interest which may accrue on such balance of the Security Deposit amount remaining after deductions under this Section 4.4 (b) shall be held by Landlord through the end of the Lease Term, and if Tenant has not been in default of its obligations under this Lease beyond the expiration of applicable cure periods during such period, any accrued interest less an administrative fee of one-half of one percent (.5%) of such remaining Security Deposit amount per annum shall be paid to Tenant, upon written request from Tenant therefor within sixty (60) days after the end of the Lease Term. Notwithstanding anything to the contrary contained herein, if at any time during the Term of this Lease Tenant is in default of its obligations under this Lease beyond the expiration of all cure periods more than once in any twelve (12) month period, Tenant shall forever waive any subsequent entitlement to receive any interest payments on the Security Deposit, such waiver being in addition to such other remedies available to Landlord under this Lease or otherwise on account of such default.

        Section 4.5. No Rent Waiver. In no event shall any acceptance by Landlord of any late payments of Fixed Rent or Additional Rent be determined to be a consent by Landlord to any future late payments of Fixed Rent or Additional Rent, nor shall such acceptance constitute a waiver by Landlord of any of its rights or remedies hereunder or at law or equity. The receipt or acceptance by Landlord of Fixed Rent and/or Additional Rent with knowledge of any breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

        Section 4.6. Rent Restrictions. If the Fixed Rent or any Additional Rent shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation or direction of any public officer or body pursuant to law (in the nature of a rent freeze or rent restriction), Tenant shall enter into such agreement(s) and take such other action (without additional expense to Tenant) as Landlord may request and as may be legally permissible, to permit Landlord to collect the maximum Fixed Rent and Additional Rent which may from time to time during the continuance of such legal rent restriction be legally permissible, provided that in no event shall the amount payable by Tenant as restricted rent exceed the Fixed Rent and Additional Rent hereunder. Upon any termination of such a rent restriction prior to the Expiration Date, (a) the Fixed Rent and Additional Rent shall become and thereafter be payable under this Lease in the amount of the Fixed Rent and Additional Rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and Additional Rent which would have been payable pursuant to this Lease, but for such legal rent restriction, less (ii) the Fixed Rent and Additional Rent paid by Tenant during the period that such legal rent restriction was in effect. In the event Landlord should at any time request that Tenant enter into any written agreement pursuant to the terms of this Section 4.6, then Landlord shall reimburse Tenant for any reasonable legal fees paid by Tenant to Tenant's outside legal counsel in connection with Tenant's compliance with the terms of this Section 4.6.

        Section 4.7. No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or equity.


                  ARTICLE 5: TENANT'S SHARE OF OPERATING COSTS

        Section 5.1. Definitions. As used in this Lease:

        (a) "Real Estate Taxes" shall mean the total amount of all taxes, charges and assessments levied or assessed against the Building, including, without limitation, real property taxes, assessments, water taxes and assessments, sewer rentals, rates, taxes and charges, and any other governmental or quasi-governmental charges, general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which may at any time prior to or during the Term become due and payable, or be levied, assessed or imposed by any authority having power to do so, on, against or with respect to the Building and any appurtenance thereof, but excluding, however, any income, franchise, transfer, inheritance and capital stock taxes of Landlord and excluding any taxes paid by Tenant, or any other tenants of the Building, under the terms of Section 6.1 (Tenant's Property) hereof or under the terms of similar provisions of other leases of space in the Project. The said exclusions notwithstanding, Real Estate Taxes shall include any tax, charge, or other imposition levied by the State of Connecticut or political subdivision thereof against Landlord's interest in this Lease or Rent (whether gross or net) derived from this Lease, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties hereto as of the date of this Lease.

        (b) (1) "Operating Expenses" shall mean all costs and expenses in connection with the operation, maintenance, repair and replacement (whether structural or nonstructural, and whether capital or non-capital in nature, but subject to the limitations expressly stated hereinbelow) of any and all parts of the Project, as Class-A office buildings, and the improvements thereon and therein, including, without limitation, the following: all materials, supplies and equipment, purchased or hired therefor; service contracts for any of the foregoing (including, without limitation, elevator, electric, heating, air-conditioning and plumbing); maintenance and repair of grounds; maintenance and repairs in and to Project and Building systems including, without limitation, the heating and ventilating and air-conditioning systems; maintenance and repair of underground pipes, lines, equipment and systems; repaving; resurfacing; painting (including line-painting) of all roofs, rooftops, and all parts thereof, whether decorative or otherwise; lighting; removal of snow, ice, trash, garbage and other refuse; fuel, including, without limitation, oil or gas used in connection with heating the Project; electricity used in connection with the Project (other than in the Demised Premises or other portions leased to tenants) including, without limitation, that used in air-conditioning, ventilating and heating and for any interior and exterior Common Area; water; telephone and other utilities; cleaning and sanitary services; window cleaning services; refurbishing; extermination; the cost of personnel engaged in the operation, maintenance or repair of the Project (including, without limitation, salaries, wages, medical, surgical and general welfare benefits, group insurance, savings and retirement benefits, payroll taxes, worker's compensation insurance, disability insurance and all taxes, charges and assessments levied or assessed against any personal property of Landlord used in the operation of the Building or the Project; the operation, maintenance and repair of the custodian's office (which "custodian" as used herein shall mean a person who devotes all of or a portion of his working time to the maintenance and/or operation of all or a portion of the Project)); the custodian's telephone charges pertaining to the operation of the Project, the custodian's utilities, and all other fringe benefits; fire protection; alterations and improvements made by reason of laws or requirements of any governmental or quasi-governmental authority, insurance body or Landlord's insurer or mortgagee; all insurance carried by Landlord applicable to the Project

(including, without limitation, primary and excess liability, and further including vehicle insurance, fire and extended coverage, vandalism and all broad-form coverage including, without limitation, riot, strike, and war risk insurance, flood insurance, boiler insurance, plate glass insurance, rent insurance and sign insurance); management fees and the costs of operation, maintenance and repair of a property management office, legal (other than those for preparation of this and other leases) and accounting fees, commissions and charges; damages and other losses; taxes (including, without limitation, sales and use taxes); energy; security systems, security personnel, traffic systems, and traffic personnel; at Landlord's option, the Annualized Amortization Amount specified in Section 5.1(b) (2) herein; any other costs and expenses, consistent with the operation of Class-A office buildings, in connection with the operation, maintenance and repair of the Project; a pro rata portion of any costs and expenses in connection with the operation, maintenance, repair and drainage of any part of those roads, walks, and other areas forming a part of the Project or used in connection with the Project and whether dedicated to any municipal authority or used in common with others (sometimes collectively called "Roadway Common Areas"), it being understood that said proration shall be based upon the respective number of rentable square feet of the Project.

                The following shall, nonetheless, be excluded from Operating
Expenses:

        (i) any expense to the extent to which Landlord is compensated by insurance or by any manufacturer's warranty;

        (ii) Real Estate Taxes and Real Estate Taxes (defined similarly) for the Project;

        (iii) any executive salary above the grade of superintendent or Building or Project manager;

        (iv) costs of leasehold improvements made by Landlord in the Demised Premises or in other space in the Project leased to Tenant or other tenants;

        (v) any particular charge or expense (rather than a category of charge or expense) which is specifically payable by Tenant or another tenant in the Project;

        (vi) brokerage commissions;

        (vii) mortgage principal and interest and financing and/or refinancing charges on indebtedness of Landlord which is secured by a mortgage or other encumbrance against the title to the Project;

        (viii) depreciation and amortization of Landlord's initial acquisition and construction costs for any future capital additions of leaseable space to the Project which expand the external footprint of the Project;

        (ix) Legal fees of Landlord incurred in connection with the leasing of space in the Project or incurred in connection with any disputes with tenants or other occupants of space in the Project, or in connection with the enforcement of any leases of space in the Project, or incurred in connection with refinancing indebtedness secured by the Project or incurred in connection with the sale of the Landlord's fee simple interest in the Project;

        (x) advertising and marketing expenses incurred in connection with leasing space in the Project which exceed the sum of $100,000 in any given Computation Year;

        (xi) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering demised space (other than Common Areas, Roadway Common Areas and parking areas) for the exclusive use of less than all of the tenants or occupants of the Project;

        (xii) interest and penalties payable to the City of Stamford by reason of Landlord's failure to make timely payment of Real Estate Taxes, unless Landlord is contesting such Real Estate Taxes, interest or penalties;

        (xiii) property management fees paid to affiliates of Landlord, but only to the extent such fees are in excess of competitive market rates paid to other property managers of Class-A office buildings;

        (xiv) costs in excess of $100,000 in any single Computation Year incurred to remediate, contain or abate any single spill or release of Hazardous Substances, from the Property, unless the presence of such spill or release of Hazardous Substances on the Property is due to the actions or omissions of the Tenant or any other Project tenants, or their respective employees, agents, invitees or contractors;

        (xv) costs in excess of $100,000 incurred in any single Computation Year to cause any single item (e.g. any single bathroom, ramp, hallway, doorway, etc.) at the Project to comply with the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.; and

        (xvi) costs in excess of $100,000 incurred in any single Computation Year to remedy any single, or particular violation of the building codes or the fire codes of the City of Stamford, but such costs shall only be excluded from Operating Expenses if such violation (1) was in existence as of the date of this Lease, (2) pertains to a Common Area or Parking Area of the Building or to an existing base Building system located in unimproved "shell" space in the Building which "shell" space was not previously and is not currently leased to a tenant but is intended for lease, and (3) Landlord had received written notice of such violation from the City of Stamford prior to the date of this Lease. Costs to cure violations of building codes or fire codes which Landlord has not received written notice of prior to the date of this Lease or which arise or occur after the date of this Lease shall not be excluded from Operating Expenses by virtue of this subparagraph (xvi).

        (2) Amortization of Certain Capital Items. In the event any particular or single structural or capital repairs, replacements or restorations to the Project, or any part thereof, costs more than the sum of One Hundred Thousand Dollars ($100,000) and may properly be capitalized in accordance with a tax depreciation schedule, as opposed to being fully deducted in the year such costs were incurred, then Landlord shall only include in Operating Expenses for any given Computation Year (A) that portion of the cost of such particular or single structural or capital repair, replacement or restoration which is equal to the total cost of such single or particular structural or capital repair, replacement or restoration divided by the number of years such cost may be depreciated in accordance with the appropriate tax-depreciation schedule, and
(B) interest at the Base Rate plus three (3) percent on the remaining balance of such cost. Notwithstanding the foregoing, Landlord may include in Operating Expenses the full cost of any items of a decorative nature in the Computation Year Landlord incurs such costs. Amounts which are includable in Operating Expenses on an amortized basis pursuant to this Section 5.1(b) (2) are herein collectively referred to as the "Annualized Amortization Amount".

        (3) If a cost or expense may permissibly be included under more than one category of Operating Expenses, such cost or expense shall be included only once where to do so more than once would cause a duplication of, and a similar increase in, Operating Expenses. Notwithstanding various provisions of this Lease which provide that Landlord shall do or perform certain obligations or services at Landlord's cost and/or expense, the same shall be included in Operating Expenses to the extent that they otherwise would be included pursuant to this Section 5.1(b); and this shall be so notwithstanding that in certain instances throughout this Lease there is specification that a certain expense shall be an Operating Expense, while in other instances there is no such specification.

        (c) "Base Expenses" shall mean the Operating Expenses incurred in the Base Year.

        (d) "Base Taxes" shall mean the Real Estate Taxes (determined after the resolution of any appeals) which are payable with respect to the Base Year.

        (e) "Computation Year" shall mean each July 1 fiscal year during the Term.

        (f) "Total Costs" shall mean Operating Expenses and Real Estate Taxes.

        (g) "Base Year" shall mean the year so designated in Article 1.

        Section 5.2. Tenant's Share of Total Costs. Tenant shall pay to Landlord Tenant's Operating Share of Operating Expenses and Tenant's Tax Share of Real Estate Taxes (collectively, "Tenant's Share of Total Costs") at the times and in the manner provided below. Sums payable under this Section 5.2 may, from time to time, be hereafter referred to as "5.2 Rent."

        (a) Tenant's Share of Total Costs for any Computation Year shall be the sum of (i) the product of Tenant's Operating Share and the amount by which the Operating Expenses for that Computation Year exceed the Base Expenses, and (ii) the product of Tenant's Tax Share and the amount by which the Real Estate Taxes for that Computation Year exceed the Base Taxes.

        (b) At the beginning of each Computation Year, Landlord shall compute and deliver to Tenant a reasonable estimate of the amount to be paid by Tenant as Tenant's Share of Total Costs for the appropriate Computation Year, and without further notice Tenant shall pay to Landlord, simultaneously with Tenant's Monthly Fixed Rent during such Computation Year, monthly installments of one-twelfth (1/12) of such estimate (plus, if such estimate is submitted after the commencement of any Lease Year, one-twelfth (1/12) of such sum times the number of months, or partial months, which have elapsed since such commencement). Landlord and Tenant agree that Landlord may estimate Tenant's Share of Total Costs for any Computation Year by doubling its budget for the first six (6) calendar months of the Computation Year in question. Landlord's failure to render an estimate with respect to increases in Total Costs for any Computation Year shall not prejudice Landlord's right to render an estimate thereafter with respect thereto or with respect to any subsequent Computation Year. Landlord may, in its discretion, but no more than twice in any Computation Year, revise its estimate for any Computation Year upon notice to Tenant, and Tenant shall, beginning ten (10) days after notice of such revision, pay one-twelfth (1/12) of this revised estimate in the manner provided above.

        (c) Unless delayed by Force Majeure, Landlord shall deliver to Tenant, within one year after the end of each Computation Year, a written statement (the "Statement"), prepared in accordance with generally accepted accounting principles, specifying the amount of Tenant's Share of Total Costs and stating on a reasonably detailed line item basis, the total amount of Total Costs for the prior Computation Year. If the aggregate of monthly installments of Tenant's Share of Total Costs actually paid by Tenant to Landlord differs from the amount of Tenant's Share of Total Costs payable according to the Statement under this
Section 5.2, Tenant shall pay the increase without interest within ten (10) days after the date of delivery of the Statement or be credited with a decrease without interest on the next installment(s) of Fixed Rent and 5.2 Rent payable hereunder, as appropriate.

        (d) If Landlord and Tenant disagree on the accuracy of Tenant's Share of Total Costs as set forth in the Statement, Tenant shall (i) nevertheless make payment to Landlord in full in accordance with the Statement, and (ii) provide Landlord with notice of such disagreement within thirty (30) days of the Tenant's receipt of such statement. Landlord and Tenant shall then attempt to mutually resolve such disagreement within thirty (30) days from Landlord's receipt of Tenant's notice of such disagreement, during which time Landlord shall, upon prior written request from Tenant, provide Tenant with reasonable access to Landlord's books and records relating to the calculation of Operating Expenses for the Computation Year at issue, at a time designated by Landlord between the hours of 9:00 a.m. to 5:00 p.m. on Landlord's business days, and if the parties are unable to resolve such disagreement within such period of time the disagreement shall then be referred by Landlord for prompt decision by a mutually acceptable "Big Six" certified public accounting firm, which shall be deemed to be acting as expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. In the event that no mutually acceptable "Big Six" certified public accounting firm is willing to undertake the foregoing engagement, then the disagreement shall be referred by Landlord, for prompt decision, by a mutually acceptable commercial real estate broker who is licensed by the State of Connecticut and has at least ten (10) years experience in the real estate leasing industry in Stamford, Connecticut and is familiar with the commercial real estate market in the Stamford, Connecticut area. No individual real estate broker or real estate agent who has represented either party hereto in connection with this Lease or with any other real estate transaction may be appointed to resolve a dispute under this subparagraph (d). Further, any real estate broker appointed to resolve a dispute under this subparagraph (d) must first agree that they will be compensated for their services hereunder only by payment of a reasonable and customary hourly rate for their time expended on this matter. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within thirty (30) days after the date of the decision. Tenant will pay the costs of retaining the expert. Tenant shall maintain all information obtained from reviewing Landlord's books and records in strict confidence and shall not disclose the same to any party other than Landlord's attorneys and agents who shall be directly involved with assisting Tenant in the resolution of a dispute hereunder and who shall be instructed by Tenant, in writing, to respect and maintain the confidentiality of such financial information.

        (e) Tenant may not dispute the statement or claim a readjustment in respect of Tenant's Share of the Operating Costs, except by notice delivered to Landlord within thirty (30) days after the date of delivery of the Statement.

        (f) In the event that, in the Base Year or any Computation Year, the tenant space of the Project is not ninety-five percent (95%) or more occupied, an appropriate adjustment shall be made so that Tenant's Share of Operating Expenses and Real Estate

Taxes shall be computed as though the tenant space of the Project had been ninety-five percent (95%) occupied for the Base Year or such Computation Year. In no event shall Landlord be able to finally collect more than one hundred percent (100%) of the actual Total Costs.

        Section 5.3. Change to Fiscal Year. Notwithstanding anything to the contrary contained in this Article 5, Landlord, at Landlord's option, may, at any time and from time to time, calculate applicable sums under Section 5.1(b) of this Lease on a fiscal year basis rather than on a calendar year basis, but adjusted such that Tenant shall not be subject to duplicate charges. In such event, if less than a full fiscal year is involved, appropriate adjustment and prorations shall be made to reflect such partial fiscal year.

        Section 5.4. Changes in Tenant's Share of Total Costs. Tenant's Operating Share and Tenant's Tax Share specified in Article 1 are based upon a fraction, the numerator of which is the Rentable Area of the Demised Premises, the denominator of which is the rentable area of the Project and of the Building respectively. If the Rentable Area of the Demised Premises should change (e.g., by Tenant leasing additional space in the Project) and/or if the rentable area of the Project or the Building should change, then Tenant's Operating Share and/or Tenant's Tax Share and/or Total Costs for the Base Year shall be recalculated equitably. Unless Tenant should lease additional space, Landlord shall not recalculate the Rentable Area of the Demised Premises under this
Section 5.4 unless Landlord also recalculates the Rentable Area of any other part of the Building.


                     ARTICLE 6: TAXES ON TENANT'S PROPERTY

        Section 6.1. Tenant's Property. In addition to the Fixed Rent and other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand, as Additional Rent, or where applicable directly to the taxing authority when due, for its share of any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including, without limitation, any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such Rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration (subsequent to the construction of the initial Tenant's Work, undertaken by Tenant, to ready the Demised Premises for Tenant's initial occupancy thereof), repair, use or occupancy by Tenant of all or any part of the Demised Premises; and (c) upon (i) the measured value of Tenant's personal property located in the Demised Premises or in any storeroom, garage or any other place in the Demised Premises or the Project, and (ii) any and all fixtures and/or improvements in or to the Demised Premises which are owned by Tenant and/or constructed, installed and/or paid for by Tenant, subsequent to the construction of the initial Tenant's Work, undertaken by Tenant, to ready the Demised Premises for Tenant's initial occupancy thereof, it being the intention of

Landlord and Tenant that, to the extent possible, any such taxes (real, personal or otherwise) shall be billed to and paid directly by Tenant. Tenant shall pay all such taxes coming due after the expiration of the Term which are attributable to a portion of the Term. No taxes required to be paid by Tenant under this Section 6.1 shall be included in Real Estate Taxes or Operating Expenses, as such terms are defined in Section 5.1 herein.

                    ARTICLE 7: CONDITION OF DEMISED PREMISES

        Section 7.1. Condition of Demised Premises. Tenant acknowledges that it has inspected the Demised Premises and, except as may be otherwise expressly provided in Section 7.2 (Landlord's Representations) below, accepts the Demised Premises in its "AS IS" condition. Tenant relies on no warranties or representations, express or implied, of Landlord or any agent or other party associated with Landlord as to the nature, condition or repair of the Demised Premises or the Project, except as may be otherwise expressly provided in this Lease.

        Section 7.2. Landlord's Representations. The Landlord represents to Tenant, to the best of Landlord's knowledge and belief, as of the date of the execution of this Lease, as follows:

        (a) Tenant shall have no obligation or liability under this Lease by reason of the presence in the Demised Premises or upon the Common Areas of the Project, as of the date of this Lease, of any Hazardous Substances in any quantity which violates Environmental Law, unless due, in whole or in part, to the actions or omissions of Tenant, or Tenant's employees, agents, contractors or invitees. Landlord shall and hereby agrees to indemnify and hold Tenant harmless from and against any and all loss, damages, cost, claim, liability or expense (including without limitation, reasonable attorneys fees and court costs) arising out of any liability which Tenant may incur within the scope of the first sentence of this subparagraph (a). Notwithstanding the foregoing, Tenant shall indemnify and hold Landlord harmless from and against any and all loss, damages, cost, claim, liability or expense (including without limitation, reasonable attorneys fees and court costs) which Landlord may incur by reason of the presence of any Hazardous Substances which Tenant, or Tenant's employees, agents, contractors or invitees may introduce or permit to be introduced onto the Demised Premises or the Project from and after the date of this Lease.

        (b) Landlord has not received any written notice from any governmental authority or agency, which has not been substantially complied with, or contested in good faith, as of the date of this Lease, directing Landlord to remediate, abate or control any "substantial" spill or release of Hazardous Substances at the common areas at the Project (e.g. a "substantial" spill or release is a spill or release of Hazardous Substances which will cost in excess of $100,000 to remediate, abate or control, in accordance with Environmental Laws).

        (c) Landlord has not received any written notice from any governmental authority or agency, which has not been substantially complied with, or contested in good faith, as of the date of this Lease, advising Landlord that the Common Areas of the Project are not "substantially" in compliance with the Americans with Disabilities Act, 42 U.S.C. 12101 et seq. (e.g. that the cost to cure or remedy such non-compliance with respect to any single item (e.g. any single bathroom, ramp, hallway, doorway, etc.) will cost more than the sum of $100,000).

        (d) Landlord has not received any written notice from the City of Stamford, which has not been substantially complied with, or contested in good faith, as of the date of this Lease, claiming that the Common Areas of the Project are not "substantially" in compliance with the building and fire codes of the City of Stamford (e.g. that the cost to cure any single instance or aspect of non-compliance with local building or fire codes will cost more than the sum of $100,000).

        (e) Landlord has not received any written notice from People's Bank, which has not been substantially complied with, or contested in good faith, as of the date of this Lease, stating that the Landlord is in monetary default under the Superior Mortgage beyond the expiration of all applicable notice and cure periods.

        In the event it should ever be determined that Landlord has breached any of the representations made by Landlord in Section 7.2 (b), (c), (d) or (e), then, as Tenant's sole remedy by reason of such breach, Tenant shall be relieved of any obligation to pay for any portion of the cost of complying with any governmental or lender notice Landlord may have received contrary to the representations made in this Section 7.2, and the costs of complying with any such governmental order or lender notice shall not be included in Operating Expenses hereunder.


                       ARTICLE 8: USE OF DEMISED PREMISES

        Section 8.1. Use of Demised Premises. Tenant shall use the Demised Premises only for the purposes set forth in Article 1 and for no other use or purpose whatsoever.

        Section 8.2. Compliance with Laws and Requirements of Public
Authorities.

        (a) Tenant shall not at any time use the Demised Premises or cause or permit anything to be done in or about the Demised Premises which results in the committing of waste or which interferes with the other tenants, or occupants, permitted usage of the Project, and Tenant, at its sole cost and expense, shall comply, at its expense, with all laws, statutes, ordinances, orders and governmental rules or regulations now in force or which may be enacted or promulgated in the future and shall comply, at its expense, with all orders, rules and regulations of the Connecticut Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Tenant's use of the Demised Premises.

        (b) Tenant shall not keep, use, sell or offer for sale in or upon the Demised Premises any article which may be prohibited by the then available customary forms of fire, boiler and/or casualty insurance policies with extended coverage or other insurance required to be furnished by Landlord under the terms of any lease, mortgage or deed of trust to which this Lease is or may hereafter become subordinate, or use or occupy the Demised Premises in any way that causes an increase in the premiums charged during the Term for the insurance carried by Landlord on the Demised Premises, the Building and/or the Project, above the rate which would apply for typical executive and general office use. Tenant agrees to pay, as Additional Rent, any such increase resulting from an atypical use or manner of business conducted by Tenant in the Demised Premises, whether or not Landlord has consented to that business or manner of use. In determining whether increased premiums are the result of Tenant's atypical use of the Demised Premises, a schedule issued by the organization setting forth the increased insurance rate and showing the various components of such rate shall be conclusive evidence thereof.

        (c) Tenant's use of the Demised Premises for the purposes specified in
Article 1 hereof shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for:

        (i) sale of, or traffic in, serving or consumption of any alcoholic beverages, provided, however, that the foregoing restriction shall not prevent Tenant from serving wine or other alcoholic beverages at the Demised Premises to customers and employees of Tenant, providing (A) Tenant may not sell wine or other alcoholic beverages to customers, employees, members of the general public or otherwise, (B) prior to serving any wine or other alcoholic beverages to its employees or customers, Tenant obtains any and all permits and approvals as may be required by municipal and state laws, statutes, rules, codes and regulations and Tenant otherwise complies with all applicable statutes, laws, rules and regulations and with the directives of any governmental authority in connection with the serving of wine or other alcoholic beverages in, on or about the Demised Premises, (C) prior to serving wine or other alcoholic beverages, Tenant complies with its obligation to procure host liquor liability as set forth in
Section 11.1(a) (1) herein, and (D) Tenant's indemnification obligations under
Section 11.2 (b) of this Lease shall apply to any damage or injury resulting from, or liability incurred by Landlord arising out of, Tenant serving wine or other alcoholic beverages in, on or about the Demised Premises;

        (ii) sale at retail or otherwise of products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except as may be specifically agreed to by Landlord in writing;

        (iii) manufacturing, printing or electronic data processing, except for the operation of normal business office reproduction and printing equipment, business machines and electronic data processing equipment incidental to the conduct of Tenant's business and for Tenant's own requirements at the Demised Premises, provided that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Demised Premises;

        (iv) the rendition of medical, dental or other diagnostic or therapeutic services;

        (v)     the conduct of a public auction or assembly of any kind;

        (vi) the receipt of money for transmission (except as is incidentally required in the conduct of Tenant's normal business activity);

        (vii) the sale of tobacco, newspapers, magazines, beverages, food or similar items, or the preparation, dispensing or consumption of food or beverages in any manner whatsoever, other than the consumption of the foregoing by Tenant's employees and by customers of Tenant at receptions held on an occasional basis for Tenant's customers; or

        (viii) an employment or recruitment agency, school, college, university or educational institution, whether or not for profit, union, charitable or other not for profit entity, or by any government or subdivision or agency of any government, or for any purpose which is likely to generate more visitor traffic than would typical executive and general office use.

        (d) If any governmental or quasi-governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof (including, without limitation, the Certificate of Occupancy for the Demised Premises) and if the failure to secure such license or permit would in any way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in or about the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or the Certificate of Occupancy for the Building.

        Section 8.3. Use of Common Area. Tenant's use of all or part of (a) any Common Area, or (b) any other portion of the Project which is not part of the Demised Premises (the "Other Areas"), shall be subject to the provisions of
Section 8.2, this Section 8.3, Sections 22.3 and 22.4, and any other applicable provisions of the Lease. Tenant's use of all or part of any Common Area or Other Areas to the exclusion of other tenants of the Project is prohibited.


                ARTICLE 9: REPAIRS, ALTERATIONS AND MAINTENANCE

        Section 9.1. Care of Premises. Subject to the Landlord's repair obligations set forth in Section 9.3 (Landlord's Repairs) below, and subject to the services to be provided by Landlord as set forth in Exhibit E hereto, Tenant, at its expense, shall take good care of the Demised Premises, including all Building equipment, Improvements and systems, partitions, carpets, drapes, ceilings, lights, doors and other interior finish items therein. Tenant shall repair and maintain all such items as necessary to preserve them in good order, condition and appearance.

        Section 9.2. Tenant's Repairs. Tenant shall, at its sole cost and expense, make and be responsible for (a) all maintenance, repairs and replacements, as and when needed, to preserve the Demised Premises (including, without limitation, Tenant's property and fixtures, all bathrooms, showers, bathroom and shower plumbing, appliances and fixtures located on or in the bathroom and shower facilities located on the eleventh (11th) floor of the Building and all plumbing, electrical lines and facilities and air intake and exhaust systems constructed or installed in the Demised Premises by or for Tenant after the date of this Lease and, subject to the terms of Section 9.3 (Landlord's Repairs) below, all heating, HVAC and heat-pump systems constructed or installed in the Demised Premises by or for Tenant after the date of this Lease) in good order, condition and repair; and (b) except to the extent to which Landlord is compensated or reimbursed from any insurance maintained by Landlord with respect to the Building, the maintenance, repair and replacement of the Building equipment, systems and structural aspects, the need for which arises out of or results from (i) the performance or existence of any alteration or modification to the Demised Premises made by Tenant, (ii) the installation, use, or operation of Tenant's property or fixtures, (iii) the moving of Tenant's property or fixtures in or out of the Building or in and about the Demised Premises, or (iv) any acts, omissions, negligence or misuse by Tenant, those holding under Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees, or their use or occupancy or manner of use or occupancy of the Demised Premises. All repairs shall conform to the provisions of Section
9.4 and shall be at least equal in quality and class to the standards then applicable for the Building as established by Landlord. If Tenant fails, after five (5) days, prior notice from Landlord, to proceed with due diligence to make repairs required to be made by Tenant (except in the event of an emergency, wherein Landlord may proceed to make any such repair immediately if Tenant does not immediately proceed to repair), the same may be made by Landlord at the expense of Tenant, and the expenses of repairs incurred by Landlord, together with a fifteen percent (15%) administrative fee, shall be reimbursed immediately as Additional Rent after submission to Tenant of a bill or statement for the repairs.

        Section 9.3. Landlord's Repairs. Landlord shall make all necessary repairs, to keep the common areas of the Project and the base Building equipment and systems, in good order and repair, consistent with standard for Class-A office buildings, excluding, however, all repairs which Tenant is obligated to make pursuant to Section 9.2 and those required to be made by other tenants of the Project. Tenant shall give Landlord prompt notice of any defective condition known to Tenant in the Project or, in particular, in any base Building plumbing, heating system or electrical lines located in, servicing, or passing through the Demised Premises. Following such notice, Landlord shall remedy the condition with reasonable diligence, subject to Force Majeure, but at the expense of Tenant if repairs are necessitated by any of the conditions described in Section 9.2(b). Following Landlord's receipt of notice from Tenant requesting that Landlord do so, Landlord shall, with reasonable diligence, repair, at Landlord's expense, any HVAC and heat-pump systems which were located in the Demised Premises prior to the date of the Lease, and Landlord shall repair, at Tenant's sole cost and expense (subject to Tenant's payment of Landlord's fee under paragraph 8 (n) of Exhibit B hereto and inclusive of Landlord's administrative fee), any HVAC and/or heat-pump systems which (i) were existing in the Demised Premises prior to the date of this Lease but were subsequently relocated by or for Tenant, or for which the capacity was increased, by or for Tenant after the date of this Lease, or (ii) were installed in the Demised Premises by or for Tenant after the date of this Lease. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building, the Demised Premises or the Project. Subject to Tenant's obligations contained in this Lease, Landlord agrees to maintain the Building and the Project in a manner consistent with the standards for Class-A office buildings in the Stamford, Connecticut market. Notwithstanding anything to the contrary contained hereinabove, Landlord shall undertake to complete any repairs required to be made by Landlord in a manner reasonably designed to minimize interference with the conduct of Tenant's business in the Demised Premises, provided, however, that Landlord shall have no obligation to undertake such repairs outside of Tenant's normal business hours unless Tenant first agrees to pay any overtime expenses incurred thereby.

        Section 9.4.  Tenant's Alterations.

        (a) (i) Provided Tenant has secured the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed so long as they do not affect the Building systems or structure, Common Areas, Project exterior and may not be seen from outside of the Demised Premises, and subject to the requirements of this Section 9.4 and Exhibits B and Exhibits B-1 hereto, Tenant may, at Tenant's sole cost and expense, make installations, alterations and other Improvements to the Demised Premises by using contractors and subcontractors (if any) first approved by Landlord. It shall be deemed reasonable for Landlord to withhold its approval of any contractor or subcontractor with whom Landlord has had unfavorable business dealings. All Improvements shall meet or exceed the standards specified in Exhibit B-1 hereto. Tenant shall, at its sole cost and expense, obtain all plans for such installations or alterations as well as all permits, approvals and certificates required by any governmental or quasi-governmental bodies, both before initiating and upon completing the installations and other alterations, as applicable, and Tenant shall promptly deliver to Landlord duplicates of all such plans, permits, approvals, and certificates. Tenant shall pay Landlord, as Additional Rent, a fee reasonably established by Landlord, as well as Landlord's attorneys' and consultants' fees for Landlord's review of such plans, permits, approvals, certificates or other applicable documents in connection with said installations or alterations and, where appropriate, Landlord's supervision of the making thereof. Such fee shall be determined under paragraph 8 (n) of Exhibit B hereto. Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workmen's compensation, general liability, and personal and property damage insurance as Landlord may require. Certificates evidencing such insurance coverage shall be delivered to Landlord prior to commencing any such installations or alterations.

        (ii) Notwithstanding the foregoing, Tenant may make minor alterations to the Demised Premises which cost, in the aggregate, less than $50,000 in any Lease Year to construct and which do not require the issuance of a building permit or certificate of occupancy and which do not affect the Building systems or structure, Common Areas, Project exterior and may not be seen from the outside of the Demised Premises (hereafter collectively, called "minor alterations"), without obtaining Landlord's prior consent, using contractors and subcontractors (if any) first approved by Landlord, provided Tenant nonetheless undertakes such minor alterations in full compliance with the provisions of this
Section 9.4, the requirements of Exhibit B and the standards of Exhibit B-1.

        (iii) Any increase in Real Estate Taxes or any other taxes or insurance as a result of installations or other alterations by Tenant undertaken subsequent to the initial Tenant's Work undertaken by Tenant to prepare the Demised Premises for Tenant's initial occupancy (and with respect to any space which Tenant may lease pursuant to Rider 2 hereof, which is undertaken subsequent to any initial Tenant's Work undertaken to prepare such Rider 2 space for Tenant's initial occupancy thereof) shall be paid entirely by Tenant when due.

        (b) All Improvements shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises, except as provided in this Section 9.4. Notwithstanding the foregoing, Landlord shall have the right, by notice to Tenant no later than twenty (20) days prior to the end of the Term, to elect to have any Improvements and/or Tenant's Work removed by Tenant, in which event Tenant shall remove the same and repair and restore the Demised Premises prior to the end of the Term, at Tenant's sole cost and expense. Notwithstanding the foregoing, in the event that, at the time Tenant requests the Landlord's consent to any alterations or installations which Tenant may propose to make to the Demised Premises, Tenant also specifically requests in writing that Landlord also consent to the Tenant's non-removal of such proposed alterations or installations from the Demised Premises at the expiration or termination of this Lease, then in the event Landlord shall consent to the making of such proposed alterations the Landlord shall also indicate whether such alterations or installations (i) must be removed by Tenant on or prior to the expiration or termination of this Lease, or (ii) may remain upon the Demised Premises at the expiration or termination of this Lease. In the event that at the time Landlord consents to the making of any proposed alterations or installations the Landlord does not specifically consent to the non-removal of such proposed alterations or installations upon the expiration or termination of this Lease, then, in the event that not later than one hundred eighty (180) days prior to the expiration or termination of this Lease the Tenant requests in writing that Landlord consider waiving the requirement that Tenant remove from the Demised Premises any specified alterations or Tenant's Work, then Landlord shall respond to such written request from Tenant not later than sixty (60) days prior to the expiration of the Lease term. The second sentence of this Section 9.4 (b) shall not apply to the initial Tenant's Work undertaken by Tenant prior to the Commencement Date to initially prepare the Demised Premises for Tenant's occupancy, provided that Tenant must remove, prior to the expiration or termination of this Lease, (1) any raised computer floor, and (2) any fitness or exercise room or facilities, including any shower facilities, which Tenant may construct or install in the Demised Premises.

        (c) Nothing in this Section 9.4 shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures or movable office furniture and equipment, but upon removal of any such equipment and fixtures from the Demised Premises or upon removal or other installations as may be required by Landlord, Tenant shall, immediately and at its sole cost and expense, repair and restore the Demised Premises to the condition existing prior to installation, reasonable wear and tear excepted, and Tenant shall repair any damage to the Demised Premises, the Building or the Project due to such removal.

        Section 9.5. Mechanics and Other Liens. Tenant shall keep the title to the Building and/or the Project free and clear of any lien or encumbrance in respect of any work ordered by or on account of Tenant in the Demised Premises, including the Tenant's Work, and any taxes (real, personal or otherwise) imposed upon Tenant, or any other claim arising by, through or under Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any Loss (as defined in Article 11 below), whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien, or other action of which it has or reasonably should have knowledge of and which affects the title to the Building or the Project, and shall fully bond, or at Landlord's request, cause the same to be removed from the title to the Project, within twenty (20) days, failing which Landlord may take such action as Landlord deems necessary to remove or release the same, and the entire cost of removal or release of such lien shall be immediately due and payable by Tenant to Landlord as Additional Rent. Any liens which are discharged by bonding shall, immediately upon formal resolution of the dispute giving rise thereto, be removed of record by Tenant at its sole cost and expense. The terms and provisions of this Section
9.5 shall survive the expiration or sooner termination of this Lease.


                  ARTICLE 10: UTILITIES AND BUILDING SERVICES

        Section 10.1.  Heating and Air-Conditioning.

        (a) Subject to limitations and restrictions imposed by federal, state and/or local authorities, and so long as Tenant is not in default under this Lease, Landlord shall furnish Building-standard heating and air-conditioning to the Demised Premises during Normal Business Hours. If Tenant desires heating and/or air-conditioning during other than during Normal Business Hours, Landlord, upon not less than 24 hours, advance notice from Tenant, will make arrangements therefore, but Tenant shall pay all costs thereof (including an administrative fee therefore, payable by Landlord to its managing agent), as Additional Rent. Such costs shall initially be $35.00 per hour per floor, subject to change from time to time by Landlord to reflect any change in costs therefor, plus Landlord's administrative fee.

        (b) Landlord, in no event, shall be responsible or liable to Tenant for any failure of the air-conditioning systems adequately to cool and dehumidify the Demised Premises where such failure results from (i) the occupancy of the Demised Premises by more than an average of one (1) person for each one hundred fifty (150) usable square feet of the Demised Premises, (ii) Tenant installing operating machines, equipment and appliances the installed electrical load of which when combined with the load of all lighting fixtures exceeds five (5) watts per usable square foot of in the Demised Premises, (iii) Tenant's rearranging its partitioning after Tenant's Work is complete, (iv) Tenant's failure to lower and close window coverings when necessary because of the sun's position whenever the air-conditioning system is in operation, or (v) Tenant's failure to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said air-conditioning system. Wherever heat-generated machines or equipment are used in the Demised Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to require Tenant, at Tenant's sole cost and expense, to install and maintain supplemental air-conditioning units in the Demised Premises, if Landlord should reasonably determine that the installation of such supplemental air-conditioning units is necessary for the efficient operation of base Building HVAC systems. The operation, repair and maintenance of any such supplemental air-conditioning units installed in the Demised Premises shall be done by Tenant at its sole cost and expense.

        (c) Any air-conditioning units required for Tenant's computer systems shall be installed by Tenant, subject to Landlord's prior written consent, and at the sole cost and expense of Tenant, and shall become the property of Landlord. Tenant shall, however, operate, repair and maintain such units at Tenant's sole cost and expense.

        Section 10.2. Water. Landlord shall furnish cold water from city water mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, and hot water for lavatory purposes from regular Building or Project supply. Tenant shall not waste water.

        Section 10.3. Cleaning Service. (a) Landlord has furnished to Tenant its current cleaning and janitorial specifications, a copy of which is attached hereto as Exhibit E. Tenant shall not engage any other janitorial or cleaning services.

        (b) Tenant shall pay to Landlord on demand as Additional Rent the costs incurred by Landlord for (x) cleaning work in the Demised Premises or the Building or otherwise on or about the Building required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than other office areas, (iii) interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant, or at its request, or (v) increases in frequency or scope in any of the items set forth in Exhibit E requested by Tenant; or (y) removal from the Demised Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in a typical executive and general office use, and (ii) all of the refuse and rubbish of Tenant's machines and the refuse and rubbish of any other eating facilities requiring special handling (known as "wet garbage"). Landlord and its cleaning contractor and their employees shall have after-hours access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises.

Extraordinary waste (such as crates, cartons, boxes, etc., and used furniture or equipment) shall be removed from the Building by Tenant at Tenant's sole cost and expense. At no time shall Tenant place any waste of any kind in any Common Area. If Tenant does so, the parties agree that everything so placed shall be deemed abandoned and of no value to Tenant and Landlord may have the same removed and disposed of at Tenant's sole cost and expense. Such cost and expense shall be deemed Additional Rent.

        (c) If Tenant requires any reasonable cleaning and/or janitorial services in excess of those set forth in Exhibit E, Landlord shall arrange with Landlord's contractor for the performance thereof at Tenant's sole cost and expense. Landlord agrees that its contractor's charges for such supplementary services shall be reasonably competitive with those of cleaning contractors in the Stamford, Connecticut market.

        Section 10.4. Elevators. During Normal Business Hours, four (4) automatic passenger elevators shall generally be available for use by Tenant, one (1) of which shall be available for freight use during such hours as Landlord may establish. Tenant shall pay a fee, as may be established by Landlord, for any extraordinary use of the freight elevator or any use thereof outside of Normal Business Hours. One (1) of these passenger elevators shall be available on an "on-call" basis at other times. No fee for freight elevator use shall be charged to Tenant for (i) the construction of the initial Tenant's Work to the Demised Premises, prior to the Commencement Date, to prepare the Demised Premises for Tenant's initial occupancy thereof, or (ii) Tenant's initial move into the Demised Premises on or about the Commencement Date; provided, however, that Tenant shall pay Landlord a fee, determined pursuant to paragraph 8 (n) of Exhibit B, to monitor Tenant's use of freight elevators during any period outside of Landlord's normal business hours and if Landlord shall be required to take any measures to protect elevators from damage.

        Section 10.5. Security; Access. Tenant and its employees shall have access to the Building 24 hours per day, 7 days per week; provided, however, that Landlord may impose such security measures as Landlord may deem necessary in connection with such access including, but not limited to, requiring any person seeking access outside of Normal Business Hours to present a Building identification card and/or to use a security access card. In no event shall Landlord be liable for any good faith refusal by any security guard of a request of access to the Building.

        Section 10.6. Interruption of Services. Landlord does not warrant that any service will be free from interruptions caused by repairs, replacements, improvements, changes of service, alterations or Force Majeure. No interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, or otherwise render Landlord liable in any manner whatsoever, provided Landlord uses all reasonable diligence to restore any interrupted service as promptly as possible. Any planned interruptions of electric service to the Demised Premises shall, if feasible, be preceded by reasonable prior notice to Tenant of such interruption and shall be undertaken in a manner reasonably designed to minimize any interference with Tenant's use of the Demised Premises, provided, however, that, except to the extent Landlord would have elected of its own accord to perform any such work or repairs outside of Landlord's normal business hours and on an overtime basis, Landlord shall have no obligation to undertake such work or repairs outside of Landlord's normal business hours unless Tenant first agrees to pay any overtime expenses incurred thereby. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of service.

        Section 10.7.  Electricity.

        (a) Tenant agrees that its use of electric power shall at no time exceed the capacity of existing feeders to the Building or its risers or wiring installation, and Tenant shall not use any electrical equipment which, in the reasonable judgment of Landlord, will overload such installations or interfere with the use thereof by other tenants of the Building or the Project. Tenant shall not, without Landlord's prior written consent in each instance, perform or permit any alteration to wiring installations or other electrical facilities or equipment in or upon the Demised Premises or the Project, or perform or permit any additions to electrical fixtures, business machines, office equipment or other appliances in the Demised Premises which utilize electricity. In no event shall Tenant's total use of electricity in the Demised Premises exceed seven (7) watts per usable square foot thereof. Landlord represents that the Demised Premises is supplied with not less than five (5) watts of electricity per usable square foot of space.

        (b) Tenant shall pay Landlord, within ten (10) days of Landlord's submission to Tenant of bills therefor, the cost of all electricity used in the Demised Premises, in the annual amount of One Dollar and Fifty Cents ($1.50) per rentable square foot of the Demised Premises, which amount shall be subject to increase, from time to time, to reflect increases in the Landlord's cost of furnishing such electricity to Tenant. Alternatively, Tenant may elect to pay for electricity to the Demised Premises as measured by an Intellimeter Submetering System, or similar system, installed, at Tenant's expense, as part of the Tenant's Work described in Exhibit B hereto, at a rate equal to Landlord's submetered cost for electricity for the Building. Landlord shall maintain such submetering system, at Tenant's sole cost and expense and Tenant shall be responsible for the payment of all meter reading fees and Landlord's reasonable cost for issuing invoices to Tenant. Any Intellimeter Sub-metering System which Tenant may elect to install shall measure the consumption of electricity for the entire floor of the Building in which the Demised Premises is located, including electricity for the use and operation of bathrooms and showers on the eleventh (11th) floor of the Building and all electricity used for (i) any perimeter and core HVAC systems or heat pumps which may be relocated by or for Tenant (but only to the extent that the tonnage of such HVAC systems or heat pumps is increased in connection with the relocation of same), and (ii) any perimeter or core HVAC systems or heat pumps which may be installed in the Demised Premises by or for Tenant, but shall not measure the electricity consumed by HVAC systems or heat pumps existing in the Demised Premises as of the date of this Lease, unless such HVAC systems or heat pumps are subsequently relocated by Tenant, in which case only the electricity consumed by reason of any increase in the tonnage of such relocated HVAC systems or heat-pumps shall be measured.

        (c) After the initial Tenant Work, Tenant, at Tenant's expense, shall purchase and install all lamps (including incandescent and fluorescent), starters and ballasts used in the Demised Premises. All such purchases shall be from Landlord, unless Landlord elects otherwise. Prices for such items charged to Tenant shall be at rates competitive with those charged by other Class-A office buildings in the Stamford, Connecticut area. Tenant may only install energy efficient items. Current standards for energy efficient items are set forth in Exhibit B-1. Landlord reserves the right to revise the energy efficiency standards, from time to time, set forth in Exhibit B. Such revised energy efficiency standards shall only be applicable to any Tenant's Work which Tenant may desire to undertake subsequent to the completion of the initial Tenant's Work undertaken by Tenant to prepare the Demised Premises for Tenant's initial occupancy.

        (d) During any period in which any meter servicing the Demised Premises is inoperative, Tenant's electricity consumption charges shall be determined by Landlord, based upon its reasonable estimate of Tenant's actual consumption of and demand for electricity, and the electric rate or cost per kilowatt and cost per kilowatt hour then in effect. Landlord shall take prior metered bills for the Demised Premises into account in making such reasonable estimate.

        Section 10.8. Adjustment for Utilities and Building Services. Notwithstanding anything to the contrary contained herein, if Tenant uses, consumes or requires any utilities or Building services provided for in this Lease (including, without limitation, heating, air-conditioning, water, gas, oil, janitor or cleaning services, refuse removal or security) in quantities or levels which exceed the normal office usage of other office tenants in the Project (of which fact Landlord shall reasonably judge), Landlord shall have the right to charge Tenant for such excess usage of utilities or Building services at amounts which are competitive with those being charged in other Class-A office buildings as Landlord may establish from time to time, and Tenant shall pay Landlord, as Additional Rent, the charges imposed therefor.

                      ARTICLE 11: INSURANCE AND INDEMNITY

        Section 11.1.  Insurance.

        (a) Tenant shall, at its sole cost and expense, maintain throughout the Term commencing with the earlier of (i) the performance of any work in the Demised Premises by or on behalf of Tenant under Articles 3 and 9 hereof; and
(ii) the moving of any personal property of Tenant into the Demised Premises (unless otherwise provided in this Section) the following types of insurance:

        (1) Insurance against any and all claims for personal injury (including libel, slander, defamation of character, wrongful eviction, invasion of a right of privacy, mental injury, humiliation) bodily injury and property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. Such insurance shall be for limits not less than $5,000,000 per occurrence including umbrella liability and shall be written on a broad form basis and shall include, without limitation, products and completed operations liability, independent contractors liability, broad form property damage, liquor law liability (if applicable), host liquor liability and not less than $300,000 per occurrence of fire damage legal liability insurance coverage.

        (2) Comprehensive auto liability insurance covering owned, hired, non-owned and borrowed vehicles, if any, providing bodily injury and property damage liability in the amount of $5,000,000 combined single limit. An umbrella liability policy can be used to satisfy policy limits.

        (3) Worker's compensation and employer's liability as required by law.

        (4) Connecticut disability benefits liability as required by law.

        (5) During the performance by or on behalf of Tenant of any Tenant's Work, Tenant's Improvements or any other work under this Lease (including the initial Tenant's Work to prepare the Demised Premises for Tenant's occupancy) and until completion thereof, in an amount equal to the full replacement value thereof. Such insurance shall be on an "all risk" basis. A builder's risk form or its equivalent shall be delivered to Landlord prior to commencement of any work.

        (6) Insurance covering personal property, improvements and betterments on an "All Risk" basis in the amount equal to the full replacement cost of such property. "All-Risk" property insurance upon Tenant's property, the Improvements, including contents and trade fixtures; such coverage is to be written on a replacement cost basis and in an amount of not less than one hundred percent (100%) of the replacement value thereof.

        (7) If Tenant installs any supplemental air conditioning equipment or electrical switch panels to service their data processing facilities, coverage, including coverage for miscellaneous electrical apparatus in such amounts as Landlord shall reasonably determine.

        (8) Such other insurance and any of the insurance described in (1) through (7) above in such amounts as Landlord or the holder of any superior mortgage, deed of trust or lease may require from time to time or as are carried with respect to properties similar to the Project.

        (b) With respect to all insurance provided by Tenant or others performing work for Tenant hereunder:

        (i) Such insurance shall be written by insurance companies licensed to do business in the State of Connecticut, authorized to issue such insurance policies and having a rating of no less than "A-XV" in the most current edition of Best's Key Rating Guide (or its nearest equivalent, if it has ceased publication). Appropriate certificates (together with evidence of waivers of subrogation required by this Article) shall be deposited with Landlord prior to the Commencement Date. Tenant shall have the right to insure and maintain such insurance under blanket insurance policies covering other premises used or operated by Tenant so long as such blanket policies are aggregated so that at all times when required by this Lease there is adequate insurance attributable to the Demised Premises or to this Lease so as to comply with the insurance provisions set forth in this Lease.

        (ii) Landlord, Stamford Towers, Inc. and the holder of any superior mortgage or of any superior lease, to the extent that Tenant has been notified (collectively called "Landlord and Others in Interest") shall be an additional insured on all insurance required to be provided by Tenant under this Lease.

        (iii) All property insurance policies shall cover the interest of Tenant and Landlord and Others in Interest, as their interests may appear, and shall provide that the adjustment of any losses thereunder or any related negotiations not be settled or finalized (or any resulting awards or recoveries be payable) without the direct involvement and consent of Landlord and Others in Interest, to the extent applicable, and shall contain a provision allowing other insurance that is provided to or for Landlord.

        (iv) Notwithstanding anything to the contrary contained in this Lease, at least thirty (30) days prior to commencement of any construction in the Demised Premises,

Tenant and Tenant's contractor shall deliver to Landlord (and Others in Interest, if required by them) certificates of insurance or policies (as provided in Section 11.1 (b)(i) hereof) evidencing all insurance coverage provided in this Article 11. Tenant's contractor shall be required to comply with all of such insurance obligations through final completion of all such work.

        (v) If Tenant performs any work in or to the Demised Premises Tenant or Tenant's general contractor shall, in accordance with all of the insurance requirements of this Article 11, obtain professional liability insurance for all architects, designers and engineers with regard to all of their work in or in connection with the Demised Premises, in a minimum policy amount of One Million Dollars ($1,000,000.00) or the then customary amount for comparable work, if higher.

        (vi) The limits of all insurance provided under this Lease shall not limit Tenant's liability to Landlord.

        (vii) All policies of insurance maintained by Tenant under this Article shall be written as primary policies not contributing with, nor in excess of, insurance coverage that Landlord and Others in Interest may have. Tenant shall not carry separate or additional insurance which, in the event of any loss or damage, is concurrent in form or would contribute with the insurance required to be maintained by Tenant under this Lease.

        (viii) Each policy required to be provided hereunder (and each certificate of insurance issued with respect thereto) shall contain endorsements by the insurer, without disclaimers, that the policies will not be cancelled, materially changed, amended, reduced or allowed to lapse without renewal without
(1) at least thirty (30) days, prior written notice to Landlord and Others in Interest, or (2) at least ten (10) days, prior written notice to Landlord and Others in Interest in the event of non-payment of premium; that the act or omission of any insured will not invalidate the policy as to any other insured, and that Tenant (or the general contractor, as the case may be) solely shall be responsible for payment of all premiums under such policies and that neither Landlord nor Others in Interest shall have any obligations for the payment thereof.

        (ix) In the event Tenant shall fail to procure and place any insurance required under this Lease, after notice to Tenant, Landlord may, but shall not be obligated to, procure and place the same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord as Additional Rent.

        (c) Tenant shall provide Landlord with a certificate of the foregoing insurance coverage (which shall provide for not less than thirty (30) days' written notice to Landlord prior to termination of coverage for any reason) before occupying the Demised Premises and annually thereafter, and Tenant shall provide Landlord with renewal replacement certificates at least thirty (30) days prior to the expiration of any such insurance policy. Landlord will not be required to carry insurance of any kind on Tenant's personal property or fixtures, which shall be borne by Tenant at its sole cost and expense. Tenant shall be responsible for insuring Tenant's interest in all personal property in the Demised Premises. Except as required by law or by this Lease, Landlord shall not be obligated to repair any damage to or restore, rebuild or replace Tenant's personal property or fixtures.

        Section 11.2.  Indemnity and Non-Liability.

        (a) Neither Landlord nor Landlord's agents (including, without limitation, Landlord's managing agent for the Project), employees, contractors, officers, directors, shareholders, partners or principals (disclosed or undisclosed) ("Landlord," collectively for purposes of this Article 11) shall be liable to Tenant or Tenant's agents, employees, contractors, subtenants, assignees, invitees, licensees or any other occupant of the Demised Premises ("Tenant," collectively, for purposes of this Article 11) for any and all liabilities, obligations, damages, penalties, injuries, claims, losses, costs and expenses, including attorneys' fees and disbursements, paid, suffered or incurred (individually and collectively, "Loss"), unless such Loss is due to the gross negligence or willful misconduct of Landlord, in connection with (i) any injury to Tenant or for any damage to, or loss of, any of Tenant's property and/or the Improvements, (ii) any failure of Landlord to make repairs or improvements in or to the Project, the Building, Building equipment or the Demised Premises, (iii) any failure of Landlord to enforce the Rules and Regulations (provided that all leases of office space in the Building are subject to Rules and Regulations which are substantially similar to the Rules and Regulations appended to this Lease), (iv) any injury to any persons or any damage, caused by other tenants or persons in the Building, (v) any indirect or consequential damages of Tenant, (vi) any interruption to Tenant's business, or
(vii) any latent defect in the Building, Building equipment or the Demised Premises. Tenant waives, to the fullest extent permitted by law, any claim for indirect or consequential damages in connection with any such Loss.

        (b) Tenant shall indemnify, defend and save harmless Landlord from and against all Loss as a result of (i) any breach by Tenant of any term, covenant or condition of this Lease; (ii) the acts, omissions or negligence of Tenant; or
(iii) the use or occupancy of the Demised Premises and any act or omission occurring on the Demised Premises during the term hereof. In case any claim, action or proceeding is brought against Landlord by reason of any cause described in this Section 11.2(b), Tenant, upon written notice from Landlord, will at Tenant's sole cost and expense, resist and defend such claims, action or proceeding by counsel approved by Landlord.

        (c) The Tenant shall pay to the Landlord, within ten (10) days following rendition by Landlord of bills or statements therefore, sums equal to all losses, liabilities, and expenses referred to in this Section 11.2.

        (d) The terms and provisions of this Section 11.2 shall survive the expiration or sooner termination of this Lease.

        Section 11.3. Waiver of Subrogation. Each party hereby waives, for itself and its respective insurance carrier(s), and shall use reasonable efforts to cause each insurance policy insuring any risk relating to the Demised Premises or property in or on the Demised Premises to contain a waiver of any right or claim to subrogation against the other party with respect to any occurrence covered by hazard, property damage or liability insurance. If either party cannot obtain a waiver of subrogation in its insurance policy without the payment of an additional premium, it shall so notify the other if it does not wish to pay such additional premium, and the other party shall be afforded a reasonable opportunity to pay such premium on the non-paying party's behalf. Landlord represents that, as of the date of this Lease, Landlord's existing insurance policy for the Project contains a waiver of subrogation in favor of the Tenant with respect to claims covered by such policy.

        Section 11.4 Landlord's Insurance. Landlord shall maintain fire and hazard insurance for the Building in such forms and such amounts as Landlord shall deem appropriate given that the Building is a Class-A office building.


                         ARTICLE 12: DAMAGE BY CASUALTY

        Section 12.1.  Casualty Damage.

        (a)(i) If the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty, then Landlord, subject to its rights under
Section 12.1(c) hereof, Force Majeure and adjustments with its insurance carriers, shall substantially repair the damage and restore and rebuild the Demised Premises as nearly to the extent of Building standard work as may be reasonably practical to its condition and character immediately prior to such drainage or destruction, with reasonable diligence from and after Tenant's delivery of notice to Landlord of the damage or destruction, taking into account the time required to collect applicable insurance proceeds payable to Landlord and provided Tenant shall have assigned to Landlord the proceeds of the insurance polices required to be maintained by Tenant under Section 11.1(a)(6).

        (ii) Notwithstanding the foregoing, if the Demised Premises are damaged by fire or other casualty and are rendered untenantable thereby, or if the Building or Project shall be so damaged that Tenant shall be deprived of reasonable access to the

Demised Premises, and if Landlord shall elect to restore the Demised Premises, Landlord shall, within ninety (90) days following the date of such damage, give notice ("Restoration Notice") to Tenant of the date by which Landlord's contractor or architect reasonably believes the restoration of the Premises (exclusive of Tenant Work and any Tenant Improvements) shall be substantially competed. If the Restoration Notice shall indicate that the restoration shall not be completed on or before the date which shall be eighteen (18) months following the date of such damage or destruction, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord ("Termination Notice") not later than thirty (30) days following the receipt of such statement. If Tenant gives a Termination Notice, this Lease shall be deemed cancelled and terminated thirty (30) days after the giving of such Termination Notice as if such date were the Expiration Date, and Fixed Rent and Additional Rent shall be apportioned and shall be paid or refunded, as the case may be, up to and including the date of such damage or destruction. If the Restoration Notice shall indicate that the restoration shall be completed on or before the date which shall be eighteen (18) months following the date of such damage or destruction and such restoration shall not be completed on or before the date which shall be twenty-four (24) months following the date of such damage or destruction, then Tenant shall have the right to terminate this Lease by giving written Termination Notice to Landlord not later than thirty (30) days following the expiration of such twenty-four (24) month period. If Tenant gives a Termination Notice, this Lease shall be deemed cancelled and terminated thirty
(30) days after the giving of such Termination Notice as if such date were the Expiration Date, and Fixed Rent and Additional Rent shall be apportioned and shall be paid or refunded, as the case may be, up to and including the date of such damage or destruction.

        (iii) Furthermore, notwithstanding anything to the contrary set forth in this Article 12, if the Demised Premises are damaged by fire or other casualty during the twelve (12) months prior to the Expiration Date (or the expiration of any Extension Term then in effect) and such damage cannot be repaired or restored within ninety (90) days from the date of such damage, then Tenant may, at its option, elect to terminate this Lease, by notifying Landlord in writing of such election within ninety (90) days after the date of such damage, in which event this Lease shall terminate thirty (30) days from and after the date of Tenant's written notice hereunder. If the Demised Premises are damaged by fire or other casualty during the six (6) months prior to the Expiration Date (or the expiration of any Extension Term then in effect) and such damage can not be repaired or restored within thirty (30) days from the date of such damage, then Tenant may, at its option, elect to terminate this Lease, by notifying Landlord in writing of such election within thirty (30) days after the date of such damage, in which event this Lease shall terminate thirty (30) days from and after the delivery of Tenant's written notice to Landlord.

        (b) If the damage or destruction just described is not attributable to the fault, negligence or misuse of the Demised Premises by Tenant or any parties included in the definition of Tenant under Article 11, the Fixed Rent and Additional Rent payable under Article 5 shall be abated to the proportion that the Demised Premises shall have been rendered untenantable, from the date of such damage or destruction to the date the damage is substantially repaired, restored or rebuilt to the condition required under Section 12.1(a) hereof. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair, restoration or rebuilding is in progress and prior to the date that all of the Demised Premises are rendered tenantable, all Fixed Rent and Additional Rent allocable to such occupied portion (based upon that proportion which the area of the part so occupied bears to the then Rentable Area of the Demised Premises) shall be payable by Tenant from the date of such occupancy to the date the balance of the Demised Premises are made tenantable. Any work to be performed by Tenant shall be performed in accordance with Article 9 hereof applicable to Tenant's alterations generally.

        (c) In case the Project or the Building shall be so damaged by fire or other casualty that substantial renovation, reconstruction or demolition of the Project or the Building shall, in Landlord's opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), or if the available insurance proceeds are inadequate to fund the necessary repair and/or restoration work, or if the Project or the Building are damaged by fire or other casualty during the twelve (12) months prior to the Expiration Date and such damage (or the expiration of any Extension Term then in effect), then Landlord may, at its option, terminate this Lease, by notifying Tenant in writing of such termination within one hundred twenty (120) days after the date of such damage. If at any time prior to Landlord's giving Tenant the aforesaid notice of termination or commencing repair and restoration pursuant to
Section 12.1(a), the holder of a superior mortgage or the lessor of a superior lease or any person claiming under or through the holder of such superior mortgage or the lessor of such superior lease takes possession of the Project or the Building through foreclosure or otherwise, such holder, lessor or person shall have a further period of sixty (60) days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant. In the event that such a notice of termination shall be given pursuant to either of the two (2) immediately preceding sentences, this Lease and the Term shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the Fixed Rent and Additional Rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 12.1(b).

        (d) No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Project or Building pursuant to this Article 12.

        (e) For purposes of this Article 12, the term "casualty damage," to the extent Landlord is responsible under this Article 12, shall be deemed not to include damage caused by vandalism, unknown cause or other act not normally covered under fire and extended coverage insurance policies applicable to office buildings in Stamford, Connecticut. The provisions of this subparagraph (e) shall not affect, limit or reduce Tenant's termination rights set forth in Section 12.1(a) above.

        (f) Tenant agrees to cooperate fully with Landlord and its insurance adjuster(s) and to provide such information as may be necessary in the investigation of any insurance claim. Notwithstanding any of the foregoing provisions of this Article, if such damage or destruction shall have been caused (in whole or in part) by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any remedies which may be available against Tenant, the abatement of Fixed Rent or Additional Rent provided for in this Article shall not be effective.


                           ARTICLE 13: EMINENT DOMAIN

        Section 13.1. Taking of Demised Premises. If any part of the Demised Premises is taken or condemned for a public or quasi-public use, but a part of the Demised Premises remains susceptible of occupation under this Lease, this Lease shall, as to the part so taken, terminate as of the date title vests in the condemnor, and the Rent payable under this Lease will be adjusted so that Tenant will be required to pay for the remainder of the Term such portion of the Fixed Rent and Additional Rent as the Rentable Area of the Demised Premises in the part remaining after the condemnation bears to the Rentable Area of the entire Demised Premises at the date of condemnation.

        Section 13.2. Termination of Lease. Notwithstanding Section 13.1, upon the taking of more than twenty-five percent (25%) of the then Rentable Area of the Demised Premises, either party hereto will have the option, exercisable by notice to the other party hereto, to terminate this Lease as of the date when title to the part condemned vests in the condemnor. Upon the taking of more than twenty-five percent (25%) of the Building or the Project, or if during the twelve (12) months prior to the Expiration Date (or the expiration of any Extension Term then in effect) any portion of the Building or the Project shall be taken, Landlord shall have the option exercisable by notice to Tenant to terminate this Lease whether or not the Demised Premises are affected by such taking.

        Section 13.3. Awards. All compensation awarded in the event of any condemnation or taking of all or part of the Demised Premises will belong to Landlord, and Tenant will have no claim to that compensation. Further, Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages to which Tenant may be entitled during the Term by reason of any such condemnation or taking. Nothing contained herein shall prevent Tenant from seeking an award in a separate legal action from the condemnor for the value of its leasehold improvements paid for solely by Tenant and for Tenant's moving expenses and for other costs and expenses which, by law, Tenant may claim from the condemning authority; provided that (i) Tenant shall not be entitled nor shall it seek any award on account of the value of its leasehold interest, and
(ii) no such award shall diminish or otherwise adversely affect the payment of any award the Landlord would otherwise be entitled to receive.


                    ARTICLE 14: RIGHTS RESERVED TO LANDLORD

        Section 14.1.  Access to Demised Premises.

        (a) Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation of the Demised Premises, the Project or the Building.

        (b) At other reasonable times, Landlord may enter the Demised Premises upon reasonable advance oral or written notice to Tenant's office manager to examine them or to make such repairs, replacements, improvements, and alterations as Landlord may deem necessary or desirable to the Demised Premises or to any other portion of the Project or the Building, or for the purpose of complying with laws, regulations or other requirements of governmental authorities. Landlord shall leave the Demised Premises (including carpeting), after each such entry by Landlord, in reasonably the same condition it was in prior to such entry, except for any improvements, repairs, installations and renovations which Landlord has expressly reserved the right to make pursuant to this Lease. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises and close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities without such interference constituting an eviction or entitling Tenant to any abatement of Fixed Rent or Additional Rent. Notwithstanding the foregoing, Landlord shall undertake to complete any such repairs, replacements, improvements and alterations in a manner reasonably designed to minimize interference with the conduct of Tenant's business in the Demised Premises, provided, however, that except to the extent Landlord would have elected of its own accord to perform any such repairs, replacements, improvements or alterations outside of Landlord's normal business hours and on an overtime basis, Landlord shall have no obligation to undertake such repairs, alterations, replacements and improvements outside of the Landlord's normal business hours, unless Tenant first agrees to pay any overtime expenses incurred thereby. Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods.

        (c) Throughout the Term, Landlord shall also have the right to enter the Demised Premises at reasonable hours for the purposes of showing the same to prospective purchasers or mortgagees of the Project or the Building, and, during the last eighteen (18) months of the Term for the purpose of showing the same to prospective tenants. Except in the event of an emergency, Landlord shall provide Tenant with reasonable notice prior to entering the Demised Premises with contractors for the purpose of conducting non-routine repairs or work to the Demised Premises.

        (d) If Tenant is not present to provide entry to the Demised Premises, as provided under this Section 14.1, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible, by master key or forcibly. Such entry shall not render Landlord or its agents liable for trespass or any damage caused by such entry, nor in any event shall the obligations of Tenant under this Lease be affected, provided, however that if Landlord should forcibly enter the Demised Premises when such entry was not necessitated by a real or reasonably perceived emergency, then Landlord shall repair any damage caused by such non-emergency entry.

        (e) All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, any terraces (except as provided in Section 8.4 herein) or roofs adjacent to the Demised Premises, any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

        (f) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein. Where access doors are required for mechanical trades in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors (at Landlord's expense, unless the installation of such access doors are necessitated as a result of the construction of the Initial Tenant's Work or any Alterations subsequently desired by Tenant in which later case such access doors shall be constructed at Tenant's expense) and Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

        Section 14.2. Additional Rights. Landlord shall have the following additional rights exercisable without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to a claim for setoffs, or abatement of Rent:

        (a) To make such changes in the Building and/or the Project including the Building equipment and systems, as well as to change the arrangement and/or location of the Common Areas as Landlord may deem necessary or desirable, providing Landlord shall not materially interfere with Tenant's access to the Demised Premises.

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
        (b) To do or permit to be done any work in or about the Project or the Building or any adjacent or nearby building, street, parking area, land or alley;

        (c) To grant to anyone the exclusive right to conduct any business or render any services in the Project or the Building, provided such exclusive right is consistent with the operation of a Class-A office building and shall not operate to exclude Tenant from the use expressly permitted by Article 8;

        (d) To close the Project or the Building to the general public at any such reasonable times after Normal Business Hours as Landlord may determine, subject, however, to Tenant's right to admittance under Section 10.5;

        (e) To install and maintain a sign or signs on the interior or exterior of the Building and/or the Project;

        (f) To retain at all times passkeys to the Demised Premises;

        (g) Landlord may enter upon the Demised Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Rent or affecting any of Tenant's obligations hereunder, provided that except in the event of an emergency, (1) Landlord shall provide Tenant with reasonable notice prior to entering the Demised Premises with contractors for the purpose of conducting non-routine repairs or work, and (2) Landlord shall undertake to exercise the rights reserved herein in a manner reasonably designed to minimize interference with the conduct of Tenant's business in the Demised Premises, provided, however, that except to the extent Landlord would have elected of its own accord to exercise such rights outside of Landlord's normal business hours and on an overtime basis, Landlord shall have no obligation to exercise such rights outside of Landlord's normal business hours unless Tenant first agrees to pay any overtime expenses incurred thereby; and

        (h) Upon prior notice to Tenant (except in the case of emergency when no notice shall be required), to perform any act, obligation or other commitment reasonably required of or by Tenant which Tenant has not performed for any reason whatsoever, and to charge Tenant as Additional Rent all costs and expenses incurred by Landlord for such performance.

        Section 14.3  Landlord's Right to Relocate Tenant.

                             [INTENTIONALLY OMITTED]

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
                     ARTICLE 15: ASSIGNMENT AND SUBLETTING

        Section 15.1. Consent Required. Except as otherwise expressly permitted in Section 15.10 (Permitted Sublease) herein, neither Tenant nor Tenant's legal representatives or successors in interest shall, by operation of law or otherwise, transfer, assign, mortgage or otherwise encumber this Lease (any of such to be considered an assignment for purposes of this Article), nor sublet nor suffer or permit the Demised Premises or any part thereof to be used or occupied by others (any of such to be considered a subletting for purposes of this Article), without the prior written consent of Landlord in each instance. If this Lease is assigned, or if the Demised Premises or any part thereof are sublet, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from Tenant's obligations or liabilities under this Lease. The consent of Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a separate sublease. If any lien is filed against the Demised Premises or the Project or the Building for brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise and paying any other necessary sums, and Tenant agrees to indemnify and defend Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such alleged brokerage services. All liens which are discharged by bonding shall, upon final resolution of the dispute giving rise thereto, be removed of record by Tenant at its sole cost and expense.

        Section 15.2.  Landlord's Rights to Assignments and Leasebacks.

        (a) If Tenant desires to assign this Lease or to sublet all or any portion of the Demised Premises, it shall first submit in writing to Landlord the documents described in Section 15.3 hereof, and shall offer in writing (i) with respect to a prospective assignment, to assign this Lease to Landlord, or Landlord's designee or nominee, without any payment of monies or other consideration therefor, or (ii) with respect to a prospective subletting, to sublet to Landlord, or Landlord's designee or nominee, the portion of the Demised Premises involved ("Leaseback Area") (1) for the term specified by Tenant in its proposed sublease, (2) at a rent which is the lower of Tenant's proposed subrental and the rate of Fixed Rent and Additional Rent provided in this Lease, and (3) otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents) as are contained herein and as are allocable and applicable to the portion of the Demised Premises to be covered by such subletting. The offer shall specify the date (the "Effective Date") when the assignment or sublease will be effective which date shall in no event be earlier than ninety (90) days nor later than one hundred eighty (180) days following the acceptance of the offer. If an offer of sublease is made, and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, then Landlord shall have the option to extend the term of its proposed sublease to equal the balance of the Term of this Lease less one (1) day.

        (b) Landlord, in any event, shall have a period of sixty (60) days from the receipt of any such assignment or subletting offer from Tenant to accept or reject (i) an assignment of this Lease to the Landlord, or the Landlord's nominee or designee, or (ii) a sublease to Landlord, or its nominee or designee, of the Leaseback Area. If Landlord shall accept such offer within such sixty
(60) day period, then Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in form and substance satisfactory to Landlord's counsel.

        (c) Terms of Sublease to Landlord. If a sublease is so made under (b) above, it shall expressly:

        (i) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

        (ii) provide that Tenant will at all times permit reasonably appropriate means of ingress and egress from the Leaseback Area;

        (iii) negate any implication that the estate created under such sublease be merged with any other estate held by either of the parties;

        (iv) provide that Landlord shall accept the Leaseback Area "as is" except that Landlord, at Tenant's expense, shall perform all such work and make all such alterations as may be required to separate the Leaseback Area physically from the remainder of the Demised Premises and to permit lawful occupancy;

        (v) provide that at the expiration of the term of such sublease, Tenant will accept the Leaseback Area in its then existing condition.

        (d) Protection of Tenant. Except for Rent, if any, due under this Lease in excess of the rents due under such sublease, performance by Landlord or its designee under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises solely from any act or omission of the subtenant under such sublease or is occasioned by or arises solely from any act or omission of any occupant holding under or pursuant to any such sublease.

        (e) Landlord's Termination Option. As an alternative to Landlord's other rights under this Section 15.2, within sixty (60) days of Landlord's receipt of Tenant's notice that Tenant desires to assign this Lease or to sublease all or substantially all of the Demised Premises, except with respect to a sublease within the scope of Section 15.10 (Permitted Sublease) herein, Landlord may elect to terminate this Lease as to the entire Demised Premises or as to the relevant portion thereof (at Landlord's option) by delivering written notice of such election to Tenant. If Landlord shall have elected to terminate this Lease pursuant to this Section 15.2, such termination shall be effective as of the Effective Date and thereupon the Term of this Lease shall cease and come to an end on that day with the same force and effect as though that were the original date set forth as the Expiration Date, and Tenant shall deliver broom clean possession of the Demised Premises to Landlord, in accordance with the terms of this Lease. Thereafter, neither party shall have any obligation to the other hereunder, except for any Rent due and owing to the Landlord up to and including the termination of this Lease, any obligations that expressly survive hereunder, and as the parties hereto may have agreed otherwise in this Lease or by a separate writing.

        Section 15.3. Required Documents. If Tenant requests Landlord's consent to a specific assignment or subletting, it shall submit in writing to Landlord
(a) the name and address of the proposed assignee or subtenant, (b) a statement of the rent, additional rent and a description of the other material terms of the proposed transaction, (c) satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space, and (d) banking, financial or other information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility, business reputation and character of the proposed assignee or subtenant. In connection with any request for Landlord's consent to a proposed assignment or sublease, Tenant shall, as Additional Rent, pay a fee to be established by Landlord to cover the administrative, accounting, legal and technical costs of reviewing such request.

        Section 15.4. Landlord's Consent. If Landlord does not accept Tenant's offer or elect to terminate this Lease, as provided in Section 15.2, then Landlord shall not unreasonably withhold or delay its consent to such specific assignment or subletting. Any such consent of Landlord shall be subject to the terms of this Article 15 and conditioned upon there being no default by Tenant under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any such proposed sublease or the Effective Date of any such proposed assignment. Upon receiving Landlord's written consent, a duly executed and complete copy of the sublease or assignment, which must be acceptable to Landlord in form and substance, shall be delivered to Landlord within ten (10) days after execution thereof. Tenant acknowledges that Landlord's consent may be withheld and it shall not be deemed unreasonable if the proposed assignee or subtenant's creditworthiness is reasonably unacceptable to the Landlord in view of the proposed assignee's obligations under the proposed assignment of this Lease or the proposed sublessee's obligations under the proposed sublease. In no event shall any assignment of the Lease or sublease of the Demised Premises relieve Tenant from its obligations under this Lease. Any such sublease shall provide that the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant. In the event of any sublease or assignment, the Demised Premises must be restored and returned to Landlord in the condition as originally existed at the Commencement Date, reasonable wear and tear excepted, unless Landlord consents to have any proposed changes remain at the expiration of the Term.

        Section 15.5. Limitations. Anything herein contained to the contrary notwithstanding:

        (a) Prior to advertising, marketing or listing all or any portion of the Demised Premises for sublease or assignment, Tenant shall send written notice thereof to Landlord, specifying the approximate size of the premises being marketed and the approximate term of the proposed sublease or assignment. Tenant shall not advertise (nor list with brokers) its space for assignment or subletting at a rent lower than the Rent then being paid by Tenant to Landlord or the then rental schedule of Landlord for similar space in the Project.

        (b) Except as otherwise specifically permitted in Section 15.10 (Permitted Sublease) herein, the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease, other than pursuant to a public offering, or a controlling interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease.

        (c) No assignment or subletting shall be made:

        (i) When Landlord has other, comparable space in the Project available for leasing by Landlord, to any person or entity which shall at that time be a tenant, subtenant


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
or other occupant of any part of the Project, or which dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Project during the twelve (12) months immediately preceding Tenant's request for Landlord's consent. At Tenant's request, Landlord shall, from time to time, but no often than once per Lease Year, provide Tenant with a current list of persons or entities falling within the scope of Section 15.5 (c)(i) above;

        (ii) By the legal representatives of the Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this Article;

        (iii) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the Project as Class-A office buildings;

        (iv) To any entity which shall have or enjoy diplomatic immunity or to any governmental or quasi-governmental entity;

        (v) Which would violate any restrictive covenants then in effect for the Project;

        (vi) With respect to any portion of any space located on the tenth
(10th) floor of the Building which Tenant may lease from Landlord pursuant to Rider 2 hereof within twelve (12) months of Tenant leasing any portion of such 10th floor space from Landlord. Thereafter, in the event Landlord should consent to a proposed assignment or sublease of any space being leased by Tenant on the tenth (10th) floor of the Building, then notwithstanding the terms of Section
15.7 (Sums Payable To Landlord) below, Tenant shall pay Landlord one hundred percent (100%) of any and all "profit" (as defined in Section 15.7 below) received by reason of such sublease or assignment of 10th floor space; or

        (vii) Under no circumstances shall the Demised Premises be sublet to more than two (2) subtenants at any one time and under no circumstances shall less than thirty percent (30%) of the Demised Premises be sublet to any one (1) subtenant.

        (d) Tenant shall send to Landlord copies of all notices it sends or receives in connection with any sublease or assignment.

        Section 15.6. Attornment of Subtenant. Every sublease hereunder shall contain a provision in which the subtenant shall agree for the benefit of Landlord that, in the event this Lease is cancelled or terminated prior to the expiration date of the sublease, whether by voluntary or involuntary means or by operation of law, or for any reason


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
whatsoever, the subtenant shall agree, if Landlord so requests, to make full and complete attornment to Landlord for the balance of the term of the sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord, which the subtenant shall agree to execute and deliver within ten (10) days of Landlord's request.

        Section 15.7. Sums Payable to Landlord. If Landlord consents to any assignment or subletting, then one-half (1/2) of (i) any rent or other consideration paid by (1) any subtenant in excess of the Rent allocable to the subleased space, less the reasonable brokers' commissions, reasonable out-of-pocket attorney's fees incurred by Tenant, free-rent concessions (not to exceed six (6) months) and the reasonable costs of alterations to the Demised Premises to accommodate a sublease actually incurred by Tenant, or (2) any rent paid by an assignee which is in excess of the Rent which is then being paid by Tenant to Landlord pursuant to the terms hereof, less the reasonable brokers' commissions, reasonable out-of-pocket attorney's fees incurred by Tenant and free-rent concessions (not to exceed six (6) months) actually incurred by Tenant, and (ii) any "other profit or gain" realized by Tenant (and/or any successor-in-interest in the case of a further assignment or subletting) from any such subletting or assignment, or, if the subletting or assignment is part of a group or series of transactions, properly allocable thereto shall be paid to Landlord when due to Tenant. For the purpose of this Section 15.7, "other profit or gain" shall mean any sums paid to Tenant for the sale or rental of any of Tenant's property to such assignee or sublessee, less, in the case of the sale thereof, the then fair market value thereof, which shall be presumed to be the net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns. Notwithstanding the foregoing, the Landlord hereby waives its rights under this Section 15.7 with respect to a permitted sublease but only in the event such permitted sublease (i) is for no more than 5,000 rentable square feet, (ii) the term of such permitted sublease does not extend past the forty-second (42nd) month of the initial Lease Term, and (iii) the sublessee may not be a person or party within the scope of Section 15.5 (c)
(i) above.

        Section 15.8. Waiver. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unduly delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding for specific performance. In the event Tenant should institute an action against Landlord which is within the scope of this Section 15.8 and such action shall proceed to a final, non-appealable judicial judgment, then the losing party in such action shall pay the prevailing party's reasonable, out-of-pocket legal fees paid by the prevailing party to outside (as opposed to "in-house") legal counsel in connection with the prosecution or defense of such action.

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
        Section 15.9. Mortgagee Notice. Tenant shall send to the parties mentioned in Section 22.20(b) below copies of any notices served by Tenant to Landlord pursuant to this Article 15.

        Section 15.10. Permitted Sublease. Notwithstanding anything to the contrary contained herein, but subject to the restrictions stated in subsections
(c) (iii), (iv) and (v) of Section 15.5 (Limitations) herein, Tenant may sublet all, or less than all of, the Demised Premises to a wholly-owned corporation of Tenant (a "Subsidiary") or to any corporation the stock of which is entirely owned by a corporation owning all of Tenant's stock or to an entity controlled by, controlling or under common control with Tenant (an "Affiliate") (hereinafter collectively referred to as "Permitted Sublease"), provided: (i) Tenant provides Landlord with not less than sixty (60) days prior written notice of such intended Permitted Sublease, together with a detailed summary of the proposed business operations of such sublessee and detailed current financial statements with respect to such sublessee which financial statements must be reasonably acceptable to Landlord, (ii) Tenant is not in default under this Lease; and (iii) in no event shall any Permitted Sublessee release or relieve Tenant from any liability or obligation under this Lease whether arising before or after such sublease.


              ARTICLE 16: TENANT'S DEFAULT AND LANDLORD'S REMEDIES

        Section 16.1. Events of Default. Any of the following occurrences will be deemed an event of default under this Lease:

        (a) Tenant's failure to pay any Fixed Rent or Additional Rent provided for in this Lease within five (5) days of when the same shall become due and payable; provided that, not more than once in any one Lease Year, Landlord shall provide Tenant with written notice and five (5) days in which to cure a default under this Section 16.1(a) before such failure to pay shall become an Event of Default;

        (b) Tenant's failure to comply with any provision of this Lease other than Tenant's obligations to make timely payments of Fixed Rent and Additional Rent, which remains uncured for a period of ten (10) days after written notice thereof from Landlord. In the case of a default which cannot with due diligence be cured within a period of ten (10) days, Tenant shall have such additional time to cure same as may reasonably be necessary, provided Tenant commences to cure such failure within the ten (10) day period and proceeds promptly, effectively, continuously, and with due diligence to cure such failure after receipt of said notice;

        (c) Tenant's abandoning or vacating the Demised Premises for more than ninety (90) consecutive days; and

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
        (d) The filing by or against Tenant in any court, pursuant to any statute of the United States or of any State, a petition in bankruptcy, insolvency, or reorganization (which in the case of a filing against Tenant remains undischarged for thirty (30) days), or for the appointment of a receiver, trustee, or conservator of all or a portion of Tenant's property, or the making by Tenant of an assignment for the benefit of creditors, or a general failure by Tenant to pay its debts when due.

        Section 16.2.  Landlord's Remedies.

        (a) Upon the occurrence of any event of default by Tenant under Section 16.1, notwithstanding the fact that Landlord has, may have, also exercises, or may exercise some other remedy under this Lease, at law or in equity, Landlord may give to Tenant a notice (the "Termination Notice") terminating this Lease as of a date specified therein, but not less than three (3) days after the date of the Termination Notice, and the Term shall end upon the day so specified with the same force and effect as if it were the Expiration Date, except as provided below. On such specified date, all rights of Tenant under this Lease shall terminate, and Tenant shall remain liable for damages as provided in this Lease. Tenant hereby waives the service of any further notice to quit or notice of intention to reenter or any other notice for breach or default as exists by statute or at common law, except for any notice to quit which Landlord may, in the future, be required, by Connecticut statute, to deliver to a commercial (non-residential) tenant.

        (b) From and after any termination date specified in the Termination Notice, Landlord, without further notice, may enter and repossess the Demised Premises, by summary proceedings, ejectment or otherwise, in accordance with Connecticut laws, remove Tenant and all other persons and property from the Demised Premises, and hold and enjoy the Demised Premises and the right to receive all rental and other income of the Demised Premises. Landlord shall incur no liability to any person for or by reason of any such entry, repossession or removal of Tenant or any person claiming through or under Tenant. After such entry into possession, Landlord may, but shall not be obligated to attempt to, relet all or part of the Demised Premises for the account of Tenant for such rent, for such time, and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Any rental and income received shall, to that extent, reduce Tenant's obligation for damages to be paid under this Lease. Tenant shall also pay to Landlord all reasonable expenses which Landlord may incur from and after Tenant's default for legal expenses or fees, brokerage commissions (pro-rated for the remaining balance of the Term and any exercised Extension Term), or other costs paid or incurred by Landlord for restoring the Demised Premises to good order and condition, altering, decorating, redecorating, repairing or otherwise preparing the same for reletting, maintaining the Demised Premises, reletting the same, or collecting sums due from Tenant as provided herein. The right of Landlord to recover from Tenant the amounts hereinabove provided shall survive the


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
issuance of any order for possession or other cancellation or termination hereof, and Tenant hereby expressly waives any defense that might be predicated upon the issuance of such order for possession or other cancellation or termination hereof. The words "enter" or "reenter," "possess" or "repossess" as herein used are not restricted to their technical meaning.

        (c) Tenant hereby expressly waives any and all right of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

        (d) TENANT ACKNOWLEDGES THAT THIS LEASE CONSTITUTES A COMMERCIAL TRANSACTION WITHIN THE MEANING OF SECTION 52-278A OF THE CONNECTICUT GENERAL STATUTES. PURSUANT TO SECTION 52-278F OF SAID CONNECTICUT GENERAL STATUTES, TENANT HEREBY WAIVES AND RELINQUISHES ALL RIGHTS TO NOTICE AND HEARING AS PROVIDED IN SECTION 52-278A THROUGH SECTION 52-278G OF SAID CONNECTICUT GENERAL STATUTES PRIOR TO LANDLORD OBTAINING ANY PREJUDGMENT REMEDY AGAINST TENANT IN CONNECTION WITH THE ENFORCEMENT BY LANDLORD OF ANY OF ITS RIGHTS OR REMEDIES UNDER THIS LEASE. IF SUMMARY PROCESS IS UTILIZED, TENANT HEREBY WAIVES ALL REQUIRED NOTICES, PURSUANT TO SECTION 47A-24 OF THE CONNECTICUT GENERAL STATUTES, EXCEPT THOSE REQUIRED UNDER THIS LEASE.

        Section 16.3. Damages. (a) If pursuant to the provisions of this Article 16, this Lease is terminated or if Landlord shall re-enter the Demised Premises or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord:

        (i)(x) an amount equal to the unamortized portion of the cost of Tenant's Work which was paid for by Landlord, including the Allowance amount (such cost being amortized on a straight-line basis over the Term of this Lease), together with such expenses incurred by Landlord in removing or altering Tenant's Work and Improvements in order to return the Demised Premises to a condition that will allow Landlord to relet the Demised Premises, plus (y) all Rent due and payable by Tenant as of the date of termination, plus a sum which at the time of such termination of this Lease or at the time of such re-entry by Landlord, as the case may be, represents the then present value as calculated using a discount rate equal to Landlord's cost of funds, of the excess, if any, of

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
        (1) the aggregate of the Fixed Rent and Additional Rent payable hereunder which would have been payable by Tenant (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over

        (2) the aggregate fair market rental value of the Demised Premises for the same period, or

        (ii) sums equal to the Rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord such reletting expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled to any suit for the collection of damages pursuant to this Section 16.3 or to a credit in respect of any net rents from a reletting. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting. If the Demised Premises or any part thereof is relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Notwithstanding anything contained herein to the contrary, Landlord shall not be liable or responsible to Tenant for any failure to relet the Demised Premises, or if the Demised Premises are relet, for any failure to collect the rent due thereunder.

        All sums due under this Section 16.3(a) shall be paid together with interest thereon from the date of such termination or re-entry by Landlord, at a rate equal to one and one-half (1.5%) percent per month or the maximum rate allowed by law, whichever is less.

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
        (b) Suit or suits for the recovery of damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of this Article 16, or under any provision of law, or had Landlord not re-entered the Demised Premises. Tenant agrees to pay all reasonable costs and expenses of Landlord, including, without limitation, reasonable attorneys fees and disbursements incurred in connection with any such suit or suits. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount is greater than, equal to, or less than any of the sums referred to in this Section 16.3.

        Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above.

        Section 16.4 No Waiver; Injunction. No waiver by Landlord of a breach of any of the covenants or conditions of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant or condition. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

        Section 16.5. Remedies Cumulative. The rights and remedies of Landlord created by this Lease are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to use another. or exclude any other right or remedy allowed by law, equity, statute or otherwise. Tenant hereby waives all right of redemption to which Tenant or any person or entity claiming by, through or under Tenant might be entitled by any law now or hereafter in effect.

           ARTICLE 17: SURRENDER OF PREMISES AND SURVIVAL OF TENANT'S
                                  OBLIGATIONS

        Section 17.1. Surrender. At the end of the Term or sooner termination of this Lease, Tenant shall immediately surrender possession of the Demised Premises, vacant and broom clean and shall leave the Demised Premises in the same condition as they were at the beginning of the Term, except for ordinary wear and tear, and, subject to the terms of Article 9 herein, including the terms of Section 9.4 (b) herein, shall remove any Tenant's Work (as defined in Exhibit B) undertaken subsequent to the initial Tenant's Work undertaken to prepare the Demised Premises for Tenant's initial occupancy. Upon such surrender, all right, title and interest of Tenant in the Demised Premises shall cease.

        Section 17.2. Trade Fixtures, Personal Property and Improvements. Subject to Tenant's rights under Article 9, after the end of the Term or sooner termination of this Lease and upon Tenant's vacating of the Demised Premises, all of Tenant's trade fixtures, personal property and improvements remaining in the Demised Premises shall be deemed conclusively to have been abandoned by Tenant and may be withheld or disposed of by Landlord without notice or obligation to compensate Tenant or to account for such property and improvements. Tenant shall promptly reimburse Landlord for all costs and expenses of removal, disposal or sale of such trade fixtures, personal property and improvements, which obligation shall survive the termination of this Lease.

        Section 17.3. Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and shall at Landlord's option either terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this
Section 17.3 shall be exercised by notice to Tenant and all known subtenants in the Demised Premises.

        Section 17.4. Survival; Payments After Termination. All of Tenant's obligations under this Lease to pay Rent and the parties, respective indemnification obligations expressly stated in this Lease and all other obligations of the parties expressly so stated shall survive the expiration or sooner termination of the Lease. No payments of money by Tenant to Landlord after the end of the Term shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Demised Premises, Landlord may receive and collect any sums of Rent due under this Lease, and the payment of Rent shall not make ineffective any notice, or in any manner affect any pending suit or any judgment previously obtained.

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
                            ARTICLE 18: HOLDING OVER

        Section 18.1. Holding Over. If Tenant retains possession of all or any part of the Demised Premises after the end of the Term, or has failed on or before the Expiration Date to deliver the Demised Premises to Landlord in the condition required by Section 17.1, Tenant shall pay as Rent a sum equal to Two Hundred Percent (200%) of the amount, including Fixed Rent, Additional Rent and any other charges under this Lease, payable for the month preceding such holding over, computed on a daily basis for each day that Tenant remains in possession. In addition to this amount, Tenant shall be liable for all damages, consequential as well as direct, sustained by reason of Tenant's holding over. In no event shall a month-to-month tenancy be created by such holdover. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any Loss resulting from delay by Tenant in surrendering the Demised Premises upon the expiration or termination of this Lease, including, without limitation, any claims made by any succeeding or prospective tenant arising out of such delay. Tenant's obligations under this Article 18 shall survive the expiration or sooner termination of this Lease.


                ARTICLE 19: ESTOPPEL CERTIFICATE, SUBORDINATION,
                                   ATTORNMENT

        Section 19.1. Estoppel Certificates. (a) Tenant's Obligations. Tenant shall at any time, within ten (10) days of written request, execute and deliver in recordable form and in substance satisfactory to Landlord, an estoppel certificate certifying the date to which Rent has been paid; the amount of the Security Deposit; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, denominating the same) and that there are no defenses or offsets to this Lease (or if any be claimed, specifying the same); whether there are any defaults of Landlord under this Lease or any existing condition which upon the giving of notice or lapse of time would constitute a default (and, if so, specifying the same); that Tenant has no option or rights other than as set forth in this Lease (or if Tenant has any such option or rights, specifying the same); and such other matters as may be requested by Landlord, any actual or prospective purchaser of the Building or the Project or by any holder of any lease, mortgage or deed of trust to which this Lease is or may become subordinate. If the certificate is to be delivered to a purchaser of the Building or the Project, it shall further include the agreement of Tenant to recognize such purchaser as Landlord under this Lease, and thereafter to pay Rent to the purchaser or its designee in accordance with this Lease. Tenant acknowledges that any such purchaser, mortgagee or ground lessor of the Building and/or the Project may rely on such estoppel certificate. Tenant's failure to deliver such certificate within such time shall be conclusive evidence that this Lease is in full force and effect without modification, that there are no defaults and that all of the foregoing and any other matters required to be


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
stated in the certificate are true and correct, subject to such conditions as such interest holder may reasonably require.

        (b) Landlord's Obligations. In the event the Tenant shall represent to Landlord, in writing, that an Estoppel Certificate from Landlord shall be necessary in order for Tenant to obtain financing for Tenant's operations or for Tenant to issue a public stock offering, then Landlord shall, no more than once in any given Lease Year, within twenty (20) days of written request from Tenant, execute and deliver to Tenant an estoppel certificate, in form and substance reasonably acceptable to Landlord, covering, as appropriate, substantially the matters set forth in Section 19.1(a) above, except that the last sentence of
Section 19.1(a) above shall be inapplicable to Landlord's obligation under this
Section 19.1(b). Tenant shall reimburse Landlord for the reasonable legal fees incurred by Landlord in complying with a request under this Section 19.1(b).

        Section 19.2. Subordination and Non-Disturbance. This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which may now or hereafter affect the Project or the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. It is further agreed that Tenant, or Tenant's successors in interest, will execute and deliver within ten (10) days upon the demand of Landlord any and all instruments desired by Landlord or the holder of any such interest confirming in the manner requested by Landlord the subordination of this Lease to such lease, mortgage or deed of trust. Landlord shall provide Tenant with a non-disturbance agreement from the holder of any such superior interest, which shall be in such holder's standard form, providing in essence, that so long as Tenant is not in default under any of the terms, covenants, provisions or conditions of this Lease, Tenant shall have the right to peaceably and quietly enjoy the Demised Premises subject to the terms of this Lease.

        Section 19.3. Attornment. Tenant agrees that, at the option of the landlord under any ground lease now or in the future affecting the Project or the Building, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by said landlord, enter into a new lease with said landlord (or a successor ground-lessee designated by said landlord) for the balance of the Term upon the same terms and conditions as in this Lease. In the event the Landlord shall transfer, assign, or otherwise convey its interest in the Building or Project, such transfer, sale, assignment or conveyance shall be subject to this Lease and Tenant and all assignees and sublessees of Tenant shall attorn to and respect such successor owner as the new Landlord hereunder.

        Section 19.4. Mortgages. In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust now or in the future affecting the Project or the Building, the holder of any such mortgage or deed of trust (or purchaser at any sale pursuant to such mortgage or deed of trust) shall have the option of (a) supplementing this


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
Article, to require Tenant to attorn to such holder or purchaser, and to enter into a new lease with such holder or purchaser (as Landlord) for the balance of the Term upon the same terms and conditions as in this Lease, or (b) notwithstanding this Article, to elect that this Lease shall become or remain, as the case may be, superior to said mortgage or deed of trust. Tenant shall, upon request by any such holder or purchaser, execute and deliver any and all instruments desired by any such holder or purchaser evidencing the superiority of this Lease to any said mortgage or deed of trust.

                          ARTICLE 20: QUIET ENJOYMENT

        Section 20.1. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant's paying, when due, the Fixed Rent and Additional Rent and any other charges under this Lease and observing and performing in a timely manner all of the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, Tenant may peaceably and quietly enjoy the Demised Premises, in accordance with and subject to the terms and conditions of this Lease and any ground leases, underlying leases, deeds of trust, and mortgages.

                              ARTICLE 21: NOTICES

        Section 21.1. Notices. Whenever any notice, document or communication is required or permitted hereunder (a "notice"), such notice shall be in writing and shall be deemed to be delivered upon receipt, if by personal delivery, or three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested (or, the next business day after being deposited with a reputable overnight/express mail carrier, such as Federal Express), addressed to the parties to this Lease at their respective addresses in Article 1, or at such other addresses as they may have specified by written notice delivered in accordance with this Section. All notices to Landlord shall be sent to Stamford Towers Limited Partnership, c/o Lehman Brothers Inc., Diversified Asset Group, Three World Financial Center, 200 Vesey Street-29th Floor, New York, New York 10285 Attention: Regina M. Hertl. Copies of all notices sent to Landlord shall also be sent to Cummings & Lockwood, Four Stamford Plaza, P.O. Box 120, Stamford, Connecticut 06904,
Attention: Geoffrey F. Fay, Esq. All notices to Tenant shall be sent to Cardmember Publishing Corporation, 680 Washington Boulevard, 11th Floor, Stamford, Connecticut 06902, Attention: Mr. Steven Levenherz. Copies of all notices sent to Tenant shall also be sent to Diserio Martin O'Connor & Castiglioni, One Atlantic Street, Stamford, Connecticut 06901-2402, Attention:
William A. Durkin III, Esq. In addition, Tenant shall send copies of any notices of default by Landlord, in the manner required above, to the parties mentioned in Section 22.20 below.

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
                      ARTICLE 22: MISCELLANEOUS PROVISIONS

        Section 22.1. Applicable Law. This Lease shall be governed by and construed under the laws of the State of Connecticut.

        Section 22.2. Parties Bound. It is agreed that this Lease, and each of the covenants and obligations of this Lease, shall be binding upon and inure to the benefit of the parties to this Lease and their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions contained in this Lease with respect to assignment or other transfer of Tenant's interest in this Lease. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer, such obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided elsewhere in this Lease. A lease of Landlord's entire interest in the Building or the Project as owner or lessee thereof shall be deemed a transfer within the meaning of this Article.

        Section 22.3. Rules and Regulations. Tenant and its servants, agents, employees, invitees and contractors shall faithfully observe and comply strictly with the Rules and Regulations set forth in Exhibit D attached hereto, and with any reasonable changes thereto, whether by modification, elimination or addition, but provided that Landlord gives written notice of any such changes to Tenant. In the case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control in each instance. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the provisions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or said other tenant's servants, agents, employees, invitees or contractors; however, Landlord shall not enforce the Rules and Regulations in a discriminatory manner.

        Section 22.4. Signs. Tenant shall not display or erect any lettering, sign or advertisement on or outside the Demised Premises, or in or on the Building, or in the Demised Premises (any of which shall be considered a sign for purposes of this Lease) if the same can be seen through the exterior windows of the Building without the prior written approval of the Landlord in each instance. Tenant shall not display, erect or maintain any sign which does not comply with all applicable governmental or quasi-governmental laws, ordinances, rules and regulations and all the terms and provisions of


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
this Lease including, but not limited to, Article 8 hereof. Tenant shall, at its sole cost and expense, install, insure, operate and maintain all such signs in good order, condition, appearance and repair. In addition, Tenant shall pay to Landlord as Additional Rent a review fee, as established pursuant to paragraph 8(n) of Exhibit B, and provided that Tenant's proposed signage complies in all respects with applicable codes of the City of Stamford. Landlord's signage review fee for any given proposed sign shall not exceed the sum of $500. The Landlord's signage review fee shall be an eligible Allowance expense. Tenant at its sole cost and expense, shall furnish and install its identification signage in its lobby. Landlord shall pay for the initial Building standard signage for Tenant on the eleventh (11th) floor of the Building and in the Building lobby directory. In the event Tenant shall ever request changes or additions to the Building standard signage for Tenant on the eleventh (11th) floor of the Building and/or in the Building lobby directory, such changes and/or additions shall be at Tenant's sole cost and expense. The design of such identification must conform to the Building standard signage, be approved by Landlord, which approval shall not be unreasonably withheld or delayed, and be fabricated and installed by a contractor that meets with Landlord's approval. All signs installed by or on behalf of Tenant shall on or before the Expiration Date be removed and Tenant shall repair and restore all areas where signs have been installed to the condition in which they existed prior to the making of the installation. The insurance required to be maintained by Tenant under Article 11 shall provide coverage for all signs wherever located.

        Section 22.5. Entire Agreement. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Project, the Building, the Demised Premises, permissible uses of the Demised Premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the Demised Premises, except as expressly set forth in this Lease. No rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. All understandings and agreements previously made between the parties are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant. Any executory agreement made shall be ineffective to modify, discharge or surrender this Lease or the Demised Premises or any interest of Tenant in same unless such executory agreement is in writing and signed by Landlord and Tenant.

        Section 22.6 Severability. If any provision of this Lease is found by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected, and, at Landlord's option, in lieu of each provision which is found to be illegal, invalid or unenforceable, there will be deemed added, as a part of this Lease, a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

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
        Section 22.7.  Brokers.

        (a) Tenant represents that it was represented by The Galbreath Company, having an address of 177 Broad Street, Stamford, Connecticut ("Tenant's Broker") in connection with this Lease and that no broker or agent, other than Tenant's Broker, represented Tenant in any way in connection with this Lease or brought the Building or Project to the Tenant's attention and that Tenant had no conversations, negotiations or dealings with any broker or agent in connection with this Lease other than Tenant's Broker and Landlord's Broker (defined below).

        (b) Landlord represents that no broker or agent other than Rostenberg-Doern Company, Inc. of Stamford, Connecticut ("Landlord's Broker") represented Landlord in connection with the negotiation of this Lease. Landlord shall pay the commissions owed Landlord's Broker and Tenant's Broker by reason of this Lease.

        (c) Tenant acknowledges that Landlord shall not be obligated to pay any commission or fee to any broker or real estate agent in connection with the negotiation or execution of this Lease other than one commission to Tenant's Broker and one commission to Landlord's Broker.

        (d) Landlord shall have no obligation to pay any real estate agent's or broker's commission, other than one (1) brokerage commission to (1) one designated Tenant's Future Broker (as such term is defined below) and one (1) brokerage commission to one (1) designated Landlord's broker, if any has been so designated by Landlord, on account of or by reason of the following transactions: (i) Tenant's exercise of its option to extend the Term pursuant to the terms of Rider 1 (Option to Extend Term) herein, (ii) Tenant's exercise of its right of first offer to lease any additional space in the Building pursuant to the terms of Rider 2 herein, or (iii) any other extension or renewal of the Term of this Lease or any lease, by Tenant, of any space in the Project other than pursuant to the terms of the rights and options referred to in (i)-(iii) above, provided, however, that LANDLORD SHALL ONLY BE OBLIGATED TO PAY ONE SUCH TENANT'S REAL ESTATE BROKER'S OR AGENT'S COMMISSION WITH RESPECT TO ANY OF THE FOREGOING TRANSACTIONS IN THE EVENT THAT (1) TENANT HAS PROVIDED LANDLORD WITH WRITTEN NOTICE SPECIFYING AND IDENTIFYING TENANT'S ONE BROKER FOR THE SUBJECT OF THE TRANSACTION SIMULTANEOUS WITH (A) TENANT'S DELIVERY TO LANDLORD OF A TENANT'S ACCEPTANCE NOTICE PURSUANT TO THE TERMS OF RIDER 2 HEREOF, (B) TENANT'S DELIVERY OF A TENANT'S EXTENSION NOTICE TO LANDLORD PURSUANT TO THE TERMS OF RIDER 1 HEREOF, OR (C) TENANT'S COMMENCING ANY NEGOTIATIONS WITH LANDLORD RELATIVE TO ANY OTHER LEASING TRANSACTION PERTAINING TO THE DEMISED PREMISES OR ANY OTHER SPACE IN THE PROJECT, (2) such designated Tenant's broker actually participates in the negotiations with Landlord relative to the subject leasing transaction, (3) such designated Tenant's broker and Landlord enter into a mutually acceptable leasing commission agreement, and (4) Tenant and Landlord enter into a valid and binding lease or lease amendment respecting such


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
leasing transaction (the designated Tenant's broker for any of the foregoing transactions where all conditions to the payment of a commission to such designated Tenant's broker have been fulfilled is herein referred to as the "Tenant's Future Broker").

        (e) Tenant hereby agrees to indemnify, defend and hold the Landlord harmless from and against any and all costs, claims, expenses or liability for commissions or other compensation and charges (including reasonable attorneys' fees and court costs) claimed by any broker, agent or other person or entity, other than as may be owed to Tenant's Broker disclosed in subparagraph (a) above, claiming to have represented Tenant with respect to this Lease. Tenant hereby further agrees to indemnify, defend and hold Landlord harmless from and against any and all costs, claims, expenses or liability for commissions or other compensation and charges (including reasonable attorneys' fees and court costs) claimed by any broker, agent or other person or entity claiming to have represented Tenant in connection with Tenant's exercise, subsequent to the date hereof, of any right of Tenant or with respect to any other leasing transaction referred to in subparagraph (d) above, other than any commission which Landlord may agree to pay a Tenant's Future Broker pursuant to the terms of a written brokerage agreement entered into between Landlord and such Tenant's Future Broker.

        (f) Landlord hereby agrees to indemnify, defend and hold the Tenant harmless from and against any and all costs, claims, expenses or liability for commissions or other compensation and charges (including reasonable attorneys' fees and court costs) claimed by any broker, agent or other person or entity claiming to have represented Landlord in connection with this Lease. Landlord hereby further agrees to indemnify, defend and hold Tenant harmless from and against any and all costs, claims, expenses or liability for commissions or other compensation and charges (including reasonable attorneys' fees and court costs) claimed by any Landlord's Future Broker and Tenant's Future Broker which is entitled to payment of a commission, pursuant to the terms of a written brokerage agreement entered into by Landlord and such broker pursuant to the terms of subparagraph (d) above, by reason of any future exercise by Tenant of Tenant's Extension Option set forth in Rider 1 hereof and/or Tenant's Right of First Offer, set forth in Rider 2 hereof, or by reason of any other leasing transaction referred to in subparagraph (d) above, other than any commissions which Tenant may agree to pay any broker claiming to have represented Tenant.

        (g) The terms and provisions of this Paragraph 11 (Brokers) shall survive the expiration or sooner termination of this Lease.

        Section 22.8. Exculpatory Clause. All separate or personal liability of Landlord or any of its partners, officers, directors, employees and/or joint ventures, is hereby waived by Tenant, and by every person now or hereafter claiming by, through or under Tenant, and Tenant agrees that it shall look solely to Landlord's interest in the


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
Building for the payment or other satisfaction of any claim against Landlord. In the event Landlord shall bring any legal or equitable action against the original named Tenant herein seeking to enforce the terms of this Lease, then for so long as the original named Tenant herein shall maintain its existence as a corporation, duly existing and in good standing, Landlord shall not seek to hold the officers, directors, shareholders or employees of the original named Tenant herein liable for any default of the Tenant under the terms of this Lease. The provisions of the preceding sentence shall not apply to any assignee of the original named Tenant herein.

        Section 22.9. No Recording; Notice of Lease. Tenant shall not record this Lease or any portion hereof or reference to this Lease. In the event Tenant violates this prohibition against recording, at Landlord's option, this Lease shall terminate or Landlord may declare Tenant in default under this Lease and pursue any and all of Landlord's remedies provided in this Lease. Notwithstanding the foregoing, Landlord and Tenant shall execute and deliver within sixty (60) days of the execution of this Lease duplicate originals of an instrument, in recordable form, which will constitute a statutory Notice of Lease, setting forth a description of the Demised Premises, the Term and any other provisions required by statute, as Landlord may request. This instrument shall be recorded in the Land Records of the City of Stamford, Connecticut, by Landlord. Upon the Expiration Date or sooner termination of this Lease, Tenant, upon Landlord's request, shall promptly execute and deliver an instrument in recordable form terminating such Notice of Lease. The terms of this Section 22.9 shall survive the expiration or sooner termination of this Lease.

        Section 22.10. Financial Information. Upon Landlord's request, initially and thereafter annually during the Term hereof, Tenant shall provide Landlord with evidence satisfactory to Landlord regarding such financial (audited and unaudited) and descriptive information concerning Tenant and/or any entity occupying any portion of the Demised Premises and such entity's business as Landlord may deem necessary or desirable. If audited financial statements are not prepared for Tenant or such approved assignee or sublessee for any given Lease Year or Lease Years during the Term hereof, then Tenant shall provide Landlord with such other reasonably descriptive unaudited financial reports, including all footnotes, of Tenant's business prepared in accordance with generally accepted accounting principles and certified by the Tenant's Chief Financial Officer or, at Tenant's election in lieu of such unaudited financial reports, Tenant may provide Landlord with complete copies of Tenant's signed and filed federal income tax returns for such Lease Year(s). Landlord shall hold all such financial information in strict confidence and shall not disclose the same to any party, other than to Landlord's personnel, attorneys, agents and existing and prospective lenders and purchaser, who shall be instructed to respect the confidentiality of such financial information.

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        Section 22.11. Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

        Section 22.12. Inability to Perform. This Lease and the obligation of Tenant to pay Rent and other payments required hereunder and to comply with all of the other provisions of this Lease, shall in no way be affected, impaired or excused because Landlord is delayed in supplying any service expressly or impliedly to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, or is unable to fulfill or is delayed in fulfilling any other obligation hereunder, if Landlord is so prevented or delayed by reason of Force Majeure, provided that Landlord uses all reasonable and commercially feasible efforts to fulfill all such obligations despite such Force Majeure and in all events as promptly as possible after the Force Majeure giving rise to such prevention or delay ceases to exist.

        Section 22.13.  Counterclaims, Etc.

        (a) Tenant waives Tenant's rights, if any, to assert a counterclaim in any summary proceeding brought by Landlord against Tenant, and Tenant agrees to assert any such claim against Landlord only by way of a separate action or proceeding, unless such counterclaim would be deemed waived or banned if not brought by Tenant in such summary proceeding.

        (b) Tenant waives Tenant's rights if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

        (c) To the extent not prohibited by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises, or any emergency or other statutory remedy with respect thereto.

        Section 22.14. No Surrender. The delivery of keys to Landlord, an employee of Landlord or its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. Landlord or its agent is authorized to receive Tenant's keys for any purposes without releasing Tenant from any of its obligations under this Lease.

        Section 22.15. Modification of Lease. If, in connection with obtaining, continuing or renewing financing for the Project or any part thereof (or a leasehold or any other interest therein) whereby the Project represents collateral in whole or in part, a bank, insurance company or other lender shall request modifications of this Lease as a condition of such financing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the Rent and other financial obligations of Tenant hereunder and do not increase the non-monetary obligations of Tenant (other than to a de minimis extent) hereunder or adversely affect to a material degree the Tenant's leasehold interest hereby created. Landlord shall pay Tenant's reasonable, out-of-pocket attorney's fees incurred by Tenant in connection with Tenant's compliance with any request made by Landlord under this Section 22.15.

        Section 22.16. Headings. The Article and Section headings in this Lease and the Table of Contents prefixed to this Lease are inserted only as a matter of convenience or reference and are not to be given any effect whatsoever in construing this Lease.

        Section 22.17. Parking. (a) Notwithstanding anything to the contrary contained herein, Landlord shall not be responsible or liable for any damage, loss, collision, theft or vandalism to any automobiles parked at the parking facilities at the Project, or to any personal property or contents of such automobiles. The use of the parking facilities at the Project by Tenant or Tenant's agents, employees, contractors, invitees or licensees shall be at their sole risk, and all such parties hereby release Landlord from any and all claims, costs or liabilities, for any damage, loss, collision, theft or vandalism to such automobiles or personal property, however caused. The provision of security services shall not be deemed to be a waiver of this subsection or to create any liability upon or any estoppel against Landlord. Tenant and Tenant's agents, employees, contractors, invitees and licensees shall be required to park, secure and lock their own automobiles at all times while such automobiles are at the parking facilities at the Project, and to comply with such parking rules and regulations as may be prescribed by Landlord from time to time and to any reasonable modifications and/or additions thereto.

        (b) There shall not be overnight parking at the Project except in the Overnight Parking Area, if any, the size and location of which may be designated, from time to time, by Landlord. Any Overnight Parking Area designated by Landlord shall be located in the Building garage. Tenant's employees may only park personal, passenger motor-vehicles in such designated Overnight Parking Area to facilitate business travel only and for no more than five (5) consecutive business days at any one time, provided that Tenant provides Landlord with no less than twenty-four (24) hours prior notice of Tenant's need for such Overnight Parking. Tenant's notice shall specify the name of the owner and the make, model and license plate number for cars to be parked in the Overnight Parking Area. Tenant's employees may not use the Overnight Parking Area to park motor vehicles while on vacation. Except as expressly provided above, Tenant shall, and shall cause its personnel and visitors to, remove all automobiles from the parking area at the end of Normal Business Hours. If any automobile owned by Tenant or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (including, without limitation, snow removal), any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord's equipment or equipment owned by others by reason of the presence or removal of said automobile shall be paid by Tenant to Landlord, as Additional Rent. Tenant and Tenant's employees may only park passenger motor vehicles in the Project parking areas. No motor-homes, recreational vehicles, buses or commercial vehicles may be parked in the Project parking areas.

        (c) Landlord shall furnish Tenant with three and one/half (3.5) passenger motor-vehicle parking garage/lot use cards per 1,000 rentable square feet in the Demised Premises. If any such key card is lost, damaged or misplaced, Tenant shall pay a fee established by Landlord for its replacement, which fee shall initially be $15.00.

        Section 22.18. Authority. Each of the individuals executing this Lease on behalf of Tenant warrants and represents individually to Landlord that Tenant is a duly authorized and existing corporation, qualified to do business in the State of Connecticut, that Tenant has the full right and authority to enter into this Lease, and that each and every individual signing on behalf of Tenant is duly authorized to do so. Tenant will provide evidence reasonably satisfactory to Landlord confirming these representations.

        Section 22.19. Opinions of Counsel, Etc. Upon execution of this Lease, Tenant shall deliver an opinion of Tenant's counsel reasonably acceptable to Landlord confirming that Tenant is a duly authorized and existing corporation qualified to do business in the State of Connecticut and that each of the individuals executing this Lease on behalf of Tenant is authorized to do so. Tenant shall also furnish a certified copy of its corporate resolutions authorizing this Lease, a recent good standing certificate from Delaware and Connecticut and a Secretary's incumbency certificate attesting to the authority and position of the signatory of this Lease.

        Section 22.20. Lease Condition; Mortgagee Notice.

        (a) This Lease is expressly conditioned upon Landlord's receiving the consent and approval of Landlord's mortgagee to its terms and provisions. Landlord's mortgagee shall review a final execution copy of the Lease once finalized by the parties hereto and shall either approve or comment on said draft prior to its execution. Should said consent not be received, Landlord may, at Landlord's option, cancel this Lease and return any rent which Tenant has deposited with Landlord upon execution of this Lease, and thereafter the parties shall have no further obligations to each other with respect to this Lease. If, however, Landlord believes that such consent is forthcoming, Landlord may unilaterally extend the 30-day time period by such amount of time as it believes appropriate.

        (b) Tenant agrees to give to People's Bank at the following address: 350 Bedford Street, Stamford, Connecticut 06901-1741 and to the holder of any other interest to which this Lease is or may hereafter become subordinate, a copy of any notice of default served by Tenant upon Landlord provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment or otherwise) of the address of such holder(s). Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease then such holder(s) shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time then such additional time as may be necessary if within such sixty (60) days any such holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

        Section 22.21. Joint and Several Liability. If Tenant is composed of more than one (1) signatory to this Lease, each such signatory will be jointly and severally liable for the fulfillment and performance by Tenant of the terms and provisions of this Lease.

        Section 22.22. No Offer. It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one (1) of said originals to Tenant.

        Section 22.23. Security. Landlord shall maintain security for the Common Areas and the parking areas of the Project in a manner reasonably consistent with Class-A office building standards as determined in Landlord's judgment.

        Section 22.24. Roof-top Antenna. (a) Subject to Landlord's prior written consent, which consent must be procured by Tenant on a case-by-case basis, and which consent shall not be unreasonably withheld or delayed, and subject to Tenant first obtaining all necessary building permits and all other required governmental approvals and authorizations therefor, Landlord agrees to lease to Tenant, for a term (e.g. duration) which is mutually acceptable (not less than three (3) years) and subject to the other terms and conditions set forth below, such area or areas located on the roof of the Building as

Landlord may designate, for the purpose of enabling Tenant to install, operate and maintain at its sole cost and expense, a reception only dish antenna (or other comparable substitute telecommunications equipment of similar size and use requiring a similar size area of the Building roof) approved by Landlord in advance (herein collectively referred to as the "Antenna") on the roof of the Building. For the purpose of this Section 22.24, criteria which Landlord may consider in determining whether or not to approve Tenant's request to lease any portion of the Building roof shall include, but not be limited to, (1) any impact which such use may have on the aesthetic appearance of the Building, (2) the size of the antenna or other equipment which Tenant may desire to install on the roof, (3) the size and location of the area of the roof which Tenant desires to use, (4) whether Tenant's use hereunder would cause damage to the roof or the Building or interfere with the efficient operation of any Building systems. Notwithstanding anything to the contrary set forth herein, Tenant may not install and maintain on the Building roof, at any one time, more than one (1) antenna or other such approved substitute telecommunications equipment.

        (b) No Fixed Rent shall be payable by Tenant for any such Roof-top Antenna Lease during the first Lease Year of this Lease. After the first Lease Year, the Tenant shall pay Landlord a market-rate Monthly Fixed Rent for any such Roof-top Antenna Lease, in an amount determined by Landlord. After the first Lease Year, Landlord shall provide Tenant, on or about the start of each Lease Year during the term of the Antenna Lease, with notice of the Fixed Monthly Rent for the Antenna Lease for the following Lease Year. The Lease shall automatically terminate, without notice to Tenant, upon the occurrence of an Event of Default under the Lease. Upon thirty (30) days' prior written notice to Tenant Landlord may require Tenant to relocate, at Tenant's sole cost and expense, its Antenna to such other location of the roof as Landlord may designate.

        (c) Tenant shall not penetrate or otherwise damage the surface of the roof in connection with the installation, operation, maintenance and repair of the Antenna and Tenant shall promptly repair, at its sole cost and expense, all damage caused by the installation, maintenance, operation, relocation and removal of the Antenna. The provisions of the last sentence of Section 9.2 (Tenant's Repairs) herein shall be applicable in the event Tenant shall fail to promptly repair such damage. In the event the Landlord should determine or be advised that the operation of the Tenant's Antenna should interfere with the use and operation of any other communication or electrical equipment at the Project, then Tenant shall promptly cause such interference to cease immediately and if Tenant is unable to operate its Antenna in a manner which eliminates such interference, then Landlord may terminate the Antenna Lease immediately upon delivery of notice of such termination to Tenant. The Antenna Lease, the Tenant's operation of the Antenna and Tenant's use of the Building roof for the purpose permitted in this Section 22.24 shall be subject to all of the other terms and conditions of this Lease, including, without limitation, the terms and conditions and Tenant's obligations under Sections 7.1, 8.2, 9.2, 9.4, 9.5,

Article 11, Article 14 and Exhibit B. Notwithstanding anything to the contrary contained in this Lease, upon the expiration or termination of the Roof-top Antenna Lease Tenant shall, at its sole cost and expense, remove its Antenna and all of its other equipment and property from the roof of the Building and shall repair all damage caused thereby.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                LANDLORD:

WITNESSES:                      STAMFORD TOWERS LIMITED PARTNERSHIP,
                                a Delaware limited partnership

/s/ Geoffrey F. Fay             By Stamford Towers, Inc.,
- --------------------            as General Partner
GEOFFREY F. FAY

- --------------------            By: /s/ Regina Hertl
                                    -----------------------------
                                Name:  REGINA HERTL
                                    -----------------------------
                                Its:   PRESIDENT
                                    -----------------------------


                                TENANT:

WITNESSES:                      CARDMEMBER PUBLISHING CORPORATION,
                                a Delaware corporation

/s/ [ILLEGIBLE]
- -------------------------
/s/ William A. Durkin III       By: /s/ Steven H. Levenherz
                                    -----------------------------
                                Name: Steven H. Levenherz
                                    -----------------------------
                                Its:  Asst. Secretary
                                    -----------------------------

STATE OF CONNECTICUT       )
                           ) ss.: Stamford
COUNTY OF FAIRFIELD        )


        On this 15th day of January, 1996, personally appeared before Geoffrey
F. Fay, the undersigned officer STAMFORD TOWERS LIMITED PARTNERSHIP, a Delaware limited partnership, acting herein Stamford Towers, Inc., a General Partner, by Regina M. Hertl, its duly authorized President who acknowledged that she signed, sealed and delivered the above and foregoing instrument as her free act and deed, the free act and deed of said Stamford Towers, Inc., and the free act and deed of said STAMFORD TOWERS LIMITED PARTNERSHIP, for the purposes therein stated, before me.



                                    /s/ Geoffrey F. Fay
                                    ----------------------------------
                                    Commissioner of the Superior Court


STATE OF CONNECTICUT       )
                           ) ss.: Stamford
COUNTY OF FAIRFIELD        )


        On this 3rd day of January, 1996, personally appeared before William A. Durkin III, the undersigned officer CARDMEMBER PUBLISHING CORPORATION, a Delaware corporation, by Steven H. Levenherz, its duly authorized Asst. Vice President who acknowledged that he/she signed, sealed and delivered the above and foregoing instrument as his/her free act and deed and the free act and deed of said CARDMEMBER PUBLISHING CORPORATION, for the purposes therein stated, before me.


                                    /s/ William A. Durkin III
                                    ----------------------------------
                                    Commissioner of the Superior Court

                                    RIDER 1
                                TO LEASE BETWEEN
                      STAMFORD TOWERS LIMITED PARTNERSHIP
                                      AND
                       CARDMEMBER PUBLISHING CORPORATION

                           OPTION TO EXTEND THE TERM


        Option to Extend the Term. (a) Provided Tenant is not in default of the terms, covenants and conditions of this Lease either at the time of its exercise or as of the Expiration Date, and the Tenant named in Article 1 is in occupancy of the entire Demised Premises (as the same may have been expanded, reduced or otherwise modified by written amendment to this Lease) at each such time, Tenant shall be entitled to an extension of the Term (the "Extension Term") for one period of five (5) years, beginning on the day after the Expiration Date; provided, however, that Tenant shall have given Landlord written notice (hereafter referred to as "Tenant's Extension Notice") of Tenant's election to extend not more than two (2) years and not less than one (1) year prior to the Expiration Date, (unless Tenant should submit a Tenant's Extension Notice in connection with Tenant's exercise of its Right of First Offer pursuant to the terms of paragraph (a) (ii) (B) (2) of Rider 2 to this Lease, in which event Tenant's Extension Notice shall be delivered simultaneous with Tenant's delivery to Landlord of Tenant's Acceptance Notice pursuant to subparagraph (a) (ii) (B) of Rider 2 hereof) with time being of the essence as to such dates.

        SIMULTANEOUS WITH TENANT'S DELIVERY OF TENANT'S EXTENSION NOTICE TO LANDLORD, TENANT SHALL PROVIDE LANDLORD WITH WRITTEN NOTICE IDENTIFYING AND SPECIFYING TENANT'S BROKER (IF ANY) FOR THE TRANSACTION WHICH IS THE SUBJECT OF THIS RIDER 1, AS REQUIRED UNDER THE TERMS OF SECTION 22.7(d) HEREIN.

        The Extension Term shall be upon the same covenants and conditions as those contained in the Lease, except as follows: The Annual Fixed Rent shall be as provided in Paragraph (b) of this Rider 1; Landlord shall have no obligation to perform any fit-out or other preparatory work to the Demised Premises or to provide any allowances or concessions therefor; and Tenant shall have no further option to extend the Lease. If Tenant does not fulfill any of the notice requirements described in this Rider 1, Tenant's option to extend the Term shall be of no further force or effect.

        (b) The Annual Fixed Rent for the Extension Term (the "Extension Rent") shall be determined as follows: Upon Landlord's receipt of Tenant's timely notice of Tenant's election to extend, Landlord and Tenant shall have a period of twenty (20) days within which to reach agreement as to what constitutes the Extension Rent, which shall be

One Hundred Percent (100%) of the then fair market rental value for comparable, Class-A office space in the downtown Stamford, Connecticut, business district. The determination of fair market rent hereunder shall reflect and include, inter alia, any Tenant's broker's commissions which Landlord may be required to pay in connection with Tenant's exercise of this extension option. If the parties are unable to agree upon a fair market rental value within such twenty (20) day period, then Tenant may, upon notice delivered to Landlord within five (5) days after the expiration of such twenty (20) day period (with time being of the essence as to such date), revoke its exercise of the Option to Extend the Term in which event this Lease shall expire on the stated Expiration Date. If Tenant does not revoke its exercise of such option, then Landlord shall be obligated to lease the Demised Premises to the Tenant for the Extension Term and Tenant shall be obligated to lease the Demised Premises from Landlord for the Extension Term on the terms and conditions set forth herein and the matter of the Extension Rent shall be resolved by binding arbitration in Stamford, Connecticut as follows: Landlord and Tenant shall, within ten (10) days of the expiration of such twenty (20) day period, each appoint an arbitrator who shall promptly confer with each other and attempt to make a joint determination of Extension Rent. No arbitrator appointed hereunder may be an individual real estate broker or real estate agent who has represented either party hereto or any previous Tenant in connection with this Lease or with any other real estate transactions. Further, all arbitrators appointed hereunder must first agree that they will be compensated for their services hereunder only by payment of a reasonable and customary hourly rate for their time expended on this matter. If such arbitrators are able, within ten (10) days of their appointment, to agree upon Extension Rent they shall notify Landlord and Tenant in writing of their joint determination which, absent fraud, bad faith, coercion or other misdeed, shall be binding upon Landlord and Tenant. If such arbitrators shall fail to reach a joint determination of Extension Rent within such ten (10) day period, then such arbitrators shall immediately (1) prepare detailed written statements of the reasons for their determinations of Extension Rent, (2) designate a third arbitrator, and (3) submit copies of each such determination described in clause
(1) hereof to Landlord, Tenant and such third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within five
(5) days, either party may apply to the American Arbitration Association in Connecticut or any successor organization thereto having jurisdiction and having offices in Connecticut, for the designation of such third arbitrator. The third arbitrator shall conduct such hearings and investigations as (s)he may deem appropriate and shall, within ten (10) days after the date of his/her designation, choose the determination of the two arbitrators who were originally selected by the parties which is the nearest to the determination such third arbitrator would have made acting alone, and that choice by the third arbitrator absent fraud, bad faith, coercion or other misdeed shall be conclusively binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this subparagraph
(b), including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Paragraph 2, and the parties hereto shall share equally all other expenses and fees of any such arbitration, including, but not limited to, the fees of the third arbitrator who may be appointed hereunder. Each arbitrator under this paragraph shall (i) have at least ten (10) years, experience in the real estate leasing industry in Stamford, Connecticut, and (ii) be familiar with the commercial real estate market in the Stamford, Connecticut area. When the Extension Rent has been determined, the parties hereto, on request of either of them, shall enter into a signed, written stipulation with respect to the amount thereof and setting forth the expiration date of such Extension Term.

        (c) If Tenant possesses or occupies all or any part of the Demised Premises after the Expiration Date without properly exercising its option to extend (or after the expiration of the Extension Term), without receipt of Landlord's prior consent, Tenant shall be deemed to be "holding over" and the terms and provisions of Article 18 (Holding Over) of the Original Lease shall apply. If Tenant has properly exercised its option to extend, pursuant to this Rider 1, Tenant shall not be deemed to be "holding over" and the terms and provisions of Article 18 (Holding Over) of the Original Lease shall not apply even if the Extension Rent has not been finally determined prior to the expiration of the initial Term of the Lease, providing that Tenant is not the cause of any delay in the final determination of the Extension Rent. If Tenant has properly exercised its option to extend the term of this Lease, pursuant to this Rider 1 and the Extension Rent for the Extension Term has not been finally determined by the first day of the Extension Term, then Landlord shall be obligated to lease the Demised Premises to the Tenant for the Extension Term on the terms and conditions set forth herein and Tenant shall be obligated to lease the Demised Premises from Landlord for the Extension Term on the terms and conditions set forth herein and until the Extension Rent shall be finally determined pursuant to subparagraph (b) above, the Tenant shall pay Landlord (1) Fixed Rent during the Extension Term at the rate initially proposed by Landlord as the fair market rental rate for the Demised Premises at the time Tenant exercised its option to extend the Term of this Lease pursuant to this Rider 1, and (2) Additional Rent as provided in the Lease. Within twenty (20) days of the date that the Extension Rent shall be finally determined under subparagraph (b) above, the Landlord shall remit to Tenant any overpayment of Fixed Rent for the Extension Term and the Tenant shall remit to Landlord any underpayment of Fixed Rent for the Extension Term prior thereto.

        (d) Each arbitrator under this subparagraph (d) is hereby instructed in determining Extension Rent to give whatever weight (s)he deems appropriate to the fact that Extension Rent is being determined for a five (5) year Extension Term.

        (e) Unless Tenant shall agree with Landlord, in writing, not later than sixty (60) days prior to the Tenant's exercise of its option to extend hereunder to be solely responsible for the payment of any Landlord's broker and any Tenant's broker, the payment of Landlord's broker shall be in the form of a renewal commission, if any, and the payment of Tenant's broker shall be in the form of a renewal commission, if any.

                                    RIDER 2
                                TO LEASE BETWEEN
                      STAMFORD TOWERS LIMITED PARTNERSHIP
                                      AND
                       CARDMEMBER PUBLISHING CORPORATION

                 RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE


        (a) Tenant's Space Inquiry Notice; Landlord's Offer Notice. In the event that Tenant shall desire, in any given calendar year during the Term hereof, to lease space on the tenth (10th) floor of the Building, then Tenant shall, on the first day of January of such calendar year, provide Landlord with written notice of Tenant's desire to lease space on the tenth (10th) floor of the Building (hereafter referred to as "Tenant's Space Inquiry Notice"), which Tenant's Space Inquiry Notice must specify the rentable square footage of space desired by Tenant and the length of the lease term for such space desired by Tenant. In the event Landlord timely receives the foregoing Tenant's Space Inquiry Notice from Tenant and provided that Tenant is not then in default of any of the terms, covenants or conditions of this Lease and further provided that the Tenant named in Article 1 hereof is then conducting its business operations in the entire Demised Premises and has not assigned or is then subleasing any of the original Demised Premises hereunder, then Landlord shall:

                  (i) notify Tenant in the event any space located on the tenth
         (10th) floor of the Building should become available for lease during such calendar year after the expiration or sooner termination of the first letting of such space in question for a term in excess of one (1) year (including any sublettings, assignments, renewals and/or extensions thereof), (ii) provide Tenant with a notice (the "Landlord's Offer Notice") pursuant to which Landlord shall specify the area and location of the space on the tenth (10th) floor of the Building which shall become available during such Lease Year (the "Offered Space") and shall offer to lease such Offered Space for a rental rate and upon such other conditions as may be set forth in the Landlord's Offer Notice (Terms and conditions of such offered letting not specified in the Landlord's Offer Notice, shall be as provided in this Lease), and (ii) and Tenant shall be afforded a period of fifteen (15) days, from and after the delivery of such Landlord's Offer Notice, in which to submit to Landlord a binding, written commitment (hereafter referred to as the "Tenant's Acceptance Notice") to Lease such specified tenth (10th) floor space on the exact terms and conditions specified in such Landlord's Offer Notice.

                  SIMULTANEOUS WITH TENANT'S DELIVERY OF TENANT'S ACCEPTANCE NOTICE TO LANDLORD, TENANT SHALL PROVIDE LANDLORD WITH WRITTEN NOTICE IDENTIFYING AND SPECIFYING TENANT'S BROKER (IF ANY) FOR THE TRANSACTION WHICH IS THE SUBJECT OF THIS RIDER 2, AS REQUIRED UNDER THE TERMS OF
         SECTION 22.7(d) HEREIN.

                           (ii) The term (e.g. duration) of Tenant's lease of the Offered Space shall be as follows:

                  (A) In the event the term of Tenant's lease of the Offered Space and Tenant's obligation to pay Rent for the lease of the Offered Space shall commence on a date which is within five (5) years from the Commencement Date of this Lease, then the term of Tenant's lease of the Offered Space shall be coterminous with the remaining initial Term of the lease of the original Demised Premises and Tenant's lease of the Offered Space shall expire on the Expiration Date specified in Article 2 of this Lease, unless such term is extended pursuant to the terms of Rider 1.

                  (B) In the event the term of Tenant's lease of the Offered Space and Tenant's obligation to pay Rent for its lease of the Offered Space shall commence on a date which is more than five (5) years from the Commencement Date of this Lease, then:

                  (1) simultaneous with Tenant's submission of its Tenant's Acceptance Notice pursuant to the terms of this Rider 2, Tenant must submit a Tenant's Extension Notice under Rider 1, pursuant to which Tenant elects to extend the Term of Lease of the original Demised Premises in accordance with terms and conditions of Rider 1 hereof, and

                  (2) the term of Tenant's lease of the Offered Space shall be coterminous with the remaining initial Term, plus the Extension Term and the Tenant's lease of the Offered Space shall expire upon the expiration of the Extension Term.

                (b) If Tenant accepts the offer to lease such space by submitting its Tenant's Acceptance Notice (and, if required, Tenant's Extension Notice) within the time and manner specified, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that such tenth (10th) floor Offered Space is part of the Demised Premises and containing other appropriate terms and provisions, as determined by Landlord, relating to the addition of such space (including, but not limited to, any increase or other adjustment of Rent as a result of such addition). Except as expressly provided in Section 22.7 of the Lease, Landlord shall have no obligation to pay any commission to any broker claiming to represent Tenant in connection with Tenant's exercise of this Right of First Offer to Lease. If Tenant does not accept, in writing, its legally binding offer to lease such Offered Space on the exact terms specified in the Landlord's Offer Notice by submitting its written Tenant's Acceptance Notice (and, if required, Tenant's Extension Notice) to Landlord within fifteen (15) days of delivery of such Landlord's Offer Notice to Tenant, with time being of the essence, Landlord shall thereafter be free to rent such space to any third parties upon any terms and conditions. Landlord shall have no obligation to negotiate the terms of such letting with Tenant for any period of time, in good faith, or otherwise. Tenant agrees to keep all such notices of available space in the Project strictly confidential and to disclose such notices and/or the terms thereof only to such officers and/or employees of Tenant who have a legitimate need to know the information contained therein. All such officers and/or employees shall likewise keep such information strictly confidential.

                                   EXHIBIT A

                      FLOOR PLAN SHOWING DEMISED PREMISES
                                  EXHIBIT A-1

                             DESCRIPTION OF PROJECT


All those two certain parcels of land together with the buildings thereon, situated in the City of Stamford, County of Fairfield, and State of Connecticut, bounded and described as follows:

Parcel 1

All that certain piece, parcel or tract of land located in the City of Stamford, County of Fairfield and State of Connecticut shown and designated on a certain map entitled "Property Surveyed for: Stamford Towers Limited Partnership
Location: Washington Boulevard, Division Street and Clinton Avenue, Stamford, Connecticut" which map is to be filed in the office of the Town Clerk of the City of Stamford, reference thereto being hereby had.

Said premises as shown on said map are bounded and described as follows:
Commencing at a point where the westerly line of Washington Boulevard intersects the northerly line of Division Street in the City of Stamford, County of Fairfield and State of Connecticut and proceeding thence north along Division Street N 79 degrees 42 minutes 20 seconds W a distance of 464.21 feet to Clinton Avenue, thence along the easterly line of Clinton Avenue N 8 degrees 46 minutes E a distance of 171.62 feet to land of Alice Rinck Ricklefs, thence proceeding S 81 degrees 35 minutes E 137.75 feet, thence N 18 degrees 40 minutes E 17.10 feet, thence N 9 degrees 3 minutes E 21.61 feet to land of Connecticut Newspapers, Inc., thence southeasterly, northeasterly and again southeasterly along land of Connecticut Newspapers, Inc. the following courses and distances:
S 81 degrees 30 minutes E a distance of 3 feet, thence N 17 degrees 3 minutes 30 seconds E a distance of 21.04 feet, S 77 degrees 18 minutes E a distance of
234.92 feet and S 77 degrees 47 minutes E a distance of 176.36 feet to Washington Boulevard, thence proceeding S along the arc of a curve with a radius of 441.24 feet a distance of 104.345 feet to land of Zarouhi N. Saradjian, thence proceeding N 78 degrees 27 minutes W a distance of 161.60 feet, thence S 9 degrees 11 minutes 40 seconds W a distance of 60.05 feet, thence S 78 degrees 27 minutes E a distance of 133.74 feet to Washington Boulevard, thence proceeding south along the westerly line of Washington Boulevard on the arc of a curve with a radius of 441.24 feet a distance of 46.93 feet and proceeding south along the arc of a curve with a radius of 497.85 feet a distance of 22.74 feet to the point or place of beginning.

Said premises are conveyed together with all of mortgagor's rights in and to the southerly 3'9" area of the property owned by Alice R. Ricklefs adjoining the premises as shown on the above referenced map and as reserved in a deed from Emil Zantow to Harry C. Purdy dated November 9, 1920 and recorded in Book 239 Page 389 of the Stamford Land Records.

Parcel 2

All that certain piece, parcel or tract of land situated in the City of Stamford, County of Fairfield and State of Connecticut shown and designated on a certain map entitled "Map Showing a Consolidation of Properties Prepared for Louis DeBeradinis, Stamford, Connecticut" which map is on file in the office of the Town Clerk of the City of Stamford and numbered 11597 reference thereto being hereby had.

Said premises as shown on said map are bounded and described as follows:
Beginning at a point where the southerly line of Division Street intersects the westerly line of Washington Boulevard in the City of Stamford, County of Fairfield, and State of Connecticut and proceeding south along the westerly line of Washington Boulevard on the arc of a curve with a radius of 497.85 feet for a distance of 218.307 feet, thence proceeding S 0 degrees 18 minutes 35 seconds W a distance of 59.68 feet, thence proceeding S 89 degrees 39 minutes W a distance of 192.24 feet to land now or formerly of Fannie Fishman and proceeding thence N 1 degree, 39 minutes E a distance of 139.20 feet, thence S 88 degrees 59 minutes W a distance of 3.96 feet, thence proceeding N 1 degree 51 minutes 40 seconds W a distance of 132.63 feet to the southerly line of Division Street, thence proceeding along the southerly line of Division Street N 89 degrees 30 minutes 50 seconds E a distance of 59.17 feet and S 89 degrees 56 minutes 40 seconds E a distance of 185.89 feet to the point or place of beginning.

Said Parcels 1 and 2 being the same premises as conveyed in Warranty Deed from Louis DeBeradinis to Edward Feldman, Trustee, dated October 30, 1986, and recorded on October 30, 1986, at 3:52 p.m. in the Stamford Land Records.

                                  EXHIBIT A-2

                                    HOLIDAYS


New Year's Day*, Martin Luther King's Birthday, President's Day, Memorial Day, Independence Day*, Labor Day, Columbus Day, Thanksgiving Day, Day after Thanksgiving, Christmas Day*.


- ------------------------
*To be included in Holidays if it falls on a weekday. If it falls on a Saturday, the immediately preceding Friday shall be included in Holidays. If it falls on a Sunday, the immediately following Monday shall be included in Holidays.

                                   EXHIBIT B

                                  WORK LETTER
                                 (January 1996)

        1. Tenant's Work. Tenant shall perform such work to the Demised Premises as may be necessary or desirable for Tenant's initial use and occupancy of the Demised Premises including, but not limited to, any electrical, plumbing, air-conditioning, mechanical or structural work to meet Tenant's requirements ("Tenant's Work") in accordance with the provisions of this Work Letter and, to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease, including, without limitation, Article 3 and Article 9 thereof. Performance of Tenant's Work shall not serve to abate or extend the date for commencement of Rent under the Lease. Landlord agrees to cooperate with Tenant to expedite the performance of Tenant's Work and shall make its Building Manager available to Tenant for reasonable periods of time between the hours of 9:00 a.m. to 5:00 p.m., Mondays to Fridays, and upon reasonable advance notice, provided Tenant pays, as Additional Rent, all actual costs and expenses incurred by Landlord in so doing. Tenant agrees, as a material inducement to Landlord to enter into the Lease, to perform or cause to be performed as a part of Tenant's Work, the installation of an Intellimeter electrical submetering system and such other items as may be described on Exhibit B-1 (Minimum Tenant's Work) to the Lease as may be applicable to any particular Tenant's Work.

        2.      Work Costs.

        (a) Except as otherwise provided herein and in the Lease, Tenant shall pay all costs (the "Work Costs") associated with Tenant's Work whatsoever, including, without limitation, all costs for permits, approvals, authorizations, inspections, space planners, interior designers, architects, engineers, and contractors, utility connections, labor, materials, bonds, insurance, and any structural or mechanical work, additional HVAC and control equipment or sprinkler heads, modifications to any Building mechanical, electrical, plumbing or other systems or equipment, or relocation of any existing sprinkler heads, required as a result of the layout, design, or construction of Tenant's Work.

        (b) Tenant shall submit to Landlord a final line item budget of all Work Costs (a "Budget") for any proposed Tenant's Work which shall be subject to the reasonable approval of Landlord and its lender. Tenant shall make any changes to the Budget as may reasonably be requested by either or both such part(ies). Any material decrease in the Budget as a whole or in one or more line items shall be subject to the approval of Landlord and its lender.

        (c) Allowance amount. Landlord shall pay Tenant, subject to the terms of the Lease, including the provisions of Article 3 thereof and this Section 2 (c), up to the aggregate amount of SIX HUNDRED FIFTY-TWO THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($652,750) (based upon $35.00 per rentable square foot and 18,650 rentable square feet being in the Demised Premises) (hereinafter referred to as the "Allowance") of the Work Costs incurred by Tenant in connection with the Tenant's Work which shall be undertaken by Tenant in accordance with the Space Plan (as defined herein) approved by Landlord prior to the execution of this Lease (subject to change orders and modifications subsequently approved by Landlord) for the initial fit-up of the Demised Premises to ready the Demised Premises for Tenant's initial occupancy thereof. The Allowance shall be paid to Tenant in installments upon presentation by Tenant, no more than once in each calendar month, of a certificate of an officer of Tenant specifying the Work Costs incurred on a line item basis since the last such presentation (if any) and certifying that all Tenant's Work during such period has been completed in conformity with the plans approved by Landlord in writing and in accordance with the provisions hereof; provided, however, that no more than $3.50 per rentable square foot of the Allowance shall be paid to Tenant on account of the costs, fees and expenses of space planners, architects and engineers. No payment shall be made on any request which would cause the aggregate amount of the Allowance paid on any line item to exceed materially the amount provided for such item in the Budget. Landlord shall be entitled to any rebate, credit or refund for any items included in Work Costs for which an Allowance installment is sought (including, without limitation, any rebate, credit or refund from any public utilities). The amount of such rebate, credit or refund shall not be deducted from the Allowance or Work Costs for which an Allowance installment may be paid. Tenant, as a condition of the payment of each installment of the Allowance, shall submit, together with its certificate, all invoices, lien waivers, AIA form architects' certificates, and such other evidence as Landlord and/or its lender may reasonably require showing that the Tenant's Work giving rise to such Work Costs has been fully completed, and that no mechanic's, materialmen's or other such liens have been or may be filed against the Building or the Demised Premises arising out of the design or performance of Tenant's Work. If any such liens are filed, Tenant shall cause the same to be removed and/or secured by the posting of a bond as provided in Article 9 of this Lease, failing which Landlord shall have the remedies available under the Lease including, without limitation, those set forth in Article 9. After satisfaction of such payment conditions, for each installment of the Allowance, Landlord shall pay to Tenant ninety percent (90%) of the certified Work Costs for the period in question. The remaining ten percent (10%) of each such installment shall be retained by Landlord until such time as Tenant's Work has been fully completed to the reasonable satisfaction of Landlord and Landlord's lender, and there have been delivered to Landlord final lien waivers, AIA form architects' certificates and such other evidence as Landlord and/or its lender may reasonably require showing that all of Tenant's Work has been fully completed and that none of the aforementioned liens have or may be filed (the "Retainage Release Conditions"). All amounts retained shall be paid by Landlord to Tenant within thirty (30) days after fulfillment of the Retainage Release Conditions therefor and Tenant's submission of appropriate evidence of the satisfaction of the Retainage Release Conditions, as determined by Landlord, in its reasonable judgment, and any Landlord lender. Notwithstanding anything to the contrary contained herein, the Allowance shall not be requested for or applied toward any fees or charges payable to Tenant, directly or indirectly, for Tenant's (or any affiliate of Tenant's) overhead, administrative expenses or profit with respect to Tenant's Work, nor for moving expenses, furniture, furnishings, equipment or any other items which are not customarily and properly considered capitalizable "fit-out" costs. Allowance amounts may be applied towards the cost of all electrical wiring installed in the Demised Premises for Tenant's domestic electric use.

        (d) Except to the extent hereafter provided, Tenant shall pay all Work Costs in a timely manner. Any delay in or dispute concerning the payment of the Allowance or any installment thereof shall in no manner excuse Tenant from paying or permit Tenant to delay the payment of any Work Costs if such failure to pay or delay in payment shall in any manner adversely affect Landlord, its lender or either of their interests in the Project or any part thereof.

        3.      Plans and Contracts, Etc.

        (a) Prior to the commencement of any Tenant's Work, Tenant shall submit to Landlord (i) one (1) set of fully dimensioned preliminary drawings, prepared at Tenant's sole cost and expense, which shall indicate Tenant's intentions with respect to the design of the Demised Premises, including a floor plan which includes a fixture layout (collectively referred to herein as the "Space Plan"), and (ii) executed architects and engineers contracts and all related construction contracts on standard AIA forms and after the commencement of the Tenant's Work Tenant shall promptly deliver to Landlord any and all monthly AIA form draw requests related to payments under such contracts and any change orders Tenant should desire to make.

        (b) Landlord and Landlord's architect and/or engineer shall review Tenant's Space Plan to help insure that Tenant's proposed design will not conflict with, or adversely affect, the design, structure or systems of the Building and/or the Project. If Landlord has not already done so, Landlord shall, within ten (10) business days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit the revised Space Plan to Landlord within ten (10) business days after receipt of Landlord's initial disapproval, and shall continue to do so as necessary until the same are approved.

        (c) Unless attached as an exhibit to the Lease or otherwise previously approved in writing by Landlord, within sixty (60) days after receipt of Landlord's approval of the Space Plan, Tenant shall submit to Landlord four (4) sets of fully dimensioned scale drawings, hereinafter referred to as "Working Drawings," prepared at Tenant's sole cost and expense, which drawings shall indicate the specific requirements of Tenant's space, including sections and details, types of materials and colors, interior partitions, ceiling plans, plumbing fixtures and electrical plans prepared by a licensed electrical engineer setting forth all electrical requirements of Tenant, and Tenant shall include all drawings, specifications and bid forms of such scope as to delineate completely the mechanical, structural, heating, ventilation, air-conditioning, electrical and construction work to be performed. The Working Drawings shall contain indices and notes of abbreviations and symbols and shall include, but not be limited to, the following architectural, mechanical and engineering drawings, details and specifications (which specifications shall be noted on such drawings):

                (i) demising and interior partition layout and composition sufficiently dimensioned from field-verified existing Building surfaces to be constructed (no less than 1/8" per 1'0" scale);

                (ii) millwork drawings sufficiently elevated as needed for clarity;

                (iii) exit plan showing distance to primary and alternate exits from the Demised Premises to the Building stairs or doorways;

                (iv) the locations and extent of floor loadings in excess of the design capacity of the Building and location of all floor openings including, without limitation, any interconnecting stairwell, and all other structural and mechanical changes;

                (v) estimated total electrical requirements including, without limitation, lighting for the entire Demised Premises showing amount, location and type and dimensioned drawings showing the location and capacity of electrical, telephone and other outlets and switches;

                (vi) partition and reflected ceiling plans including type and location of all electrical and mechanical devices, and showing dimensional locations with reference to the Building columns' center lines or other structural elements and supply and return air grills and access panels to damper equipment and valves, and specifications for special lighting fixtures, giving the length, width and height of the portion which is to be installed above the level of the finished ceiling;

                (vii) lighting plan overlaying architectural backgrounds sufficiently detailed to be constructible (no less than 1/8" per 1'0" scale);

                (viii) power plan;

                (ix) electrical control plan;

                (x) schedule of electrical equipment and panels sufficiently detailed to be constructible;

                (xi) the heat dissipated in each room by Tenant's equipment;

                (xii) drawings showing door locations, swings, undercutting, size and type, and hardware and frame schedule;

                (xiii) drawings showing any cabinet work, ornamental metal work, architectural installations and details;

                (xiv) drawings showing heating, ventilation and air-conditioning requirements and system specifications (including any special or supplementary systems), number and location of people, equipment and special conditions;

                (xv) schedules of equipment, ducts and pumps in sufficient detail to be constructible;

                (xvi) HVAC plans overlaying partition backgrounds, dimensioned and signed to accurately depict the location of all equipment and duct sizes (no less than 1/8" per 1'0" scale);

                (xvii) elevations of potentially conflicting conditions between HVAC and other mechanical equipment or architectural details;

                (xviii) HVAC control diagrams as needed;

                (xix) drawings showing specific electrical, structural, plumbing and mechanical requirements, specifications and locations, including engineering plans and sections;

                (xx) schedule of plumbing equipment and fixtures contained in the plans;

                (xxi) plumbing plans overlaying architectural backgrounds sufficiently detailed to be constructible (no less than 1/8" per 1'0" scale);

                (xxii) drawings showing any non-Building standard ceiling heights and materials;

                (xxiii) complete listing and specification of the finishes, coverings, and/or treatments to be applied to all wall, ceiling and floor surfaces, including any architectural detailing thereof, elevated as needed for clarity;

                (xxiv) drawings showing locations, structural and electrical loads and dimensions of special equipment;

                (xxv) drawings showing special fire protection and security systems; and

                (xxvi) such other plans specifications, drawings and details as may be needed to perform or let contracts for the performance of Tenant's Work (including the details of all such work and the dimensional locations and elevation thereof with respect to the Building columns' center lines or other structural elements and details and sections of conditions peculiar to the Demised Premises).

        If any of the foregoing items is not final and complete or does not contain all of the required information, Tenant shall supply such final and complete and/or additional information promptly as the same are available and in any event prior to performing any Tenant's Work. Landlord and Tenant acknowledge that certain preliminary plans submitted by Tenant to Landlord contain some of the above information and details.

        (d) Landlord and Landlord's architect and/or engineer shall review the Working Drawings and within ten (10) business days after receiving the same shall either approve the same, or disapprove the same advising Tenant of the reasons for such disapproval. If Landlord disapproves the Working Drawings, Tenant shall promptly modify and submit revised Working Drawings, taking into account the reasons given by Landlord for disapproval, and shall continue to do so as necessary until the same are approved. Once fully approved, Tenant shall deliver four (4) sets and one (1) sepia of the Working Drawings to Landlord.

        (e) Landlord's approval of the Space Plan and/or the Working Drawings shall be subject to the approval thereof by Landlord's lender, to the extent such lender so requires.

        (f) Tenant shall, at Tenant's sole cost and expense, arrange for and oversee the filing of the Working Drawings and such other plans as may be approved by Landlord for air-conditioning, plumbing, fire protection, mechanical and electrical work forming a part of Tenant's Work and any other necessary and appropriate plans and specifications for Tenant's Work with the appropriate governmental authorities having jurisdiction and Tenant shall take whatever action shall be necessary (including modification of Working Drawings) to obtain and maintain all necessary approvals from said authorities with respect thereto and the completion of the work reflected therein and shall deliver copies of all of the same to Landlord. All material modifications to the Working Drawings shall be subject to the approval of Landlord and its lender, which approval shall be granted or withheld within three (3) business days after submission thereof. Landlord and Tenant shall cooperate with each other in connection with the aforesaid, provided that Landlord shall not be required to incur any costs or expenses in connection with such cooperation.

        (g) The Space Plan and the Working Drawings shall be prepared in accordance with preexisting conditions and field measurements.

        4. Space Planners, Architects, Engineers, and Contractors. The Space Plan, Working Drawings and Tenant's Work shall be prepared and performed by space planners, interior designers, architects, engineers, contractors and subcontractors approved of by Landlord, that are licensed, bonded, reputable, qualified and adequately insured and who will work in harmony with each other and with those of the Landlord so as to ensure proper maintenance of good labor relationships. All contracts and other agreements with contractors and subcontractors shall be fully assignable to Landlord and its lender.

        5. Changes. Except for non-material changes (a) not affecting the Building's structure or mechanical and/or utility systems, and (b) not materially affecting the mechanical and/or utility systems located within and serving only the Demised Premises, no changes, modifications, alterations or additions to the approved Space Plan or Working Drawings may be made without the prior written approval of the Landlord and its lender after written request therefor by Tenant. Any such changes shall be marked as follows: (A) encircling any such changes on the drawings, (B) noting such changes by marginal insertion of a delta sign, (C) consecutively numbering all such changes by inserting such numbers within the delta sign noted marginally for each such change, (D) indicating the date of all such changes in any set of drawings by inserting the revision date in the title block of such drawing. One (1) sepia and four (4) prints shall be distributed accordingly updating the list of drawings. Approval or disapproval of any such change order shall be given within three (3) business days after receiving the same, with any disapproval specifying the reasons therefor.

        6. Compliance. Tenant's Work, the Space Plan and the Working Drawings shall comply in all respects with the following: (a) the Building Code of the City of Stamford and State of Connecticut and any other related or unrelated applicable laws, codes, ordinances, statutes, rules, requirements and regulations, (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, and (c) building material manufacturers specifications (collectively, "Codes"). In no event shall Tenant use or occupy or permit the use or occupancy of any part of the Demised Premises or perform any work or cause any work to be performed therein without having first obtained, at its sole cost and expense, all necessary permits, authorizations and approvals. Landlord shall reasonably cooperate with Tenant with regard thereto at Tenant's cost and expense. In no event shall Tenant use and/or occupy any portion of the Demised Premises for any purpose other than the performance of Tenant's Work prior to its having obtained a Certificate of Occupancy for such portion. Each contractor or subcontractor of Tenant's Work shall agree in writing not to discriminate against employees or applicants on the basis of race, creed, color, national origin, ancestry, sex or age.

        7. Guarantees. Tenant shall obtain from each contractor and subcontractor participating in Tenant's Work a written warranty or guarantee that the portion thereof for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of Tenant's Work, and/or the Project and/or all Common Areas, of work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to Tenant's Work shall be contained in the contract or subcontract which, together with all appropriate and/or related contracts for maintenance and/or repair of Tenant's Work, shall be written such that said warranties, guarantees or contracts shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and if Landlord or its agent so requests, Tenant shall enforce the same on Landlord's behalf. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered into, and before Tenant's Work is commenced. The obtaining of and/or delivery to Landlord of any such warranties, guaranties and/or contracts shall in no manner limit or be deemed to limit or release Tenant from any of its obligations under the Lease.

        8.      Performance.

        (a) All Tenant's Work shall, subject to Paragraph 5 of this Exhibit B. conform strictly with the Working Drawings approved by Landlord to the extent such approval is required by this Exhibit B. Landlord, its lender and their respective designated representatives shall have the right at all times to inspect Tenant's Work for such compliance. Tenant's Work shall not unreasonably interfere with or delay the completion of any other construction work or repairs performed at the Building ("Other

Work"). Other Work shall not unreasonably interfere with or delay the completion of Tenant's Work. The use by Landlord of labor which causes Tenant's contractors and/or subcontractors to refuse to perform Tenant's Work shall constitute unreasonable interference by Landlord.

        (b) Tenant's Work shall be performed in a first-class and workmanlike manner as to workmanship and materials, and shall be in good and usable condition at the date of completion.

        (c) Each contractor and subcontractor shall be required to obtain prior approval from Landlord for any space outside the Demised Premises, at or within the Building, which such contractor or subcontractor desires to use for storage, handling and moving of materials and equipment, or for location of any facilities for its personnel. Landlord agrees that its project manager is authorized to grant such approval on its behalf.

        (d) The contractors and subcontractors shall be required, as part of Tenant's Work, to remove from the Demised Premises and dispose of at least once per week (and more frequently as Landlord may reasonably direct), all debris and rubbish caused by or resulting from Tenant's Work. Upon completion of Tenant's Work, Tenant or the contractors and subcontractors shall remove all surplus materials, equipment, debris and rubbish of whatever kind remaining in or at the Building which has been brought in or created in the performance of Tenant's Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within five
(5) days after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed, at Tenant's sole cost and expense.

        (e) As security for the prompt performance and completion of Tenant's Work and for the payment thereof, Tenant shall furnish to Landlord or shall cause its general contractor to furnish to Landlord a bond in the amount of 120% of the contract sum of the general contractor's portion of Tenant's Work as set forth in the Budget. All such bonds shall be issued by reputable surety companies authorized to do business in the State of Connecticut and shall run to the Tenant, the Landlord and Landlord's lender as obligees.

        (f) Landlord's acceptance of Tenant's Work as being complete in accordance with the approved Space Plan and Working Drawings shall be subject to Landlord's inspections and written approval. which approval shall not be unreasonably withheld or delayed. Tenant shall give Landlord not less than ten
(10) days' prior written notice of the anticipated completion date of Tenant's Work and Landlord shall arrange for a final inspection of Tenant's Work promptly after the receipt of any necessary Certificate of Occupancy therefor. If Landlord disapproves of Tenant's Work, such reason(s) therefore shall be specified in writing to Tenant and Tenant shall, at Tenant's sole cost and expense, promptly arrange for any required modification, correction, replacement or repair which shall be reasonably required and upon completion of such corrective work, Landlord shall re-inspect Tenant's Work within a reasonable time (not to exceed thirty (30) days) after receipt of Tenant's notice of the completion of such corrective work and the parties shall continue as aforesaid until Landlord in its reasonable judgment, accepts Tenant's Work as being complete. Landlord's acceptance of Tenant's Work shall be subject to the terms of paragraph 8 (i) herein.

        (g) Tenant shall at its cost and expense construct, purchase, install and perform any and all items of Tenant's Work and employ its personnel so as to obtain appropriate Certificates of Occupancy and to occupy the Demised Premises as soon as is reasonably possible.

        (h) Copies of "as built" drawings shall be provided to Landlord no later than sixty (60) days after completion of the Tenant's Work.

        (i) Landlord's approval of the Space Plan and/or the Working Drawings (including any reasonable changes thereto requested by Landlord), recommendations and/or approval of contractors. subcontractors, space planners, engineers, architects and/or consultants and Landlord's final approval of Tenant's Work shall in no event give rise to any liability on Landlord's part should the same be of insufficient quality, be inappropriate or otherwise be inadequate for the performance of Tenant's Work and its compliance with all Codes upon completion, it being understood that such approvals and/or recommendations are given without representation or warranty of any kind by Landlord and without waiving Landlord's right to require the correction of Tenant's Work which is subsequently determined to be faulty or defective or which is subsequently found not to have been completed in accordance with approved plans or which is subsequently determined as not being in compliance with applicable Codes in effect at the time such Tenant's Work was completed. Similarly, any plans and/or specifications supplied by Landlord to Tenant are made with the understanding that (i) their contents shall be verified by Tenant and (ii) they are given without representation or warranty of any kind by Landlord as to measurements, dimensions or other matters discoverable by a reasonable inspection of the Demised Premises by Tenant or its consultant(s).

        (j) Landlord and Tenant shall and shall require their respective contractor(s) and subcontractor(s) to use reasonable efforts to conduct their labor relations so as to avoid strikes, picketing and boycotts of, on or about the Demised Premises or the Building and/or any delay in the completion of Tenant's Work, and any interference with Other Work.

        (k) Tenant shall pay (or cause its contractor to pay), as and when due, any and all taxes, including, but not limited to any sales taxes, payable by Tenant and/or its contractor for the performance or installation of Tenant's Work.

        (l) All of Tenant's Work shall be coordinated with Landlord's project manager and shall be performed in harmony with all other contractors performing work in the Project and in accordance with such rules and regulations as Landlord and/or its project manager may determine to be reasonably necessary including, but not limited to, rules concerning Landlord's supervision of Tenant's Work, the hours during which Tenant's Work may be performed, and rules concerning the use of scaffolding, loading dock(s) and freight elevator, including, but not limited to, charges for the use thereof (which shall be limited to the costs actually incurred by Landlord). Tenant and its contractors shall have priority in the use of the loading dock and freight elevator, provided the exercise of such priority does not unreasonably interfere with the performance of Other Work. In any event, if the weight and/or size capacity of the freight elevator is insufficient for any aspect of Tenant's Work, Tenant shall make its own hoisting arrangements subject to such reasonable rules as Landlord may establish. No fee shall be charged Tenant for elevator use, except for Landlord's supervisory fee as specified in Section 10.4 (Elevators) of the Lease.

        (m) Landlord and Tenant agree that the approval and/or consent of Landlord of or to any matter herein contained shall be subject to the approval and/or consent thereof or thereto by Landlord's lender. If, for any reason, Landlord's lender withholds or delays its approval and/or consent to any matter, it shall be reasonable for Landlord to withhold or delay its approval and/or consent thereto. However, Landlord agrees to use all reasonable efforts to obtain Landlord's lender's approval and/or consent to any such matter.

        (n) Tenant shall pay to Landlord a fee for Landlord's review of the Space Plan and the Working Drawings and for the inspection, administration and coordination of Tenant's Work, which fee shall include, but shall not be limited to, an hourly rate for the time of Landlord's property manager spent on such matters, which rate shall be $75.00 per hour as of the date of this Lease and which hourly rate shall be subject to increase by Landlord, from time to time and an hourly rate for other Building management personnel whose services may be required, which hourly rates shall also be subject to increase, from time to time. As of the date of this Lease, the regular hourly rate for the Building Mechanical Engineer is $29.50 and the overtime rate is $44.10. With respect to Landlord's review of the Space Plan and the Working Drawings for the initial Tenant's Work and for the inspection, administration and coordination of initial Tenant's Work to initially ready the Demised Premises for Tenant's occupancy, such fee may be paid from the Allowance and, to the extent the Allowance is insufficient, shall be paid by Tenant to Landlord as Additional Rent promptly upon demand.

        9. Insurance. Supplementing Article 11 of the Lease: Tenant and all contractors and subcontractors shall carry worker's compensation insurance covering all of their respective employees in amounts as required by statute; and all contractors shall also carry public liability insurance, including property damage coverage, with reasonable limits and in form and companies as are required to be carried by Tenant under the Lease; and the policies therefor shall insure Landlord, Landlord's lender and Tenant as additional insureds as their interests may appear, as well as the contractor and its subcontractors. Tenant shall carry the casualty insurance coverage required under the Lease respecting the construction and improvements to be made by Tenant, in the amount of the anticipated cost of construction of Tenant's Work. Certificates of such insurance as is obtained by Tenant, or with respect to insurance provided by contractors and/or subcontractors, certificates or certified copies of all such insurance policies shall be delivered to Landlord before the construction is commenced or the contractor's equipment is moved to the Building. All policies of insurance must require that the carrier give Landlord at least thirty (30) days' advance written notice of any cancellation or lapse of the effective date or any reduction in the amounts of insurance. In the event that during the course of Tenant's Work, any damage shall occur to the Building or construction and improvements being made by Tenant resulting from the actions or omissions of Tenant and/or its contractors and/or subcontractors, then Tenant shall promptly repair the same at Tenant's sole cost and expense.

        10.     Stop Work: Default.

        (a) If Landlord reasonably believes that any of Tenant's Work has caused or created a dangerous or hazardous condition landlord may without in any manner limiting Landlord's other remedies under the Lease and without prior notice order that until such dangerous or hazardous condition is remedied, no further Tenant's Work shall be performed and no further deliveries shall be made with respect to the matter giving rise to such condition other then as may be necessary to remedy such condition, provided that Landlord shall provide Tenant with telephonic notice of Landlord's directive as soon thereafter as is reasonably practicable.

        (b) Notwithstanding the terms and provisions of Section 16.1, any default by Tenant under this Work Letter which remains uncured for a period of fifteen (15) days after notice thereof from Landlord shall be an event of default under the Lease.

        11. Access to Demised Premises. After obtaining all approvals required under Paragraph 3 hereof, Tenant and its contractors and employees shall, so long as Tenant is not in default of any of the terms, covenants and conditions of this Lease beyond applicable notice and grace periods, be entitled to access the Demised Premises prior to the Commencement Date during the hours of 8:00 A.M. to 6:00 P.M. Monday through Friday. Upon reasonable advance notice to Landlord or its project manager, such parties may access the Demised Premises at other times for matters relating to Tenant's Work. provided, however, that Tenant shall be liable, as Additional Rent under the Lease, for all overtime personnel costs and expenses incurred by Landlord with respect to the supervision and administration thereof. All access shall be at such parties' sole risk and shall be upon all the terms, covenants and conditions of this Lease excepting only Tenant's obligation to pay Fixed Rent, irrespective of whether the same by the express terms of this Lease only apply from and after commencement of the Term. Electricity, heat and ventilation stall be furnished to Tenant at Landlord's actual cost, together with Landlord's administrative fee, to the extent they may be reasonably required by Tenant during the aforementioned hours.

                                   EXHIBIT B-1

                             MINIMUM TENANT'S WORK

        All work to the Demised Premises undertaken by or for Tenant shall conform to the following Building Standard Requirements and all City of Stamford codes, rules and regulations.

                                   PARTITIONS


PUBLIC CORRIDOR AND TENANT DEMISING PARTITION


        One (1) hour fire rated 3-3/4" (thickness of wall). First layer 5/8" gypsum wallboard attached vertically on both sides, on 2-1/2" metal studs spaced 16" on center with 2-1/2" Thermofibre in cavity. Wall extend from floor to concrete slab.

INTERIOR PARTITIONS -1 LF PER 15 RSF

        One layer 5/8" fire-shield gypsum wallboard screw attached horizontally or vertically to both sides on 2-1/2" metal screw studs spaced 24" on center from floor to underside of dropping ceiling.

SMOKE EVACUATION SYSTEM

        All return air openings in ceiling plenum must be provided to maintain property operation of smoke evacuation system.


VINYL BASE

        Four (4) inch vinyl base toe less for carpet floor and cover for resilient floor tile in building standard color.

PAINT

        Areas to be painted shall be all walls, non-acoustically treated ceilings, metal doors and door bucks, and all other masonry or metal surfaces. This painting shall consist of water base, flat on walls, and semi-gloss on doors, bucks and other metal surfaces. Colors for the initial painting of the dry wall partitioning may be selected by Tenant from Building Standards' color chart. A finish schedule shall be provided to Landlord by Tenant. Such finish schedule shall mean the complete listing of the finishes to be applied to all wall and floor surfaces forming a part of the Finish Work and detailed specifications of such wall and floor coverings, including cover samples, identification of materials by manufacturers, catalog numbers if applicable.


                                     DOORS

ENTRANCE DOOR - 1 PER TENANT

        One single suite entrance door - 3'0" x 7'0" or one double door 6'0" x 7'0" flush panel solid core prefinished mahogany or oak with hardwood or metal frame and lever hardware cloer: three butt hinges, heavy duty lockset; floor mounted doorstop. All as selected by owner.

INTERIOR DOOR - MINIMUM OF 1 PER 350 RSF

        Full height 3' 0" x 7'0" x 1-3/4" flush panel solid core prefinished premium Quartered Mahogany or Oak veneer. Three bearing butt hinges; heavy duty latchset; and floor/wall mounted door stop. As selected by owner.

                                     SIGNS

TENANT I.D. - 1 PER TENANT

        Entry shall have Building Standard suite identification graphics. As specified by Owner.

EXIT SIGN - AS REQUIRED

        Exit signs in accordance with City of Stamford code. Exit signs to be LED type fixture and must meet or exceed requirements of North East Utilities ECC Electronic Ballast Eligible Product List at time of installation.

                                   ELECTRICAL

DUPLEX RECEPTACLE - MINIMUM OF 1 PER 150 RSF

        Partition mounted outlets (110 volt) with plastic cover plate in building outlet box.

MOTION SENSOR LIGHT- MINIMUM OF 1 PER 500 RSF

        Partition mounted single pole, motion sensor switch with plastic cover plate in Building Standard outlet box to be tied into central lighting computer system, mounted at handicap height (36" to bottom of box).

LIGHTING FIXTURE - MINIMUM OF 1 PER 75 RSF

        2' x 4" Keene Lighttolier or equivalent 2 lamp, 12 cell parabolic with air return adjustable dampers, 277V, high efficiency electronic ballast, 3,000 Kelvin Advantage XT-8 lamps and fitted with specular anodized aluminum parabolic reflectors; or

        2' x 2' Keene Lighttolier paralythe 9 cell or equivalent may be substituted where necessary. All fixtures must conform to N.E. Utilities eligible products list, all bulbs must be approved watt misers: or down lights; or other light fixtures as selected by Tenant and subject to Landlord approval, which shall not be unreasonably withheld or delay. All fixtures and ballasts must conform to North East Utilities ECC Electronic Ballast Eligible Product List at time of installation.

        Compact Flourescreen 52 Watts or downlights may also be used with ballasts that conform to North East Utilities ECC Electronic Ballast Eligible Product List at time of installation.

TELEPHONE OUTLET - MINIMUM OF 1 PER 200 RSF

        Partition mounted telephone rough outlet mounted horizontally 1'0" above the floor with empty conduit back to the Tenant's telephone equipment located within the tenant leasehold area; all cable, installation, and trim plates/connectors provided and installed by the Tenant's telephone contractor.

EMERGENCY LIGHTING - AS REQUIRED

        2' x 4' Keene Lightolier, 2 lamp, 12 cell 3-1/8" parabolic with air return adjustable dampers, 277V, high efficiency electronic ballast, 3,000 Kelvin Advantage X-T8 lamps and fitted with specular anodized aluminum parabolic reflectors.

        2' x 2' model, 9 cell or equivalent may be substituted where necessary. All fixtures must conform to N.E. Utilities eligible products list, all bulbs must be approved watt misers; or down lights; or other light fixtures as selected by Tenant and subject to Landlord approval, which shall not be unreasonably withheld or delay. All fixtures and ballasts must conform to North East Utilities ECC Electronic Ballast Eligible Product List at time of installation.

        Emergency lighting to be in accordance with the City of Stamford code and connected to building's emergency generator. Exit lights - as required. Lithonia Signature Series LED (single face) and LED (double face). All fixtures must conform to North East Utilities Electronic Eligible Products List at time of installation, all bulbs must be approved watt misers.

INTELLIMETER SYSTEM

        Tenant's use of electricity in and about the Demised Premises shall be measured by an Intellimeter submetering system to be installed in conjunction with electrical equipment included in tenant fit-out. Submetering equipment manufactured and monitored by Neta Corporation of America.

                                    CEILING

CEILING GRID - RSF

        Chicao Metallic, spectra 3800, 2' x 2', finish. White-01.

CEILING TILE-RSF

        Armstrong, Cirrus Travertone, 2' x 2' acoustical straight-edge tile suspended at approximately 8' - 9' above finished floor.

                                WINDOW TREATMENT

EXTERIOR WINDOW TREATMENT - AS REQUIRED

        Building Standard Levolor horizontal 1" mini blinds installed in exterior windows in building standard color (#820, Squirrel Grey).

CARPET

        Carpeting throughout the premises of a type and color, selected by Tenant either (i) from Landlord's Building Standard, 30 oz. static resistant, direct glue down, fire retardant, or (ii) of a superior quality, subject to Landlord's reasonable approval.


                                      HVAC

HEATING, VENTILATING AND AIR-CONDITIONING

        Building Standard perimeter individually controlled floor mounted water source heat pumps serving perimeter offices are Friedrich Climate Master model #811-10E and #811-12E. Interior office spaces are served by 1 to 4 floor mounted water source heat pumps each controlled by a space mounted electronic sensor thermostat. Main duct distribution trunk lines are distributed throughout the interior space for connection to ceiling air diffusers by the Tenant. Return air to be provided through the building standard lighting fixtures and return air grills where necessary. All automatic temperature controls must conform to central energy management system. (CSI 7000)


        The HVAC system is designed to provide 72 degrees F space temperature based on outdoor coincident of 9 degrees F; 75 degrees F dry bulb and 50% relative humidity when outside conditions are 86 degrees F dry bulb and 73 degrees F coincident wet bulb temperature. Design conditions include for people density of 1 per 150 USF. The Building Standard auxiliary condenser water system allows Tenants the option of adding auxiliary cooling equipment not to exceed
1.2 watts USF at their own cost.

        The Base Building Energy Management System ("EMS") is a Climate Master/CS I 7000 System, represented locally by W.C. Industries Controls, Inc. of Stamford, Connecticut. All HVAC units shall be equipped with control modules compatible to the Base Building EMS and wired into the base building control system with appropriate interface modules. Twisted pair wiring will be installed around the perimeter of the building to connect each of the perimeter heat pumps to the core mechanical rooms. DDC Control modules compatible with the base building EMS will be installed and connected to the twisted pair wiring. Each perimeter heat pump requires one Climate Master Heat Pump Control Module and communications card. Each Core Ducted Heat Pump requires one CSI Heat Pump Control Module and communications card with space temperature sensor. The space sensor will be wired to the core heat pump and installed in the tenant space. One Control Interface Module will be installed in the Core Mechanical Room for every 32 heat pumps within the tenant space. The Tenant will be responsible for the start-up of the new controls, entering the control parameters into the System Computer, and a full checkout under the supervision of the Landlord.

SPRINKLER AND FIRE LIFE SAFETY

        Building Standard fire life safety and wet sprinkler system includes sprinkler heads, exit signs, pull stations, alarms, portable fire extinguishers and smoke evacuation for Tenant build-out. Tenant shall fully comply with all City of Stamford and applicable codes.

                                   EXHIBIT C

                          COMMENCEMENT DATE AGREEMENT


        THIS AGREEMENT is made this _ day of _______, 1996 by and between STAMFORD TOWERS LIMITED PARTNERSHIP (hereinafter referred to as the "Landlord") and CARDMEMBER PUBLISHING CORPORATION (hereinafter referred to as the "Tenant") pertaining to certain space (the "Demised Premises") in the building located at 680 Washington Boulevard, Stamford, Connecticut (the "Building").


                              W I T N E S S E T H:


        WHEREAS, by Lease dated as of the _____ day of January 1996 (the "Lease"), Landlord leased Tenant the Demised Premises; and

        WHEREAS, the Lease provided for the Commencement Date and the Expiration Date to be determined; and

        WHEREAS, Landlord and the Tenant now desire to fix the Commencement Date and Expiration Date;

        NOW, THEREFORE,  the Landlord and the Tenant hereby agree as follows:

        1. The term of the Lease shall be deemed to have commenced on _______________, 1996 (the "Commencement Date"), and shall continue until midnight on _____________,(the "Expiration Date"), unless sooner terminated or extended as provided therein.

        2. By execution hereof, the Tenant hereby acknowledges that all improvements required to be made by the Landlord prior to the Commencement Date have been satisfactorily performed and that Tenant does hereby accept the Demised Premises delivered by the Landlord in full compliance with the terms of the Lease.

         3. This Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Executed this __ day of _____,l99_

LANDLORD:

STAMFORD TOWERS LIMITED PARTNERSHIP

By:Stamford Towers, Inc.
        a General Partner

By:_____________________________________________
Name:
Title:

TENANT:

CARDMEMBER PUBLISHING CORPORATION,
a _______________corporation

By:______________________________________________
Name:
Title:

                                   EXHIBIT D

                             RULES AND REGULATIONS


        (1) Security. (a) Landlord may from time to time adopt appropriate systems and procedures for the security of the Project and all persons and property in the Project, and Tenant will comply with Landlord's requirements relating to security. No customer or invitee of Tenant may be admitted after Normal Business Hours unless accompanied by an employee of Tenant. Tenant and Tenant's employees will be permitted in the Building 24 hours per day, 7 days per week except as provided below. During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Project, by closing the doors or otherwise, for the safety of tenants and protection of the Project and property in the Project. Landlord may from time to time install and change locking mechanisms on entrances to the Project, the Building, any Common Area, and the Demised Premises. Tenant shall not add to or change existing lock mechanisms on any door in or to the Demised Premises. All keys or other devices serving the same purpose as keys issued to Tenant will remain the property of Landlord, may not be duplicated and must be returned to Landlord at the end of the Term or upon request. Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

                (b) Tenant shall see that the doors of the Demised Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or its employees leave such Demised Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Project or Landlord. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress. Tenant shall observe and abide by all security measures or security systems for the Demised Premises and/or the Project now in force or hereinafter adopted by Landlord. Tenant shall not use any security systems or security measures which are in addition to or different from those provided by Landlord without Landlord's prior written consent. If Landlord consents to such additional or different security systems or security measures (including, without limitation, extra locks, keys, guards or alarms), Tenant shall pay Landlord, as Additional Rent, all costs and expenses which Landlord incurs in connection with such increased security.

        (2) Windows. Tenant shall observe Landlord's rules with respect to maintaining uniform coverings at all windows in the Demised Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers or other material on or at any window in the Demised Premises without Landlord's prior written consent. No articles shall be placed against windows, glass partitions or glass doors which might appear unsightly from outside the Building. Tenant shall ensure, to the best of its ability, that window coverings are closed on all windows in the Demised Premises while they are exposed to the direct rays of the sun.

        (3) Repairs, Maintenance, Alterations and Improvements. Tenant shall carry out Tenant's repairs, maintenance, alterations and Improvements in the Demised Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Project.

        (4) Water Fixtures. Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures.

        (5) Personal Use of Demised Premises. The Demised Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

        (6) Heavy Articles. Tenant shall not place upon any floor of the Demised Premises a load exceeding the designed load per square foot or the load allowed by law. Landlord may designate the location of any heavy articles in the Demised Premises. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except during such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving may be done. All damage done to the Building by taking in or out such merchandise, heavy furniture or safes, or done to the Building while any of said property shall be therein, shall be made good and paid for by Tenant on demand as Additional Rent.

        (7) Use of the Demised Premises. Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein which would in any way:

        (i) violate any of the provisions of any lease, mortgage or deed of trust to which this Lease is or may hereafter become subordinate;

        (ii) cause or be likely to cause physical damage to the Building or any part thereof or the Project;

        (iii) constitute a public or private nuisance;

        (iv) impair or, in Landlord's good faith judgment, be likely to impair the appearance, character or reputation of the Building or the Project;

        (v) result in members of the general public loitering in, on or about the Building or the Project;

        (vi) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into Building flues or vents not designed to receive them or otherwise in such manner as may offend other occupants; or

        (vii) impair or interfere with any of the Building or Project services or the proper economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Project by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Project.

        (8) Carpet Pads. In those portions of the Demised Premises where carpet has been provided directly or indirectly by Landlord (including by work letter reimbursement), Tenant shall, at its sole cost and expense, install and maintain pads to protect the carpet under all furniture having casters.

        (9) Bicycles, Animals. Tenant shall not bring any animals or birds into the Building (other than "seeing eye dogs"), and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Project except in the areas designated from time to time by Landlord for such purposes.

        (10) Deliveries. Tenant shall ensure that deliveries of materials and supplies to the Demised Premises are made through such entrances, elevators, and corridors and at such times as may from time to time be designated by Landlord. Under no circumstances shall deliveries be made through the lobbies of the Building.

        (11) Furniture and Equipment. Tenant shall ensure that furniture and equipment being moved into or out of the Demised Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord.

        (12) Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building or the Project.

        (13) Food and Beverages. Only persons approved from time to time by Landlord may prepare or solicit orders for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Demised Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation or orders for, sale, serving or distribution of food or beverages. No cooking shall be done or permitted by Tenant on the Demised Premises (except that use by Tenant of Underwriters' Laboratory-approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and its employees shall be permitted, provided that such equipment and use are in accordance with all applicable federal, State and City laws, codes, ordinances, rules and regulations, and Landlord has approved all of such equipment prior to installation).

        (14) Refuse. With respect to refuse in excess of that picked up by the Building's janitorial service, Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Demised Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Project, and lobbies, corridors, stairwells, ducts and shafts of the Building, free of all refuse. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Stamford, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

        (15) Obstructions. Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or the Project or in the lobbies, corridors, stairwells, or any other Common Area, or use such locations for any purpose except access to and exit from the Demised Premises, without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

        (16) Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Project as a first quality building or which will impair the comfort or convenience of other tenants in the Project.

         (17) Employees and Agents. In these Rules and Regulations, "Tenant" includes the employees, invitees, agents, and licensees of Tenant and others permitted by Tenant to use or occupy the Demised Premises.

         (18) Noise. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or odors, or disturb or interfere with occupants of the Building, the Project or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, television set, talking machine, unusual noise, whistling, singing or in any other way. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in such a manner as shall be sufficient, in Landlord's judgment, to absorb and prevent noise, vibration or annoyance. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

        (19) Parking. Upon Landlord's request, Tenant will furnish Landlord with a complete list of the license numbers of all automobiles operated by Tenant and its employees.

        (20) Access. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress and egress from the Demised Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, may be prejudicial to the safety, character, reputation and interests of the Project, the Building or its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Project or the Building, except as authorized by Landlord.

        (21) Signs. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Premises or any part of the Project without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of Tenant. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of the Lease, such consent shall not in any way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed. painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.


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        (22) Directory. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

        (23) Janitorial Service. Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning the Demised Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord in each instance, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Demised Premises. Landlord shall not in any way be responsible to Tenant for any loss of property on the Demised Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

        (24) Electricity, Water, Heating and Air-Conditioning. As more specifically provided in the Lease, Tenant shall not waste electricity, water or air- conditioning and agrees to cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

        (25) Toilets. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or Tenant's employees or invitees shall be borne by Tenant.

        (26) Hazardous Substances. Tenant shall not use or keep in the Demised Premises, the Building or the Project any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of routine office equipment. Upon Landlord's request, Tenant shall provide Landlord with material data sheets identifying any and all such substances used or stored at the Demised Premises.

        (27) Wiring. Landlord will direct electricians as to where and how telephone, telegraph, electrical communication and data transmissions wires, cables and/or conduits are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to


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
the prior written approval of Landlord, and Tenant must obtain and comply with Landlord's instructions as to their installation.

        (28) Radio and Television. Except as may otherwise be provided in the Lease, Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Project or the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project, the Building or elsewhere.

        (29) Infestation. If the Demised Premises become infested with insects or vermin (or a reasonable threat of such infestation exists), Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated. from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

        (30) Floor Coverings. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of the Demised Premises in any manner except as approved in writing by Landlord.

        (31) Vehicles. There shall not be used in any space, or in the public areas of the Project, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Demised Premises.

        (32) Name of Building. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and address of the Project or the Building.

        (33) Control of Project. Landlord reserves the right to exclude or expel from the Project or the Building and/or the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Project or the Building.

        (34) Control of Name of Project. Without the prior written consent of Landlord in each instance, Tenant shall not use the name of the Project or the Building with or in promoting or advertising the business of Tenant except as Tenant's address.

        (35) Compliance With Safety Regulations. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental or quasi-governmental entity.


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
        (36) Tenant's Responsibility. Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Demised Premises closed.

        (37) Authorized Work. The requirements of Tenant will be attended to only upon application at the office of the Project by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

        (38) Waiver. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

        (39) Rules and Regulations. Landlord reserves the right to make such other rules and regulations as in its judgment may from time to time be needed or appropriate for safety and security, for care and cleanliness of the Project and for the preservation of safety, efficiency and order therein. Tenant agrees to abide by all such Rules and Regulations hereinafter stated and any additional rules and regulations which are adopted.

        (40) Observance of Rules and Regulations. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

        (41) Definition of Terms. Unless otherwise defined, terms used in these Rules and Regulations shall have the same meaning as in the Lease.


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
                                   EXHIBIT E

                            CLEANING SPECIFICATIONS


General

1. All flooring to be swept and/or dust mopped five times per week Damp mopping as needed.

2.   All carpeted areas and rugs vacuumed twice weekly.

3.   All stairways to be swept five times per week.

4.   Empty all waste paper baskets five times per week.

5. Floors, walls and interior surfaces of lobby, elevators and public corridors to be maintained as required. Five times per week.

6.   Dust all furniture and window sills as required. Five times per week.

7.   Water cooler to be wiped five times per week.

8.   Entrance lobby glass to be washed or wiped five times per week.

9.   Clean all elevator cabs and tracks five times per week.

10.  Clean entrance sidelights and transoms. Five times per week.

11.  High-dust partitions, pipes, vents, moldings. Monthly.

12.  Dust all venetian blinds, three times per year.

13. Leave on designated night lights, secure doors and windows, five times per week.

14. Maintain janitor's closet, and clean related equipment, five times per week.

15.  Sweep and dust stairwells, landings, handrails five times per week.

16. Clean all finger marks and smudges around light switches and doorknobs, five times per week.

17. Dust and/or damp wipe radiator sills. Dust and/or damp wipe walls, partitions, doors, sills, etc.. to remove finger marks and scuff marks, five times per week.

18.  Dust baseboards trim, louvers, pictures, charts quarterly.

19.  Dust and wipe directories, mail boxes, etc., five times per week.

20.  Spot shampoo all public corridors and elevator floors weekly.

21.  All public areas to be vacuumed five times per week.

22.  Dust all ceiling diffusers two times per year.

23.  A "day porter" shall be provided on weekdays.

Main Lobby

Nightly

1.   Sweep and damp-mop entrance floor.

2.   Vacuum carpeted floors.

3.   Dust all furniture.

4.   Vacuum upholstered furniture.

5.   Clean all outside ashtrays.

6.   Sweep outside mat.

7.   Clean front entrance doors thoroughly.


Monthly

1.   Spray and buff floor.


Restrooms
Nightly


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
1. Sweep and wash flooring with a germicidal solution. Wash and polish mirrors powder shelves, brightwork etc.

2. Wash both sides of toilet seats and urinals, including piping, hinges, bowls, basins, etc., with a germicidal detergent solution.

3.   Dust partitions, tile walls, dispensers and receptacles.

4.   Empty and clean towel and sanitary napkin disposal receptacles.

5.   Remove wastepaper and refuse to a designated area.

6. Refill toilet tissue holders, soap and towel dispensers with supplies furnished by client.

7.   Spot-clean lavatory walls and stall partitions, five times per week.


Monthly

1.   High-dust tops of partitions, vents, grills, etc.

2.   Thoroughly wash walls and partitions.


Ouarterly

1.   Power-scrub all lavatory flooring.

2.   Dust exteriors of light fixtures.


Windows

1. Once per year clean all exterior windows on the inside only, provided that window sills are free of any articles and access to the windows is not obstructed.

2.   Once per year clean all exterior windows on the outside.


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